Exhibit 10.1

Execution Copy

CONTRACT OF SALE

By

and Between

MCGRAW HILL FINANCIAL, INC.

a New York corporation,

as Seller

and

QTS INVESTMENT PROPERTIES EAST WINDSOR, LLC,

a Delaware limited liability company,

as Purchaser

Dated as of: June 30, 2014

Property:

McGraw-Hill South Campus

East Windsor, New Jersey

Block: 63

Lots: 6, 6.01, 8, 9, 10, 48, 49 and 51

i

SECTION 9 NOTICES		36
A.	Addresses	36
B.	Receipt of Notices	36
C.	Refusal of Delivery	37
D.	Change of Address	37
E.	Attorney’s Signature	37
F.	Survival	37

SECTION 10 CLOSING AND POST-CLOSING COVENANTS		37
A.	EWMUA Obligations	37
B.	Pre-Closing Work	37
C.	Easements	38
D.	Post-Closing	38
E.	Survival	38

SECTION 11 ADDITIONAL REQUIREMENTS		39
A.	Infastructure Connections	39
B.	Property Manager	39
C.	Mercer County Easements	39
D.	Further Assurances	40
E.	Survival	40

SECTION 12 GENERAL PROVISIONS		40
A.	Amendment	40
B.	Entire Agreement	40
C.	No Waiver	40
D.	Counterparts	40
E.	Costs and Attorneys’ Fees	41
F.	Payments	41
G.	Successors and Assigns	41
H.	Applicable Law; Venue	41
I.	Construction of Agreement	41
J.	Severability	42
K.	Submission of Agreement	42
L.	Further Assurances	42
M.	Confidentiality	42
N.	Public Announcements	42
O.	Memorandum of Contract	42
P.	No Third Party Beneficiary	42
Q.	Binding Agreement	43
R.	Survival	43

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Exhibits
Exhibit A	Legal Description
Exhibit B	Intentionally Deleted
Exhibit C	Form of Deed
Exhibit D	Description of Undelivered EWMUA Easement
Exhibit E	Form of Non-Foreign Person Certificate
Exhibit F	Form of Title Affidavit
Exhibit G	Intentionally Deleted
Exhibit H	Form of Recognition Agreement
Exhibit I	Intentionally Deleted
Exhibit J	Form of Bill of Sale and Assignment
Exhibit K	Intentionally Deleted
Exhibit L	Form of Transition Agreement
Exhibit M	Intentionally Deleted
Exhibit N	Pro Forma Title Policy
Exhibit O	Assignment and Assumption of Interconnection Agreement
Exhibit P	Assignment of Forest Plan

Schedules
Schedule 1	Permitted Exceptions
Schedule 2	Intentionally Deleted
Schedule 3	Contract and Utility Deposits
Schedule 4	Litigation
Schedule 5	Agreements
Schedule 6	Intentionally Deleted
Schedule 7	Violations
Schedule 8	Excluded FF&E
Schedule 9	Intentionally Deleted
Schedule 10	Mercer County Easements
Schedule 11	Purchase Price Allocation
Schedule 12	Hazardous Waste at the Real Property on the Closing Date
Schedule 13	Dedicated Conduit

iii

CONTRACT OF SALE

THIS CONTRACT OF SALE (this “Agreement”) is entered into as of the 30th day of June, 2014, by and between MCGRAW HILL FINANCIAL, INC. a New York corporation, having an address at 1221 Avenue of the Americas, New York, New York 10020 (together with its successors and permitted assigns, “Seller”) and QTS INVESTMENT PROPERTIES EAST WINDSOR, LLC, a Delaware limited liability company, having an address at 12851 Foster Street, Overland Park, Kansas 66213 (together with its successors and permitted assigns, “Purchaser”).

R E C I T A L S

A.	Seller is the owner of a fee simple interest in the Land (as hereinafter defined) and the Improvements (as hereinafter defined).

B.	Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of Seller’s interest in the Property Assets upon the terms and subject to the conditions set forth in this Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby mutually acknowledged, Purchaser and Seller agree as follows:

SECTION 1

DEFINITIONS

A. Defined Terms.

“AAA” shall have the meaning set forth in Section 4(E)(4).

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common Control with such specified Person.

“Assignment of the Development Agreement” shall have the meaning set forth in Section 3(D)(1)(k).

“Assignment of Interconnection Agreement” shall have the meaning set forth in Section 3(D)(1)(l).

“Assignment of Solar Agreements” shall have the meaning set forth in Section 3(D)(1)(j).

“Atos” shall mean Atos IT Solutions and Services, Inc.

“Atos Lease” shall mean that certain Agreement of Lease, dated as of June __, 2014 (as the same may be amended, amended and restated or otherwise modified from time to time), between Purchaser, as lessor, and Atos, as lessee.

“Bill of Sale” shall have the meaning set forth in Section 3(D)(1)(m).

“Business Day” shall mean every day other than Saturdays, Sundays, all days observed by the federal or New Jersey government as legal holidays and all days on which the majority of commercial banks in New Jersey are closed.

“CBA” shall have the meaning set forth in Section 4(A)(7)(b).

“CBA Employees” shall have the meaning set forth in Section 4(A)(7)(b).

“Claimant” shall have the meaning set forth in Section 4(E)(1).

“Closing” shall have the meaning set forth in Section 3(C).

“Closing Date” shall have the meaning set forth in Section 3(C).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Control” shall mean, when used with respect to any specific Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, beneficial interests, by contract or otherwise. The definition is to be construed to apply equally to variations of the word “Control” including “Controlled,” “Controlling” or “Controlled by.”

“Consent” means that certain Consent Agreement, dated June 30, 2014, among NJRCEV, Seller and Purchaser.

“Consent Escrow” means the Escrow Agreement among the Title Company, NJRCEV, QTS Realty, LP, Purchaser and Seller with respect to the Consent the other documents held in escrow pursuant to the Consent Escrow.

“Consent Fee” shall have the meaning ascribed to such term in the Consent.

“Data Center Hardware” shall mean the servers, racks, computers and such other equipment used to provide data center services to Seller (and replacements thereto) located on the Real Property, all as identified in Schedule 8 and all of which will be retained by Seller.

“Data Room” shall mean that virtual data room maintained by Seller and accessible by Purchaser in connection with the sale of the Property Assets.

“Dedicated Conduit” shall mean the conduit listed on Schedule 13 annexed hereto (and any replacements thereto) connecting the Data Center Hardware (and the services provided to Seller via such Data Center Hardware) with the North Campus.

“Deed” shall have the meaning set forth in Section 3(D)(1)(a).

“Developer’s Agreement” shall mean that certain Developer’s Agreement, dated as of January 31, 2007 and recorded on February 15, 2007 in the Mercer County Clerk’s Office as Book 5575, Page 252, between the Township of East Windsor and Seller’s predecessor in interest.

“Developer’s Agreements” shall mean, collectively, the Developer’s Agreement and the EWMUA Developer’s Agreement.

“Development Agreement” shall mean that certain McGraw-Hill Solar Project Development Agreement, dated as of June 9, 2011, between Seller and NJRCEV.

“Due Diligence” shall the meaning set forth in Section 4(C)(2)(a).

“Environmental Basket Amount” shall have the meaning set forth in Section 6(C)(4)(a)(i).

“Environmental Cap” shall have the meaning set forth in Section 6(C)(4)(a)(iii).

“Environmental Claim” shall mean any administrative or judicial action, suit, order, lien, notice of violation, demand, or proceeding brought, issued or asserted by any federal, state or local court, administrative agency, official board, bureau, governmental or quasi-governmental entities or any other third party (including private parties and individuals) for compliance, damages, penalties, removal, response, remedial or other action pursuant to any applicable Environmental Law or resulting from the Release, Threat of a Release, or presence of a Hazardous Substance on the Real Property or emanating from the Real Property or any other property that may have received waste from operation of the Real Property

“Environmental Event” shall have the meaning set forth in Section 6(A).

“Environmental Laws” shall mean all applicable federal, state, municipal and local laws, licenses, permits, orders, approvals, authorizations, principles of common law, statutes, regulations, rules, ordinances or codes relating to Releases of Hazardous Substances, pollution or the protection of human health (from exposure to Hazardous Substances) or the environment, including, without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9061 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; and analogous state laws and regulations.

“Environmental Losses” shall have the meaning set forth in Section 6(A).

“Environmental Report” shall mean, collectively or individually, the Phase I Environmental Site Assessment, prepared by Van Note – Harvey Associates, dated January 31, 2014, the Phase II Environmental Site Assessment, prepared by Van Note – Harvey Associates, dated March 25, 2014 and the Environmental Report, dated July 16, 2012, prepared by AEI Consultants, Inc.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall have the meaning set forth in Section 4(a)(7)(c).

“Escrow Agent” shall mean the Title Company, unless otherwise agreed to in writing by Purchaser and Seller.

“EWMUA” shall mean the East Windsor Municipal Utilities Authority.

“EWMUA Developer’s Agreement” shall mean that certain Capacity Allocation and Developer’s On-Tract and Off-Tract Agreement for Wastewater dated April 17, 2008 by and between EWMUA and the McGraw Hill Companies, Inc.

“EWMUA Payment” shall mean the connection fee and off-tract improvement fee payable by Seller to the EWMUA pursuant to the EWMUA Resolution.

“EWMUA Resolution” shall mean that Resolution of the EWMUA, dated March 20, 2014, determining the amount of the EWMUA Payment and the water allocation to the Real Property.

“Excluded FF&E” shall mean (i) the FF&E listed on Schedule 8, (ii) the Data Center Hardware and (iii) the NJRCEV Property

“Excluded Intangible Property” shall mean (i) Seller’s right, title and interest in any trademarks, trade names, service marks, logos and all variations thereof regardless of whether used in connection with the operation of the Property Assets; (ii) all other Intellectual Property owned by Seller other than any rights to use the Intangible Property; (iii) all telephone and facsimile numbers relating to the Real Property (including all “800” numbers) and all post office box addresses associated with the Real Property; and (iv) all deposits posted with respect to any contracts and utilities, all such deposits listed in Schedule 3.

“FF&E” shall mean all of Seller’s right, title and interest in any furniture, fixtures and equipment located on the Real Property and/or used to operate the data center facility on the Closing Date, including but not limited to the items listed on Schedule 10 but specifically excluding the Excluded FF&E.

“Forest Plan” shall mean the Forest Stewardship Plan between Seller and Consulting Forestry Services LLC dated December 19, 2010.

“Hazardous Substances” shall mean any liquid, solid, or gas material, substance, waste, pollutant or contaminant which is listed, defined or otherwise identified as hazardous, toxic or dangerous under any applicable Environmental Law, including, without limitation, petroleum, petroleum products, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas, non-petroleum oil, “source,” “special nuclear,” and “by-product” nuclear materials, and radon.

“Improvements” shall mean the buildings and improvements now or hereafter located on the Land other than the Data Center Hardware and the NJRCEV Property.

“Indemnification Demand” shall have the meaning set forth in Section 4(E)(1).

“Indemnified Loss” shall have the meaning set forth in Section 4(E)(1).

“Infrastructure Connections” shall mean (i) dedicated Verizon and AT&T microcells (for voice and data) serving the Seller at the Real Property as of the date hereof and (ii) any replacements of the foregoing.

“Intangible Property” shall mean: (i) to the extent transferable and assignable, Licenses and Permits; (ii) to the extent transferable and assignable, warranties and guaranties of architects, engineers, contractors, subcontractors, suppliers or materialmen pertaining solely to the repair, construction, maintenance, design, reconstruction or operation of the Property Assets and (iii) plans, books, Records, files and reports pertaining to the maintenance, design and operations of the Property Assets, including but not limited to maintenance binders and drawings and all documents relating to the design, build and history of the Property (provided that to the extent any such document relates to both the North Campus and the South Campus, Purchaser shall receive a copy of such document and Seller may retain the original document) (but specifically excluding any of the same to the extent unrelated to the Real Property Assets and constituting Seller’s business conducted at the Real Property) to the extent located at the Real Property or otherwise in the possession, or under the control, of Seller as of the Closing Date but, in each case, specifically excluding the Excluded Intangible Property.

“Intellectual Property” shall mean any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) internet domain name registrations; and (vi) other intellectual property and related proprietary rights, interests and protections.

“Interconnection Agreement” shall mean the Interconnection Agreement dated November 2, 2010, between JCP&L and Seller.

“ISRA” shall mean the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K et seq. and applicable implementing regulations.

“JCP&L” shall mean Jersey Central Power & Light.

“Land” shall mean, collectively, the lands described on Exhibit A.

“Legal Requirement” shall mean any applicable federal, state, local, municipal or other law, statute, legislation, constitution, principle of common law, ordinance, code, edict, decree, treaty, convention, rule, regulation, ruling, directive, requirement, determination or decision of any governmental entity.

“Licenses and Permits” shall mean the licenses, permits, registrations, certificates, authorizations and governmental approvals pertaining solely to the design, construction, rehabilitation, use and/or operation of the Property Assets.

“Losses” shall mean any and all losses, liabilities, obligations, damages, claims and expenses, from any sources, whether or not involving a third-party claim, including without limitation, reasonable attorneys’ and accountants’ fees and disbursements related thereto.

“NJDEP” shall have the meaning set forth in Section 10(B).

“NJDEP Permit” shall have the meaning set forth in Section 10(B).

“New Jersey Mansion Tax” shall mean the one percent (1%) transfer tax imposed by N.J. Rev. Stat.
Section 46:15-7.2(1)(n).

“NJRCEV” shall mean NJR Clean Energy Ventures Corporation, a New Jersey corporation.

“NJRCEV Consent” shall mean that certain Consent Agreement, dated June    , 2014, among NJRCEV, Seller and Purchaser, as such may be amended.

“NJRCEV Property” shall mean all improvements, cabling, fixtures and equipment owned by NJRCEV or its Affiliates and located on or originating from the portion of the Land demised by the Solar Lease.

“NJRCEV Litigation” shall mean any litigation or other proceedings pending or threatened against NJRCEV or its Affiliates involving the NJRCEV Property.

“Non-Foreign Person Certificate” shall have the meaning set forth in Section 3(D)(1)(c).

“North Campus” shall have the meaning set forth in Section 10(B).

“OFAC” shall have the meaning set forth in Section 4(A)(14)(a).

“Person” shall mean any natural person, partnership, corporation, association, limited liability company, trust or any other legal entity.

“Pending Litigation” shall have the meaning set forth in Section 4(A)(6).

“Permitted Exceptions” shall have the meaning set forth in Section 5(A)(1).

“Power Purchase Agreement” shall mean that certain the Solar Energy Power Purchase Agreement, dated June 9, 2011, between Seller and NJRCEV, as amended.

“Pre-Close Inspection” shall have the meaning set forth in Section 3(A)(7).

“Premium” shall have the meaning set forth in Section 3(H)(1)(a).

“Pro Forma Title Policy” shall mean the pro forma owner’s title insurance policy, together with all endorsements thereto required by Purchaser, attached hereto as Exhibit N.

“Property Assets” shall mean, collectively, (i) the Real Property, (ii) the FF&E, (iii) the Intangible Property, (iv) the Infrastructure Connection, (v) the Dedicated Conduit, (vi) Seller’s right, title and interest in the Solar Agreements, the Interconnection Agreement and the Forest Plan, and (vii) certain of Seller’s surviving rights in the Development Agreement.

“Property Manager” shall have the meaning set forth in Section 4(A)(5)(a).

“Purchase Price” shall mean Seventy Million Dollars ($70,000,000), as such amount may be adjusted in accordance with the provisions of this Agreement.

“Purchaser’s Counsel” shall mean Stinson Leonard Street LLP, 1201 Walnut Street, Kansas City, Missouri 64106.

“Purchaser’s Indemnitees” shall mean Purchaser and its Affiliates, and their respective agents, trustees, shareholders, partners, members, directors, officers, employees, attorneys and representatives, and the heirs, legal representatives, successors and assigns of each of the foregoing.

“Purchaser’s Share of the Consent Fee” shall mean Purchaser’s share of the Consent Fee payable to NJRCEV on the Closing Date pursuant to the Consent.

“Real Property” shall mean, collectively, (i) the Land, (ii) the Improvements, (iii) all of Seller’s right, title and interest with respect to any rights, rights of way, easements, water or littoral rights, any rights to any minerals, oil, gas and other hydrocarbon substances, or any portion thereof appurtenant solely to the Land, (iv) all of Seller’s right, title and interest in and to all streets, alleys, strips and gores abutting the Land, if any, and (v) all of Seller’s right, title and interest to any conservation agreements, easements or plans of any nature and any agreements regarding the use or development of the Land; provided that none of the foregoing rights set forth in clauses (iii) through (v) shall include any of Seller’s right, title and interest to any such rights benefiting or burdening any adjacent parcels of land currently owned by Seller and not being conveyed pursuant to this Agreement.

“Recognition Agreement” shall have the meaning set forth in Section 3(D)(1)(h).

“Records” shall mean all existing records in Seller’s possession or under Seller’s control relating to the Property Assets, including, without limitation, all files, records and correspondence with respect to zoning matters, condemnation proceedings, Violations and title matters (i.e., easements running through or under the Real Property and issues arising as a result of the use of existing easements in favor of third parties).

“Release” shall mean, with respect to Hazardous Substances, any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata, ambient air or any environmental medium on or surrounding the Real Property, whether intentional, negligent, accidental or otherwise.

“Respondent” shall have the meaning set forth in Section 4(E)(1).

“Second EWMUA Resolution” means collectively, the Resolution 2014-15 of the EWMUA and Resolution 2014-16 of the EWMUA.

“Section 4(A) Representations” shall have the meaning set forth in Section 4(A).

“Section 4(B) Claims” shall have the meaning set forth in Section 4(B)(1).

“Section 6(B) Representations” shall have the meaning set forth in Section 6(B).

“Section 6 Indemnification” shall have the meaning set forth in Section 6(A).

“Section 6 Notice” shall have the meaning set forth in Section 6(C)(2).

“Section 6 Response” shall have the meaning set forth in Section 6(C)(2).

“Section 7 Indemnification” shall have the meaning set forth in Section 7.

“Seller’s Broker” shall have the meaning set forth in Section 7.

“Seller’s Counsel” shall mean the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036.

“Seller’s Indemnitees” shall mean Seller and its Affiliates, and their respective agents, trustees, shareholders, partners, members, directors, officers, employees, attorneys and representatives, and the heirs, legal representatives, successors and assigns of each of the foregoing.

“Seller’s Knowledge” or “to the Knowledge of Seller” shall mean the actual knowledge of Mitra Meshgin-Poosh and Thomas Ackerman.

“Seller’s Occupancy” shall have the meaning set forth in Section 10(D).

“Seller’s Share of the Consent Fee” shall mean Seller’s share of the Consent Fee payable to NJRCEV on the Closing Date pursuant to the Consent.

“Settlement Statement” shall have the meaning set forth in Section 3(D)(1)(e).

“Solar Agreements” shall mean, collectively, the Power Purchase Agreement and the Solar Lease.

“Solar Lease” shall mean that certain Solar Land Lease Agreement, dated as of June 9, 2011, between Seller, as landlord, and NJRCEV, as tenant, as amended.

“Threat of Release” shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or surrounding the Real Property which may result from such Release.

“Title Affidavit” shall have the meaning set forth in Section 3(D)(1)(f).

“Title Company” shall mean First American Title Insurance Company (Kansas City, Missouri office).

“Title Policy” shall have the meaning set forth in Section 5(A)(2).

“Township” shall mean the East Windsor Township.

“Transfer Tax Returns” shall mean an affidavit of consideration, and either a Nonresident Seller’s Tax Declaration (GIT/REP-1) or a Seller’s Residency Certificate/Exemption (GIT/REP-3), as applicable, and such other documents required in connection with any tax payable by reason of delivery and/or recording of the Deed.

“Transition Agreement” means that certain agreement dated as of the date hereof by and between Seller and Purchaser.

“Treasury Department” shall have the meaning set forth in Section 4(A)(14)(a).

“Violations” shall mean any and all notices of violations of law, or municipal ordinances, orders, designations or requirements whatsoever noted in or issued by any federal, state, municipal or other governmental department, agency or bureau or any other governmental authority having jurisdiction over the Property Assets.

B. Other Definitional Provisions. The terms “hereof,” “hereto,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement generally, rather than to the section in which such term is used, unless otherwise specifically provided. Unless the context otherwise requires, any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class. Any reference to an Exhibit or a Schedule shall be deemed a reference to the Exhibits and Schedules to this Agreement, unless otherwise specifically provided. All Exhibits and Schedules to this Agreement are hereby incorporated into, and form a part of, this Agreement.

SECTION 2

PURCHASE AND SALE OF PROPERTY; PURCHASE PRICE; PAYMENT

A. Purchase and Sale of Property Assets. On the Closing Date, Seller shall sell and convey the Property Assets to Purchaser, and Purchaser shall purchase the Property Assets from Seller on the terms, and subject to the conditions, of this Agreement and all Permitted Exceptions.

B. Purchase Price. The purchase price for the Property Assets to be paid by Purchaser at the Closing shall be the Purchase Price. The Purchase Price (and all other capitalized costs) shall be allocated among the Property Assets for all purposes (including financial accounting, and income tax, sales and use tax and Transfer Tax Return purposes) in accordance with the allocation schedule attached as Schedule 11.

C. Payment. The Purchase Price, plus the Purchaser’s Share of the Consent Fee payable to NJRCEV, and plus or minus the prorations pursuant to Section 3 of this Agreement shall be payable on the Closing Date by wire transfer of immediately available federal funds to the account or accounts designated by Seller.

SECTION 3

CLOSING AND DELIVERY OF CLOSING DOCUMENTS

A. Purchaser’s Conditions to Closing. The following shall be conditions precedent to Purchaser’s obligation to purchase the Property Assets (provided that the Purchaser may elect to waive any of the foregoing and proceed to Closing):

(1) Delivery by Seller of all items required to be delivered by Seller under Sections 3(D) and (F) below;

(2) Subject to the Title Company’s receipt of the Premium on the Closing Date, the Title Company shall be unconditionally committed at Closing to issue the Title Policy substantially in the form of the Pro Forma Title Policy;

(3) Payment by Seller to the applicable recorder’s office of all transfer taxes to be paid by Seller pursuant to Section 3(H)(1)(b);

(4) Performance by Seller of all other pre-Closing obligations of Seller under this Agreement, including the delivery of all of Seller’s Closing Documents;

(5) There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Seller with respect to the Property Assets, the Solar Agreements, the Development Agreement, the Developer’s Agreement, the EWMUA Developer’s Agreement, the EWMUA Resolution, the Interconnection Agreement, or the Forest Plan or that would materially and adversely affect Seller’s ability to perform its obligations under this Agreement;

(6) There shall exist no pending or threatened action, suit or proceeding with respect to Seller before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transactions contemplated hereby;

(7) Seller shall join with Purchaser to unconditionally instruct the Title Company, as escrow agent to release from escrow all the documents and funds held in escrow pursuant to the Consent Escrow (including dating such documents as specified in the Consent Escrow and delivering such funds as specified in the Consent Escrow);

(8) Intentionally deleted;

(9) NJRCEV shall have executed and delivered the Consent and each of the Assignment of Solar Agreements and the Assignment of Development Agreement;

(10) Payment by Seller to NJRCEV of Seller’s Share of the Consent Fee; and

(11) Seller shall have removed all items reasonably identified by Purchaser in writing to Seller as hazardous waste materials and/or off-specification or out-of-date materials at the Real Property in a pre-Closing joint walk through of the Real Property on June 16, 2014 or at such other time as mutually agreed upon by the parties (the “Pre-Close Inspection”).

B. Seller’s Conditions to Closing. The following shall be conditions precedent to Seller’s obligation to sell the Property Assets (provided that Seller may elect to waive any of the foregoing, other than Purchaser’s payment of the Purchase Price and proceed to Closing):

(1) Payment by Purchaser of the Purchase Price to Seller;

(2) Payment by Purchaser to NJRCEV of Purchaser’s Share of the Consent Fee;

(3) Payment by Purchaser to the applicable recorder’s office of all transfer taxes to be paid by Purchaser pursuant to Section 3(H)(1)(a);

(4) Delivery by Purchaser of all items required to be delivered by Purchaser under Section 3(E) below;

(5) There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Purchaser with respect to the Solar Agreements, the Developer’s Agreements, Development Agreement, the EWMUA Resolution, the Interconnection Agreement or the Forest Plan or that would materially and adversely affect Purchaser’s ability to perform its obligations under this Agreement;

(7) There shall exist no pending or threatened action, suit or proceeding with respect to Purchaser before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transactions contemplated hereby;

(8) A copy of the Atos Lease (the effectiveness of which is subject only to the Closing hereunder) has been provided to Seller, and Seller has confirmed to its satisfaction that the Atos Lease: (a) is for an initial term of not less than ten (10) years, (b) enables Atos to provide Seller (and its Affiliates) with the data center services required by Seller (and its Affiliates) and (c) is superior to any mortgage secured by the Real Property or otherwise requires that any mortgagee of the Real Property deliver to Atos a standard, commercially reasonable subordination, nondisturbance and attornment agreement;

(9) Intentionally deleted;

(10) NJRCEV shall have executed and delivered the Consent and each of the Assignment of Solar Agreements and the Assignment of Development Agreement;

(11) Purchaser shall join with Seller to unconditionally instruct the Title Company, as escrow agent to release from escrow all the documents and funds held in escrow pursuant to the Consent Escrow (including dating such documents as specified in the Consent Escrow and delivering such funds as specified in the Consent Escrow); and

(12) Performance by Purchaser of all other pre-Closing obligations of Purchaser under this Agreement, including the delivery of all of Purchaser’s Closing Documents.

C. Closing.

(1) The term “Closing” shall mean the consummation of each of the actions enumerated in this Section 3 of this Agreement, or the waiver of such action by the party in whose favor such action is intended.

(2) Closing shall take place on the date hereof (the “Closing Date”) and shall take place by exchanging documents via electronic mail, facsimile or overnight courier. The Closing shall take place by means of a so called “New York style” closing, pursuant to which (i)

the Purchase Price to be paid by Purchaser shall be deposited with Escrow Agent, (ii) all of the documents required to be delivered by Seller and Purchaser at Closing pursuant to this Agreement shall be delivered by the parties to Escrow Agent in accordance with this Section 3, and (iii) at Closing, the Purchase Price shall be disbursed by Escrow Agent to Seller and the documents shall be delivered by Escrow Agent to Seller and Purchaser (as the case may be).

D. Delivery of Seller’s Closing Documents.

(1) Seller’s Closing Documents. At the Closing, Seller shall deliver to Purchaser the following items, each executed and, where applicable, notarized (“Seller’s Closing Documents”):

(a) Deed. A Bargain and Sale Deed with covenants against grantor’s acts with respect to the Real Property, in the form of Exhibit C (the “Deed”);

(b) NJRCEV Consent. An executed counterpart to the Consent, signed by Seller;

(c) Non-Foreign Person Certificate. A Non-Foreign Person Certificate in the form of Exhibit E (the “Non-Foreign Person Certificate”);

(d) Transfer Tax Returns. The Transfer Tax Returns required to be filed in connection with the transfer of Real Property;

(e) Settlement Statement. A settlement statement setting forth the components of the Purchase Price, Purchaser’s Share of the Consent Fee, Seller’s Share of the Consent Fee, the Closing Costs pursuant to Section 3(H) and all other items of credit to Seller or Purchaser (the “Settlement Statement”);

(f) Title Affidavit. A Common Exception Affidavit in the form of Exhibit F (the “Title Affidavit”) and such other customary affidavits reasonably required by title companies in the State of New Jersey in connection with transfers of real property within the State of New Jersey for purposes of removing standard exceptions to the Title Policy;

(g) Intentionally Deleted;

(h) Recognition Agreement. A Recognition Agreement in the form of Exhibit H (the “Recognition Agreement”);

(i) Sales Tax Clearance. In the event Seller shall not have received the Clearance Letter on the Closing Date, Seller shall deliver the indemnity in the form of mutually acceptable to Seller and Purchaser (the “Tax Indemnity”);

(j) Assignment of Solar Agreements. An assignment and assumption of the Solar Agreements in the form of Exhibit B-1 and B-2, respectively, to the NJRCEV Consent (collectively, the “Assignment of Solar Agreements”);

(k) Assignment of Development Agreement. An assignment of the Development Agreement in the form of Exhibit B-3 to the Consent (the “Assignment of the Development Agreement”);

(l) Assignment and Assumption of Interconnection Agreement. An Assignment of Interconnection Agreement in the form of Exhibit O (the “Assignment of Interconnection Agreement”).

(m) Bill of Sale. A bill of sale and assignment in the form of Exhibit J (the “Bill of Sale”);

(n) Assignment of Forest Plan. An Assignment of the Forest Plan in the form of Exhibit P (the “Assignment of Forest Plan”);

(o) Transition Agreement. A Transition Agreement in the form of Exhibit L; and

(p) Other. Such other instruments or documents which by the terms of this Agreement are to be delivered by Seller at Closing.

E. Delivery of Purchaser’s Closing Documents.

(1) Purchaser’s Closing Deliveries. At the Closing, Purchaser shall deliver to Seller the following items (“Purchaser’s Closing Documents”):

(a) Purchase Price. The Purchase Price;

(b) NJRCEV Consent. An executed counterpart to the Consent, signed by Purchaser;

(c) Transfer Tax Returns. Executed counterparts to the Transfer Tax Returns;

(d) Settlement Statement. An executed counterpart to the Settlement Statement;

(e) Intentionally Deleted;

(f) Recognition Agreement. An executed counterpart to the Recognition Agreement;

(g) Intentionally Deleted;

(h) Assignment of Solar Agreements. Executed counterparts to each of the Assignment of Solar Agreements;

(i) Assignment of Development Agreement. An executed counterpart to the Assignment of Development Agreement;

(j) Assignment and Assumption of Interconnection Agreement. An executed counterpart to the Assignment of Interconnection Agreement;

(k) Assignment of Forest Plan. An executed counterpart to the Assignment of Forest Plan;

(l) Transition Agreement. An executed counterpart to the Transition Agreement; and

(m) Other. Such other instruments or documents which by the terms of this Agreement are to be delivered by Purchaser at Closing.

F. Seller’s Deliveries to Purchaser. At or prior to the Closing, Seller shall deliver to Purchaser the following:

(1) Licenses and Permits. Copies of the Licenses and Permits to the extent transferable and in Seller’s possession, located at the Real Property or otherwise in Seller’s control; provided however that if any Licenses and Permits apply to both the Property Assets and any part of the North Campus or if the Licenses and Permits related to the Real Property cannot be assigned to Purchaser until after Closing, the Licenses and Permits shall remain in Seller’s name, subject to the Transition Agreement;

(2) Records. Copies of the Records to the extent in Seller’s possession or located at the Real Property or otherwise in Seller’s control;

(3) Executed Agreements. Copies of fully executed copies of each of the Solar Agreements, the Development Agreement, the Developer’s Agreement, the EWMUA Resolution and the EWMUA Developer’s Agreement;

(4) Bulk Sales Clearance. A copy of the bulk sales tax clearance letter issued by the New Jersey Commission of Taxation, Bulk Sales Tax Division with respect to the sale of the Property Assets hereunder (the “Clearance Letter”); provided that in the event the Clearance Letter has not been obtained by Closing, Seller may satisfy this requirement by delivering the Tax Indemnity; and

(5) Possession of Property Assets. Possession of the Property Assets to Purchaser on the Closing Date free and clear of all leases (except the Atos Lease and the Solar Lease), tenancies and occupancies (but subject to the Permitted Exceptions).

G. Evidence of Authorization. On the Closing Date, each party shall deliver to the other party evidence in form and content reasonably satisfactory to the other party and the Title Company that (1) the party is duly organized and validly existing under the laws of the state of its organization, is qualified to do business in the State of New Jersey and has the power and authority to enter into this Agreement (including, without limitation, the delivery of a certificate issued by the Department of Treasury of the State of New Jersey evidencing the Seller’s and Purchaser’s authority to do business in the State of New Jersey or evidence that each of Seller and Purchaser’s has filed all required applications to obtain authority to do business in the State of New Jersey and good standing certificate evidencing good standings in the state of its organization), (2) this Agreement and all documents delivered pursuant hereto have been duly executed and delivered by the party, and (3) the performance by the party of its obligations under this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or other action.

H. Closing Costs; Adjustments and Prorations; Reporting Requirements.

(1) Closing Costs. Each party shall pay its own accounting, legal and consulting fees and expenses and in addition thereto:

(a) Purchaser shall pay at Closing the following costs and expenses: (i) one-half of the New Jersey Mansion Tax, if any, (ii) one-half (1/2) of all recording charges and fees in connection with the Deed and one-half (1/2) of the recording charges and fees in connection with any other Closing documents and instruments in connection with the sale contemplated hereunder (provided that Purchaser shall pay all of the recording costs in connection with any Purchaser financing), (iii) one-half (1/2) of any New Jersey real property transfer, sales or other fees or taxes, including, without limitation, any realty transfer fees payable under or pursuant to N.J. Rev. Stat. § 46:15-7, 7.1 and 7.2 or any successor provision thereto (provided that Purchaser shall pay all of the tax and fees in connection with any Purchaser financing), (iv) all title insurance charges, search fees, and premiums for the Title Policy, including any additional premiums for any endorsements or lender’s title insurance policies (collectively the “Premium”), (v) all survey fees for any survey obtained by Purchaser, (vi) any mortgage recording taxes related to Purchaser’s mortgage, if any, (vi) all other incidental costs and fees customarily paid by purchasers of commercial real property in Mercer County, New Jersey, and (vii) Purchaser’s attorneys’ fees and disbursements.

(b) Seller shall pay at Closing the following costs and expenses: (i) one-half (1/2) of the New Jersey Mansion Tax, if any, (ii) one-half (1/2) of all recording charges and fees in connection with the Deed and one-half of filing fees, recording charges or taxes associated with other Closing documents and instruments in connection with the sale contemplated hereunder, (iii) one-half (1/2) of any New Jersey real property transfer, sales or other fees or taxes including, without limitation, any realty transfer fees payable under or pursuant to N. J. Rev. Stat. § 46:15-7,-7.1 and -7.2, or any successive provision thereto (iv) all other incidental costs and fees customarily paid by sellers of commercial real property in Mercer County, New Jersey, and (v) Seller’s attorneys’ fees and disbursements.

(2) Adjustments and Prorations.

(a) Utility charges with respect to the Real Property levied against Seller or the Real Property shall be apportioned as of the Closing Date. With respect to utilities (including, without limitation, electricity, solar power, telephone, gas, oil and water services) which are metered and other utilities, Seller shall use reasonable efforts to have the respective companies providing such utilities read the meters on or immediately prior to the Closing Date. Seller shall be responsible for all charges based on such final meter readings as of the Closing Date, and Purchaser shall be responsible for all charges thereafter. To the extent such meters are not read and final bills rendered as of the Closing Date, such charges with respect to the Real Property shall be prorated effective as of the Closing Date utilizing an estimate of such charges reasonably approved by both Seller and Purchaser based on prior utility bills, and any deposits or credits with respect to the foregoing services will be promptly returned to Seller.

(b) Apportionment of real property taxes and assessments, water rates and charges, sewer taxes and rents and vault charges shall be made on the basis of the fiscal year for which assessed. If the Closing Date shall occur before the real property tax rate, water rates or charges, sewer taxes or rents or vault charges are fixed, apportionment for any item not yet fixed shall be made on the basis of the real property tax rate, water rates and charges, sewer taxes and rents or vault charges, as applicable, for the preceding year applied to the latest assessed valuation. After the real property taxes, water rates and charges, sewer taxes and rents and vault charges are finally fixed, Seller and Purchaser shall make a recalculation of the apportionment of same, and Seller or Purchaser, as the case may be, shall make an appropriate payment to the other based upon such recalculation within thirty (30) days of receipt of the recalculation.

(i) The amount of any unpaid taxes, assessments, water charges, sewer rents and vault charges that Seller is obligated to pay and discharge, with interest and penalties thereon (if any) to the Closing Date may, at Seller’s option, be deemed satisfied by Seller as required hereunder by providing to Purchaser a credit against the balance of the Purchase Price, provided that official bills therefor with interest and penalties thereon are furnished by Seller when available.

(ii) If any refund of real property taxes, assessments, water rates or charges, sewer taxes or rents or vault charges is made after the Closing Date for a period prior to the Closing Date, the same shall be applied first to the reasonable out-of-pocket costs incurred in obtaining same and the balance, if any, of such refund shall, to the extent received by Purchaser, be paid to Seller (for the period prior to the Closing Date) and to the extent received by Seller, be paid to Purchaser (for the period commencing with the Closing Date).

(c) All amounts owed by NJRCEV to Seller under the Solar Agreements as additional rent as of the Closing Date, shall be apportioned as of the Closing Date.

(d) The Settlement Statement shall contain the prorations and adjustments required under this Section 3(H)(2). This Section 3(H)(2) shall survive the Closing for the applicable statute of limitations.

I. Reporting Requirements. Pursuant to §6045 of the Internal Revenue and Taxation Code, the Title Company shall be designated the “Reporting Broker” hereunder and shall be solely responsible for complying with the Tax Reform Act of 1986 with regard to the reporting of all settlement information to the Internal Revenue Service, and the Title Company shall provide to Seller at Closing copies of any documents or reporting statements filed in compliance therewith.

SECTION 4

REPRESENTATIONS AND WARRANTIES;

INDEMNIFICATION

A. Seller’s Representations and Warranties. Seller represents and warrants to Purchaser as follows as of the date hereof (collectively, the “Section 4(A) Representations”):

(1) Regarding Seller’s Authority.

(a) Organization of Seller. Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of New York. Seller has the power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

(b) Authority. Seller has all requisite power and authority to enter into this Agreement and to perform all of the obligations to be performed by it hereunder. The individual(s) executing this Agreement have the legal power, right and actual authority to bind Seller to the terms and conditions hereof. This Agreement is a valid and binding obligation of Seller, enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, reorganization, moratorium or other similar laws presently or hereafter in effect affecting the rights of creditors or debtors generally; does not conflict with any provision of any law or regulation to which Seller is subject; does not conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Seller is a party or by which Seller is bound or any order or decree applicable to Seller; or result in the creation or imposition of any lien on any of Seller’s assets or property; and Seller has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, or other entity or Person if any, required for the execution, delivery and performance by Seller of this Agreement.

(2) Intellectual Property. To the Seller’s Knowledge, Seller’s conduct of its business at the Real Property does not infringe, misappropriate or otherwise violate the Intellectual Property of any Person.

(3) EWMUA Payment and EWMUA Resolution. Seller has previously paid to the EWMUA the EWMUA Payment in its entirety and as of the Closing Date, the EWMUA Resolution is effective and in full force and effect.

(4) Regarding the Real Property.

(a) Except as set forth on the Title Policy and Survey and subject to the Permitted Exceptions, the Developer’s Agreement, the EWMUA Developer’s Agreement, the EWMUA Resolution (including the easements required by the EWMUA in connection therewith), the Development Agreement and the Solar Agreements, Seller has valid title to the Real Property, free and clear of any and all liens, claims, security interests and encumbrances, and the Real Property will be transferred to Purchaser at the Closing free and clear of any and all liens, claims, security interests and encumbrances. To Seller’s Knowledge, except as required by the EWMUA Resolution, there are no unrecorded easements, encumbrances, restrictions, claims of encroachment or prescriptive easements affecting any parcel of the Real Property (the “Easement Rep”); it being agreed that neither the disclosure in item 25 of the Permitted Exceptions attached hereto as Schedule 1 and as Exhibit B to the Deed, nor the delivery and recordation of the Deed with inclusion of item 25 as a Permitted Exception shall nullify the Easement Rep, and such Easement Rep shall survive as herein provided).

(b) Seller has not received any written notice that, and has no Seller’s Knowledge that, the Real Property, or the improvements thereon, or the use of the Real Property by Seller in connection with the conduct of its business (including the operation of a data center facility or solar power generation facility) violates any statutes, rules, regulations (including any zoning regulation), ordinances (including land-use ordinances), codes, orders, licenses, permits or authorizations or requirement of a governmental authority applicable to the Real Property or use thereof (individually, each a “Violation” and collectively, “Violations”) which Violation has not been cured as of the date of this Agreement. Set forth on Schedule 7 is a list of Violations of which Seller either had received written notice or of which Seller had Knowledge during the period commencing June 25, 2009 and ending Closing Date.

(c) Except with respect to the easements required by the EWMUA Resolution, Seller has not received any written notice of, and has no Seller’s Knowledge of, any condemnation, eminent domain or other enforcement proceedings instituted, existing, asserted or, or to Seller’s Knowledge, threatened against the Real Property that would materially adversely affect the operation of the Real Property as a data center facility.

(d) To Seller’s Knowledge, Seller is in compliance with all restrictive covenants and deed restrictions, if any, affecting the Real Property or the use thereof.

(e) Except as provided in Purchaser’s Property Condition Report, the Environmental Reports or as otherwise disclosed by Seller to Purchaser in writing by making information available to Purchaser in Sections 2.24.9, 3.2, 3.3, 3.4, and 3.6 of the Data Room, to Seller’s Knowledge, all buildings located on the Real Property are structurally sound, free of material defects, friable asbestos and deficiencies and otherwise in good condition and repair, consistent with each such building’s age; Seller makes no representation with respect to any improvements located on the property demised by the Solar Lease. Seller hereby discloses to Purchaser that, to Seller’s Knowledge, there is no non-friable asbestos or lead paint within the interior of the portion of the Real Property currently used as a data center.

(f) Copies of all Licenses and Permits necessary to operate the Real Property as currently operated by Seller, including but not limited to as a data center facility (but excluding any permits required to be held by NJRCEV for the solar power generation facility) have been made available to Purchaser and all are listed in Sections 1.11, 2.20, 4.10.1, 4.10.2, 8.1, 8.2, 8.5, 8.6, 9.38, 11.6, and 11.7.2 of the Data Room.

(g) Except as set forth in the Title Affidavit in Exhibit F, within the last ninety (90) days (a) no labor, service or materials have been furnished to improve the Premises, or to rehabilitate, repair, refurbish, or remodel the building(s) situated on the Premises; (b) nor have any goods, chattels, machinery, apparatus or equipment been attached to the building(s) situated on the Premises, as fixtures; (c) nor have any contracts been let for the furnishing of labor, service, materials, machinery, apparatus or equipment with respect to the Premises which are to be completed subsequent to the date hereof; or (d) nor have any notices of lien been received with respect to the Premises. The above does not apply to work commenced or materials furnished during such period by NJRCEV which was not specifically authorized by Seller or any work done by or materials furnished by or on behalf of Purchaser and its Affiliates. If any mechanic’s lien arises out of work performed or materials furnished to the Real Property, or any portion thereof, by or on behalf of Seller or Property Manager, on or prior to Closing, Seller shall promptly cause such mechanics’ or materialmen’ s lien to be promptly removed.

(5) Property Management.

(a) Seller represents that except for the contracts set forth in Schedule 5, CBRE, Inc. or an Affiliate thereof (“Property Manager”) manages the Real Property on behalf of Seller pursuant to a written agreement and all service contracts with respect to the Real Property have been entered into by Property Manager and not by Seller. Seller has made available to Purchaser complete, executed copies of each of the contracts set forth in Schedule 5 in Sections 2.4.2, 2.4.2.1 through 2.4.2.72, 2.27.2, and 9.38 of the Data Room.

(b) Seller represents that Seller does not have any ownership and/or financial control relating to Property Manager or its Affiliate(s), does not have any common management with Property Manager or its Affiliate(s), does not have any interrelation of operations with Property Manager or its Affiliate(s), and does not have any control over the labor relations of Property Manager or its Affiliate(s).

(6) Litigation. Other than as set forth on Schedule 4 attached hereto (and as more fully described in Sections 6.4.1 and 6.4.2 of the Data Room) (the “Pending Litigation”), there are no litigation or other proceedings pending or, to Seller’s Knowledge, threatened, against or involving the Property Assets (provided such representation excludes any NJRCEV Litigation). Seller has no Knowledge of any NJRCEV Litigation.

(7) Collective Bargaining Agreement and Benefit Plans.

(a) Seller represents that (i) it is not a party to any outstanding employment or consulting agreement or change in control contract with any Person employed at and/or affecting the Real Property; and (ii) it is not party to any collective bargaining agreement, memoranda of understanding, appendices or other agreements or understandings governing the terms or conditions of employment of any Person working at and/or affecting the Real Property.

(b) Notwithstanding Section 4(A)(7)(a) above, Purchaser acknowledges and agrees that Property Manager is a party to a certain Collective Bargaining Agreement with the International Union of Operating Engineers, Local 68-68A-68B (the “CBA”), a copy of which has previously been provided to Purchaser in Section 5.1 of the Data Room, with respect to certain employees of Property Manager at the Real Property (the “CBA Employees”). In the event Purchaser enters into a new property management agreement (in its sole discretion) with Property Manager for Property Manager’s services at the Real Property, it is likely that on site Property Manager employees who would perform duties substantially similar to duties performed by such CBA Employees will be subject to such CBA.

(c) With respect to any employee of Seller working at the Real Property (whether classified as an employee or independent contractor), neither Seller nor any Affiliate of Seller within the meaning of Section 414(b), (c), (m) or (o) of the Code (“ERISA Affiliate”) has ever sponsored, maintained, administered, participated in, contributed to, or had any obligation to contribute to, or liability relating to (i) any “multiemployer plan” (as defined in Section 3(37) of ERISA), or (ii) any other plan or arrangement (written or oral) that provides for retiree medical, health or life insurance or other retire welfare benefits to any Person, except as may be required under Section 4980B of the Code or similar law, for which Purchaser could be liable as a transferee, successor or otherwise with respect to the Property Assets.

(8) Taxes Liens. Except for statutory liens of real estate taxes not yet due and payable, there are no security interests on any Property Assets that may arise in connection with any failure (or alleged failure) of Seller to pay any Tax.

(9) Consents and Permits. Seller is not and will not be required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement (provided this representation does not include any filings that will be needed to be made by Purchaser in connection with the transfer of any licenses and permits from Seller to Purchaser). Sections 1.11.1, 2.20, 4.10, 8, 9.38, 11.5, 11.6 and 11.7.2 of the Data Room include all material governmental licenses and permits required for Seller’s ownership and use of the Property Assets but do not include any licenses and permits required to be maintained by NJRCEV in connection with the solar field.

(10) Compliance With Laws.

(a) Except as disclosed in the Environmental Report or Purchaser’s Property Condition Report, Seller is in compliance with all Legal Requirements applicable to Seller’s ownership and use of the Property Assets other than any non-compliance that would not materially adversely affect Seller’s ownership or use of the Property Assets as a data facility. To Seller’s Knowledge, no event has occurred, and no condition or circumstance exists, that (with or without notice or lapse of time) could reasonably constitute or result directly or indirectly in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement other than any non-compliance that would not materially adversely affect Seller’s ownership or use of the Property Assets as a data facility.

(b) Seller has not received any written notice from any governmental entity or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement that has not been corrected.

(c) Seller is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule, regulation or other provision that has or is expected in the future to have a material adverse effect on the Property Assets.

(11) No Undisclosed Liabilities. Seller does not have any liability or obligation, whether absolute, accrued, contingent or otherwise, relating to the Property Assets for which Purchaser would be liable after Closing, other than (i) liabilities or obligations that Purchaser is expressly assuming through Seller’s assignment to Purchaser of its right, title and interest in the Solar Agreements, the Interconnection Agreement and the Forest Plan, (ii) as disclosed in the Survey and Title Commitment, and (iii) as set forth in the Transition Agreement. For the avoidance of doubt, this representation is not intended to address Seller’s Knowledge of liabilities or obligations which are Environmental Events, which are covered in Section 6 of this Agreement.

(12) Agreements.

(a) With respect to the ongoing operation of the Property Assets by Purchaser, except (i) for the maintenance and/or service contracts relating to the Property Assets posted in Sections 2.4.2.1 through 2.4.2.74 of the Data Room, substantially all of which were reflected in the 18 months of operating expense data provided by Seller to Purchaser, (ii) for the Interconnection Agreement posted in Section 9.41 of the Data Room, (iii) for the Forest Plan posted in Sections 8.1.1, 8.1.4 and 8.1.5 of the Data Room, or (iv) for other agreements listed on Schedule 5, there are no agreements necessary to operate the Property Assets in the manner operated by Seller during the 18 months prior to Closing. Seller has posted true and correct copies of the Solar Agreements in Section 9 of the Data Room. Seller has posted true and correct copies of contracts relating to the design, build, repair and maintenance of the Property Assets in Section 2.4.2.74, 2.6.2, 2.82, 2.4.2.73 and 11.7.1 through 11.7.8 of the Data Room. Seller represents that all design, build, repair and maintenance contracts, books and Records that affect or pertain to the Property Assets are located on site at the Property in the Engineers Room—room 167, the Critical Systems Managers office—room 158 or the historical storage—room 150, and that Seller has posted a true and correct copy of the Structuretone contract in Section 2.4.2.74 of the Data Room and true and correct copy of the JB&B design plans in Section 2.6.2 of the Data Room.

(b) Seller has made available to Purchaser true and complete copies of each of the Solar Agreements, the Development Agreement, the Developer’s Agreements, the EWMUA Resolution, the Forest Plan, the Second EWMUA Resolution, the Interconnection Agreement and any and all amendments thereto, as set forth in Sections 9.1, 9.2, 9.3, 9.4, 9.6 and 9.43 of the Data Room. Each of the Solar Agreements, the Developer’s Agreements, the Interconnection Agreement, the Forest Plan and the Second EWMUA Resolution is in full force and effect, and is enforceable by the Seller in accordance with its terms. Seller is not in default under the Solar Agreements, the Developer’s Agreements, the Interconnection Agreement, the Forest Plan, the EWMUA Resolution or the Second EWMUA Resolution and to Seller’s Knowledge, no event has occurred, and no circumstance or condition exists that reasonably could (with or without notice or lapse of time) (1) result in a violation or breach of any of the provisions of the Solar Agreements, the Developer’s Agreements, the EWMUA Resolution, the Forest Plan, the Second EWMUA Resolution or the Interconnection Agreement, (2) give any Person the right to declare a default or exercise any remedy or hinder the Solar Agreements, the Developer’s Agreements, the EWMUA Resolution, the Second EWMUA Resolution, the Interconnection Agreement or the Forest Plan, (3) give any Person the right to accelerate the maturity or performance of the Solar Agreements, the Developer’s Agreements, the EWMUA Resolution, the Second EWMUA Resolution, the Interconnection Agreement or the Forest Plan, or (4) give any Person the right to cancel, terminate or modify the Solar Agreements, the Developer’s Agreements (provided that per the Second EWMUA Resolution, Seller has satisfied the EWMUA Developer’s Agreement and paragraph 25 of the Developer’s Agreement), the Interconnection Agreement or the Forest Plan.

(c) All of the obligations of Seller and NJRCEV under the Development Agreement have been satisfied and the Development Agreement has been terminated in accordance with its terms except for those provisions that specifically survive the termination of the Development Agreement. Seller is not in default under the surviving provisions of the Development Agreement and to Seller’s Knowledge, no event has occurred, and no circumstance or condition exists that reasonably could (with or without notice or lapse of time) (1) result in a violation or breach of any of the surviving provisions of the Development Agreement, or (2) give any Person the right to declare a default or exercise any remedy under the surviving provisions of the Development Agreement.

(13) Title to the FF&E and the Intangible Property. Seller owns good and marketable title to the FF&E and the Intangible Property, free and clear of any encumbrances.

(14) OFAC. Seller:

(a) is not a Person or entity on the list of “Specially Designated Nationals and Blocked Persons” administered by the United States Department of Treasury’s (“Treasury Department”) Office of Foreign Assets Control (“OFAC”), or a Person or entity named a terrorist by the Treasury Department or the United States Department of State, and is not otherwise the subject of any sanctions imposed by the United States;

(b) is not owned or controlled by any such Person or entity describe above in clause (a) above;

(c) with respect to this transaction, is not acting and will not act, directly or indirectly, for or on behalf of any Person, group, entity, or nation named by any Executive Order or the Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked Person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by OFAC; and

(d) is not instigating or facilitating this transaction, directly or indirectly on behalf of, any such Person, group, entity or nation described above in clause (c).

B. Seller Indemnification.

(1) Obligations of Seller. Subject to the limitations contained in this Section 4(B), Seller shall indemnify, defend and hold harmless Purchaser and any Purchaser’s Indemnitee from and against any Losses (and, if applicable, reimburse Purchaser and any Purchaser’s Indemnitee for any Losses) incurred by Purchaser or any Purchaser’s Indemnitee as a result of or in connection with (collectively, “Section 4(B) Claims” and such indemnification pursuant to this Section 4(B), the “Section 4(B) Indemnification”):

(a) an inaccuracy or breach of any Section 4(A) Representation made by Seller (“Seller’s 4(A) Obligations”); provided that with respect to any Section 4(B) Indemnification for Losses incurred by Purchaser and any Purchaser Indemnitee as the result of a breach of Section 4(A)(4)(g), Purchaser shall first pursue against the Title Company, subject to the Seller’s obligation to pay or bond all amounts as set forth in Section 4(A)(4)(g);

(b) a breach or non-fulfillment of any covenant of Seller set forth in this Agreement (“Seller’s Obligations”); and

(c) any liability or obligation, including to a contract counterparty, arising out of the Solar Agreements, the Development Agreement, the Interconnection Agreement, the Developer’s Agreements, the EWMUA Resolution, the Second EWMUA Resolution or the Forest Plan arising out of the period prior to the Closing Date (the “Pre-Closing Contract Obligations”) or any post-closing obligations or liabilities, including to a contract counterparty, of the Developer’s Agreements, the EWMUA Resolution or the Second EWMUA Resolution (“Post-Closing Contract Obligations”).

(2) Survival. Section 4(B) Claims and Seller’s Section 4(B) Indemnification shall survive the Closing and shall continue in full force and effect after the Closing except as provided below:

(a) any claim for Losses made by Purchaser (or any Purchaser’s Indemnitee) relating to Seller’s 4(A) Obligations (other than (i) Section 4(A)(1) (Regarding Seller’s Authority), (ii) Section 4(A)(3) (EWMUA Payment), (iii) Section 4(A)(7) (Collective Bargaining Agreement/ERISA), (iv) Section 4(A)(11) (No Undisclosed Liabilities), (v) Section 4(A)(13) (Title to FF&E and Intangible Property), and (vi) Section 4(A)(14) (OFAC) which are addressed elsewhere in the subsection 4(B)(2)) shall expire if notice of such claim has not been asserted by Purchaser (or any Purchaser’s Indemnitee) to Seller on or before eighteen (18) months after the Closing Date (notwithstanding the foregoing, with respect to any Section 4(B) Claims for Losses incurred as the result of Seller’s breach of Section 4(A)(4)(g), Purchaser shall first pursue against the Title Company, subject to the Seller’s obligation to pay or bond all amounts as set forth in Section 4(A)(4)(g));

(b) any claim for Losses arising out of Seller’s fraud or intentional misrepresentation with respect to this Agreement and the exhibits and schedules hereto shall survive for the applicable statute of limitations with respect thereto;

(c) any claim for Losses by the Purchaser (or any Purchaser’s Indemnitee) relating to any inaccuracy in or breach of any of the representations and warranties made by the Seller under Section 4(A)(1) (Regarding Seller’s Authority), Section 4(A)(3) (EWMUA Payment), Section 4(A)(7) (Collective Bargaining Agreement/ERISA), Section 4(A)(13) (Title to FF&E and Intangible Property), Section 4(A)(14) (OFAC), shall survive for the applicable statute of limitations with respect thereto;

(d) any claim for Losses by Purchaser (or any Purchaser Indemnitee) relating to any inaccuracy or breach of any of the representations and warranties made by the Seller under Section 4(A)(11) (No Undisclosed Liabilities) shall expire if notice of such claim has not been asserted by Purchaser (or any Purchaser’s Indemnitee) to Seller on or before six (6) months after the Closing Date; and

(e) any claim for Losses by Purchaser (or any Purchaser Indemnitee) arising out of the Pre-Closing Contract Obligations, the Post-Closing Contract Obligations and the Seller’s Obligations shall survive for the applicable statute of limitations with respect thereto.

(3) Indemnity Payments. If it is finally determined by a court of competent jurisdiction or by means of alternative dispute resolution mutually agreed to by Seller and Purchaser, or Seller otherwise agrees, that Seller is obligated to Purchaser or any Purchaser’s Indemnitee for a Section 4(B) Claim timely asserted before the expiration of the applicable survival period set forth in Section 4(B)(2)(a) through Section 4(B)(2)(e) above, then subject to the limitations set forth in Section 4(B)(4) and Section 4(B)(5) below, Seller shall promptly pay the amount owed to Purchaser or any Purchaser’s Indemnitee by wire transfer of immediately available funds to the bank and account specified by Purchaser or any Purchaser’s Indemnitee in writing.

(4) Limitations on Seller’s Indemnification Obligations.

(a) Except as provided below, Purchaser (and any Purchaser’s Indemnitee) may not assert any Section 4(B) Claim for a Section 4(B) Indemnification unless and until the aggregate amount of all such Losses for Purchaser’s Section 4(B) Indemnification claims exceeds Three Hundred Fifty Thousand and No/100 Dollars ($350,000) (the “Basket Amount”); it being acknowledged that upon the Basket Amount being exceeded, Seller shall be responsible for payment of all Losses (for which Purchaser is entitled to Section 4(B) Indemnification) from the first dollar of such Losses (including the Basket Amount) of Purchaser or any Purchaser’s Indemnitee, subject to the conditions set forth herein and the limitations set forth in Section 4(B)(2) above and Section 4(B)(4)(b), Section 4(B)(4)(c) and Section 4(B)(5) below. Notwithstanding the foregoing, Purchaser shall not be required to exceed the Basket Amount to obtain a Section 4(B) Indemnification for Losses with respect to the Pending Litigation, Section 4(A)(1) (Regarding Seller’s Authority), Section 4(A)(3) (EWMUA Payment), Section 4(A)(7) (Collective Bargaining Agreement/ERISA), Section 4(A)(11) (No Undisclosed Liabilities), Section 4(A)(13) (Title to FF&E and Intangible Property), Section 4(A)(14) (OFAC), Pre-Closing Contract Obligations, the Post-Closing Contract Obligations, Seller’s Obligations or for Section 4(B) Claims for which Purchaser is entitled to indemnification pursuant to Section 4(B)(2)(b) (fraud claims).

(b) Seller shall have no liability for any Losses of Purchaser or any Purchaser’s Indemnitee for any Section 4(B) Claims to the extent the aggregate amount of all such Losses exceeds Ten Million and no/100 Dollars ($10,000,000) (the “Liability Cap”); provided that (i) Seller shall have no liability for Losses of Purchaser or any Purchaser Indemnitee for any Section 4(B) Claims with respect to a breach of Section 4(A)(11) (No Undisclosed Liabilities) to the extent the aggregate amount of all such Losses exceed $1,000,000 (the “4(A)(11) Liability Cap”) and (ii) the Liability Cap shall not apply to Losses with respect to the Pending Litigation, Section 4(B) Claims for which Purchaser is entitled to Section 4(B) Indemnification pursuant to Section 4(B)(2)(b) (fraud claims), Pre-Closing Contract Obligations, the Post-Closing Contract Obligations and Seller’s Obligations.

(c) Notwithstanding anything to the contrary set forth herein, the amount of any Losses for which Purchaser (or any Purchaser’s Indemnitee) shall be entitled to Section 4(B) Indemnification shall be reduced and offset by the amount of any insurance proceeds or title insurance proceeds received by Purchaser (or any Purchaser’s Indemnitee) or amounts received by Purchaser (or any Purchaser’s Indemnitee) in connection with indemnification by third parties from the incurrence of, or payment of amounts relating to, such Losses.

(5) Sole Remedy. The right of Purchaser and Purchaser Indemnities pursuant to a Section 4(B) Indemnification, a Section 6 Indemnification or a Section 7 Indemnification shall be Purchaser’s and the Purchaser Indemnities’ sole and exclusive remedy for any breach of the representations and warranties made by Seller in this Agreement. In no event shall this Section 4(B)(5) limit Purchaser’s remedies set forth in the Transition Agreement, the Tax Indemnity or other ancillary transaction agreements.

C. Purchaser’s Representations and Warranties; Indemnification. Purchaser hereby represents and warrants to Seller as of the date hereof (collectively, the “Section 4(C) Representations”):

(1) Regarding Purchaser’s Authority.

(a) Organization. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

(b) Authority. Purchaser has all requisite power and authority to enter into this Agreement and to perform all of the obligations to be performed by it hereunder. The individual executing this Agreement has the legal power, right and actual authority to bind Purchaser to the terms and conditions hereof. This Agreement is a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, reorganization, moratorium or other similar laws presently or hereafter in effect affecting the rights of creditors or debtors generally; does not conflict with any provision of any law or regulation to which Purchaser is subject, conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Purchaser is a party or by which Purchaser is bound or any order or decree applicable to Purchaser, or result in the creation or imposition of any lien on any of Purchaser’s assets or property; and Purchaser has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, and any other entity or Person if any, required for the execution, delivery and performance by Purchaser of this Agreement.

(2) Regarding Purchaser’s Independent Investigation.

(a) Purchaser has conducted examinations, inspections, testing, studies and investigations, engaged in one discussion with officials of the EWMUA, and has examined certain facts, circumstances, and matters relating to the Property Assets (including the physical condition and use, availability and adequacy of utilities, access, zoning, compliance with applicable laws, environmental conditions, engineering and structural matters), title and survey matters, and certain other matters it deems necessary or appropriate for purposes of consummating this transaction (collectively, “Due Diligence”); provided, however, that Purchaser’s right to indemnification, reimbursement or other remedy based on Seller’s representations, warranties, covenants or obligations in this Agreement shall not be affected by the Due Diligence. Purchaser acknowledges that Purchaser has been given a full access to the materials posted in the Data Room and the opportunity to inspect and investigate each and every aspect of the Property Assets, either independently or through agents of Purchaser’s choosing.

(b) PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER WILL SELL AND CONVEY TO PURCHASER, AND PURCHASER WILL ACCEPT THE PROPERTY ASSETS, “AS IS, WHERE IS,” WITH ALL FAULTS AS OF THE CLOSING DATE, EXCEPT FOR AND SUBJECT TO SELLER’S REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH HEREIN.

(3) OFAC. Purchaser:

(a) is not a Person or entity on the list of “Specially Designated Nationals and Blocked Persons” administered by the Treasury Department of OFAC or a Person or entity named a terrorist by the Treasury Department or the United States Department of State, and is not otherwise the subject of any sanctions imposed by the United States;

(b) is not owned or controlled by any such Person or entity describe above in clause (a) above;

(c) with respect to this transaction, is not acting and will not act, directly or indirectly, for or on behalf of any Person, group, entity, or nation named by any Executive Order or the Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked Person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by OFAC; and

(d) is not instigating or facilitating this transaction, directly or indirectly on behalf of, any such Person, group, entity or nation described above in clause (c).

D. Purchaser Indemnification.

(1) Obligations of Purchaser. Subject to the limitations contained in this Section 4(D), Purchaser shall indemnify, defend and hold harmless Seller and any Seller’s Indemnitee from and against any Losses (and, if applicable, reimburse Seller and any Seller’s Indemnitee for any Losses) incurred by Seller or any Seller’s Indemnitee as a result of (a) a breach of Section 4(C) Representations (“Purchaser’s 4(C) Obligations”), (b) a breach of Purchaser’s obligation to Seller pursuant to Section 10 and Section 11 hereof (“Purchaser’s Section 10 and Section 11 Obligations”) and (c) any claim by a third-party arising out of the Purchaser’s ownership, use, leasing or operation of the Property Assets, including without limitation, the Solar Agreements, on or after the Closing Date (“Purchaser’s Post Closing Obligations” and together, with the Purchaser’s 4(C) Obligations, Purchaser’s Section 10 and Section 11 Obligations, collectively, the “Section 4(D) Claims” and such indemnification, the “Section 4(D) Indemnification”).

(2) Survival. Section 4(D) Claims and the Section 4(D) Indemnification shall survive the Closing and shall continue in full force and effect after the Closing for the applicable statute of limitations with respect thereto.

(3) Indemnity Payments. If it is finally determined by a court of competent jurisdiction or by means of alternative dispute resolution mutually agreed to by Purchaser and Seller, or Purchaser otherwise agrees, that Purchaser is obligated to Seller (or any Seller’s Indemnitee) for Section 4(D) Indemnification then subject to the limitations set forth in Section 4(D)(4) below, Purchaser shall promptly pay the amount owed to Seller (or any Seller’s Indemnitee) by wire transfer of immediately available funds to the bank and account specified by Seller (or any Seller’s Indemnitee) in writing.

(4) Limitations on Purchaser’s Indemnification Obligations.

(a) Purchaser shall have no liability for any Losses of Seller or any Seller’s Indemnitee for any Section 4(D) Claims to the extent the aggregate amount of all Losses exceeds the Liability Cap provided that the Liability Cap shall not apply to Purchaser’s Section 10 and Section 11 Obligations or Purchaser’s Post Closing Obligations.

(b) Notwithstanding anything to the contrary set forth herein, the amount of any Losses for which Seller (or any Seller’s Indemnitee) shall be entitled to Section 4(D) Indemnification shall be reduced and offset by the amount of any insurance proceeds or title insurance proceeds received by Seller (or any Seller’s Indemnitee) or amounts received by Seller (or any Seller’s Indemnitee) in connection with indemnification by third parties from the incurrence of, or payment of amounts relating to, such Losses.

E. Claims. (1) In the event that either the Purchaser, Purchaser’s Indemnitees, Seller or the Seller’s Indemnitees (a “Claimant”) seeks to exercise its rights to obtain indemnification for a Section 4(B) Claim or Section 4(D) Claim hereof (an “Indemnified Loss”), Claimant shall deliver a notice (the “Indemnification Demand”) to the indemnifying party (“Respondent”): (x) stating, if known, the amount of Indemnified Losses and (y) specifying in reasonable detail, to the extent known, the individual items included in the claimed Indemnified Losses.

(2) Respondent shall, within thirty (30) days after its receipt of the Indemnification Demand deliver a written notice to Claimant stating either that (a) Respondent agrees it is liable for the claimed Indemnified Losses, or (b) objecting in reasonable detail to such claim. If Respondent shall agree to be liable for the Indemnified Losses, Respondent shall promptly pay Claimant the amount of the claimed Indemnified Losses in accordance with Section 4(B) or 4(D), as applicable. If Respondent shall fail to respond within such thirty (30) day period, Respondent shall be deemed to have objected to such claim.

(3) In case Respondent shall object (or be deemed to have objected) to any claim or claims by Claimant in an Indemnification Demand, Respondent and Claimant shall attempt in good faith for a period of thirty (30) days commencing on the date of such objection (or deemed objection) to agree upon the rights of the respective parties with respect to each of such claims. If the parties should so agree, the claims set forth in the Indemnification Demand shall be modified as necessary to reflect such agreement, and the Respondent shall pay to Claimant the amount reflected in such agreement.

(4) If no such agreement can be reached after good faith negotiation, either party may, by written notice to the other, demand arbitration of the matter (a “Dispute”). Any Dispute shall be determined by final and binding, confidential arbitration by the American

Arbitration Association (the “AAA”) before a panel of three arbitrators, unless the parties otherwise agree to the use of a single arbitrator, in accordance with its then-existing Commercial Arbitration Rules, and the arbitrators shall be selected in accordance with such AAA rules. Any arbitration hereunder shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16 (or any successor legislation thereto), and judgment upon the award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Unless otherwise agreed by the parties, any arbitration hereunder shall be held at a neutral location selected by the arbitrator in New York, New York. The parties agree that the arbitrators shall have the power to award damages and preliminary or permanent injunctive relief. The arbitrator shall specifically have the power to award to the prevailing party such party’s costs and expenses incurred in such arbitration, including fees and costs paid to the arbitrator. The arbitrators shall be governed by and shall apply the substantive law of the State of New Jersey in making their award.

(5) Subject to the arbitrators’ award of costs to the prevailing party, Claimant shall pay the compensation and expenses of the arbitrator named by or for it, Respondent shall pay the compensation and expenses of the arbitrator named by or for it, and Claimant and Respondent shall each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must be neutral parties who have never been officers, directors or employees of, or otherwise affiliated in any material respect with, the parties or any of their Affiliates. Each of the three arbitrators must have not less than ten (10) years’ experience with respect to real estate transactions.

(6) Notwithstanding anything to the contrary herein, if the parties cannot mutually agree upon the settlement of a claim, each of parties shall be deemed to have waived such claim (and any right to collect from the other party with respect to such claim), unless the Claimant initiates an arbitration proceeding or brings a court action with respect to such claim on or prior to the date that is twelve (12) months after the Indemnification Demand.

F. Tax Treatment. The parties hereto hereby agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as adjustments to the Purchase Price unless otherwise required by applicable Legal Requirement.

SECTION 5

TITLE TO THE REAL PROPERTY:

CONDITIONS OF TITLE; TITLE INSURANCE;

PERMITTED EXCEPTIONS

A. Condition of Title.

(1) Permitted Exceptions. Seller shall cause the Property Assets to be sold, and title to the Real Property conveyed, subject only to the matters set forth on Schedule 1 (the matters listed on Schedule 1 are sometimes referred to hereinafter as the “Permitted Exceptions”).

(2) Title. It shall be a condition to Closing that title to the Real Property shall be good and marketable and that the Title Company shall be prepared to issue an owner’s policy of title insurance in the form of the Pro Forma Title Policy in the amount of the Base Purchase Price (the “Title Policy”), subject only to the Permitted Exceptions and the payment by Purchaser of the Premium to the Title Company.

B. Title Insurance.

(1) Title Policy. Nothing herein shall require Purchaser to purchase the Title Policy from the Title Company.

(2) Title Exceptions. Purchaser shall be deemed to have accepted the state of title to the Real Property set forth in the Pro Forma Title Policy and Survey (or any updates thereto received by Purchaser) or which should have been included in the Pro Forma Title Policy and to have waived any claims or defects which it might otherwise have raised with respect to the matters reflected therein and the same shall be deemed to be Permitted Exceptions for all purposes of this Agreement.

(3) Purchaser’s Costs. Purchaser shall pay the costs of examination of title, as well as all other title charges (including the Premium), survey fees for any surveys obtained by Purchaser and, except as set forth herein, any and all other costs or expenses incident to the Closing and the recordation of the Deed. The cost of title insurance shall be paid as provided in Section 3(H)(1).

SECTION 6

ENVIRONMENTAL

A. Indemnification. Subject to the limitations set forth in this Section 6, Seller shall indemnify, reimburse and hold harmless Purchaser from and against any liability, obligation, investigation costs, remediation costs and expenses or Losses, including reasonable legal fees and expenses (collectively, “Environmental Losses” and such indemnification and reimbursement obligations, the “Section 6 Indemnification”) to which such Purchaser may become subject as a result of, or based upon or arising out of, (i) any Environmental Claim relating to the Real Property, (ii) a breach of Seller’s Section 6(B) Representations or (iii) the Release of Hazardous Substances or the Threat of Release of Hazardous Substances at, on, under, or migrating from the Real Property or at any other property that may have received Hazardous Substances from the operation of Seller’s business at the Real Property, in each case, the events referenced in clauses (i) through (iii) are limited to Environmental Claims, Release of Hazardous Substances, Threat of Release of Hazardous Substances relating to facts, conditions or circumstances occurring prior to the Closing Date (collectively, an “Environmental Event”). In no event shall (x) “Environmental Losses” include diminution in value of the Property Assets or (y) “Environmental Event” include any event described in clauses (i) through (iii) of this Section 6(A) that (AA) is caused or created by NJRCEV in connection with the operation of the solar field located on the portion of the Real Property demised to NJRCEV pursuant to the Solar Lease (the “Solar Field”) or (BB) is related to lead paint or asbestos.

B. Environmental Representations. Except as set forth in the Environmental Reports:

(1) To Seller’s Knowledge, for the period commencing ten (10) years prior to the Closing Date, Seller has been in material compliance with all applicable Environmental Laws with respect to Seller’s ownership and operation of the Property Assets, including holding all material Licenses and Permits required under Environmental Laws for the operation of the Property Assets, and has been in material compliance with the terms and conditions of any of such Licenses and Permits; provided that Seller’s representation in this clause (1) does not include NJRCEV’s construction or operation of the Solar Field.

(2) Seller has not received any Environmental Claim or any threatened Environmental Claim that alleges that Seller is not in compliance with any Environmental Law with respect to the Property Assets or that alleges that Seller is responsible for environmental cleanup or remediation with respect to the Property Assets or any other property that may have received waste from Seller’s operation of the Property Assets.

(3) There has not been a Release or to Seller’s Knowledge, there has not been a Threat of Release of any Hazardous Substance (whether lawfully or unlawfully) at the Real Property during Seller’s ownership or any prior ownership which has or will require reporting to any governmental authority or which has or is reasonably likely to require investigation or remediation pursuant to applicable Environmental Law, excluding any such Releases that have been fully resolved with no further liability or obligation on the part of Seller or which are not reasonably expected to be material.

(4) To Seller’s Knowledge, no activity has been undertaken at the Real Property by Seller or any other Person which would require Seller or Purchaser to obtain a hazardous waste treatment, storage or disposal permit pursuant to the federal Resource Conservation or Recovery Act, 42 U.S.C. §§ 6901, et seq., or analogous New Jersey law, provided, that for purpose of clarification, such a permit does not include an identification number that is required by Persons who generate and dispose of hazardous waste at off-site facilities.

(5) To Seller’s Knowledge, no hazardous waste is being stored at the Real Property other than as scheduled in Schedule 12 (provided that no representation is made with respect to the land underlying the Solar Lease).

(6) Seller is not subject to any order, judgment or decree pursuant to applicable Environmental Law or with respect to Hazardous Substances with respect to the Real Property.

(7) The sale of the Real Property pursuant to this Agreement is not subject to ISRA.

(8) The representations and warranties set forth in this Section 6(B) (collectively, the “Section 6(B) Representations”) are Seller’s sole and exclusive representations and warranties with respect to environmental matters concerning the Real Property.

C. Limitation on Indemnification.

(1) Purchaser shall take all reasonable commercial actions to mitigate its Environmental Losses with respect to any claims for a Section 6 Indemnification.

(2) Purchaser shall give Seller prompt written notice of any possible Environmental Event and the basis for Purchaser reasonably believing the same occurred prior to the Closing Date and if it occurred prior to the Closing Date, was not caused by NJRCEV (“Section 6 Notice”). Purchaser’s Section 6 Notice shall include copies of all environmental reports and studies with respect to the specific Environmental Event. Seller shall, within twenty (20) days of the receipt of such Section 6 Notice, notify Purchaser whether Seller elects to control and perform the remediation of such Environmental Event (a “Section 6 Response”); provided that Seller shall be given such access to the Real Property as Seller deems reasonably necessary to confirm the validity of the Section 6 Notice and the possible Environmental Event. In the event that in such Section 6 Response Seller declines to control the remediation activities or fails to timely deliver a Section 6 Response, Purchaser shall retain control and responsibility for performing the recommended remediation, subject to Seller’s obligations under this Section 6. If Seller elects to control and perform the remediation activities in a timely delivered Section 6 Response, Purchaser shall allow Seller and Seller’s contractors and employees such access to the Real Property to undertake and complete such remediation, as Seller’s cost. Notwithstanding the foregoing, if during the course of the remediation, it is reasonably determined that such Environmental Event occurred on or after the Closing Date or was caused by NJRCEV, Purchaser shall reimburse Seller for the reasonable out of pocket costs and expenses incurred to such date by Seller and substantiated by Seller as reasonably necessary to meet the requirements of applicable Environmental Laws, agency directive or order or judicial order or decree and Seller shall transition such remediation work to Purchaser.

(3) Any remediation of an Environmental Event (whether undertaken by Seller or Purchaser) shall implement the lowest cost remedial action that (i) is consistent with the use of the Real Property as a commercial business, including, if necessary, accepting institutional or engineering controls and (ii) does not unreasonably interfere with Purchaser’s or any tenant’s operations at the Real Property.

(4) (a) Notwithstanding anything to the contrary contained herein,

(i) Except as provided below, Purchaser (and any Purchaser’s Indemnitee) may not make any claim for a Section 6 Indemnification unless and until the aggregate amount of all such Environmental Losses for which Purchaser is entitled to Section 6 Indemnification from Seller exceed Five Hundred Thousand and No/100 Dollars ($500,000) (the “Environmental Basket Amount”); it being acknowledged that upon the Environmental Basket Amount being exceeded, Seller shall be responsible for payment of all Environmental Losses (for which Purchaser is entitled to Section 6 Indemnification from Seller) from the first dollar of such Environmental Losses (including the Environmental Basket Amount) of Purchaser or any Purchaser’s Indemnitee, subject to the limitations set forth in this Section 6 (including without limitation, the Environmental Cap and the survival period set forth in Section 6(D);

(ii) Seller shall not be responsible Environmental Losses (including remediation) to the extent that such Environmental Losses (i) result from a change in Environmental Law after the Closing Date, including a revision to remediation or cleanup standards with respect to individual Hazardous Substances that occurs after the Closing Date, (ii) are acerbated as the result of the negligence, gross negligence or willful misconduct of Purchaser, its successors or assigns or any tenants, licensees, invitees, employees, contractors or agents of any of the foregoing, or (iii) Purchaser fails to satisfy Sections 6(C)(1) and (2) hereof;

(iii) Seller shall have no liability for any Environmental Losses (including, without limitation Section 6 Indemnification) under this Section 6 to the extent the aggregate amount of all such indemnification costs and Environmental Losses exceeds Twenty Million and no/100 Dollars ($20,000,000) (the “Environmental Cap”); and

(iv) the amount of any Environmental Losses for which Purchaser shall be entitled to indemnification pursuant to this Section 6 and the Environmental Cap shall be reduced and offset by the amounts paid by Seller in connection with any remediation work actually performed by Seller (and its contractors and consultants), by the amount of any insurance proceeds received by Purchaser or by amounts received by Purchaser in connection with indemnification by third parties from the incurrence of, or payment of amounts relating to, such Environmental Losses.

(b) The parties hereto hereby agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as adjustments to the Purchase Price unless otherwise required by applicable Legal Requirement.

(5) Subject to the limitations set forth in this Section 6, Seller shall perform any remediation of an Environmental Event and defend any Environmental Event with respect to the period prior to the Closing Date by attorneys and other professionals selected by Seller and reasonably approved by the Purchaser; provided that Seller shall control the resolution of any claim or proceeding; provided further however, Seller shall not be responsible for the expense of additional separate counsel of Purchaser unless a conflict or potential conflict exists between such any Purchaser and Seller, and, provided further, that no compromise or settlement shall be entered without Purchaser’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.

D. Survival. The provisions of this Section 6 shall expire if a Section 6 Notice has not been provided by Purchaser to Seller on the earlier of (i) the sale or transfer of the Real Property by Purchaser or (ii) sixty (60) months after the Closing Date.

SECTION 7

BROKER

Purchaser and Seller each represent and warrant to the other that it has not dealt with any broker, finder or other middleman or Person other than CBRE, Inc. (“Seller’s Broker”) and Jones Lang LaSalle (“JLL Broker”) with respect to this Agreement, the Atos Lease and the transactions contemplated hereby and thereby, and that no broker, finder, middleman or Person other than Seller’s Broker and JLL Broker, has the right to claim a commission, finder’s fee or other brokerage fee in connection with this Agreement or the transactions contemplated hereby. Seller shall pay Seller’s Broker in connection with the consummation of the transactions contemplated by this Agreement pursuant to a separate agreement between Seller and Seller’s Broker. Each party shall indemnify, protect, defend and hold the other party harmless from and against any costs, claims or expenses (including actual attorneys’ fees and expenses) arising out of the breach by the indemnifying party of any of its representations, warranties or agreements contained in this Section 7; provided that Purchaser shall indemnify Seller for any costs, claims or expenses (including actual attorneys’ fees and expenses) of JLL Broker owed by Purchaser with respect to this Agreement, the Atos Lease and the transactions contemplated hereby and thereby, and provided further that in no event shall Seller be obligated to indemnify Purchaser or Atos for costs, claims or expenses (including attorneys’ fees and expenses) of JLL Broker (such cross indemnifications made by Seller and Purchaser in this Section 7, subject to the exclusions therefrom, being the “Section 7 Indemnification”). The provisions of this Section 7 shall survive the Closing.

SECTION 8

COOPERATION

A. Cooperation. Each party agrees to reasonably cooperate with the other party hereto, its respective Affiliates and their respective representatives to carry out the reasonable purpose of this Agreement in connection with any litigation or proceedings with respect to the Property Assets, any tax audit, examination or challenge or similar proceeding; provided that the party requesting such cooperating shall reimburse the cooperating party for its reasonable third party costs and expenses in connection with such cooperation. Seller shall reasonably cooperate with Purchaser in connection with the assignment of all legally assignable and transferable Licenses and Permits to Purchaser and the application for a procurement of replacements of any non-transferable Licenses and Permits, provided that Purchaser reimburses Seller for its reasonable third party costs and expenses arising from such cooperation.

B. Survival. The provisions of this Section 8 shall survive the Closing.

SECTION 9

NOTICES

A. Addresses. Whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be made in writing and shall be sent by either (i) hand delivery, or (ii) a nationally recognized overnight courier service fully prepaid for next Business Day delivery addressed to the addressees (and individuals) set forth below with receipt acknowledged in writing:

As to Purchaser:

QTS Investment Properties East Windsor, LLC

12851 Foster Street

Overland Park, Kansas 66213

Attention: Legal Department

With a copy to Purchaser’s Counsel:

Stinson Leonard Street LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106

Attn: Victoria R. Westerhaus, Esq.

As to Seller:

McGraw Hill Financial, Inc.

1221 Avenue of the Americas

New York, New York 10020

Attn: Jack F. Callahan

McGraw Hill Financial, Inc.

1221 Avenue of the Americas

New York, New York 10020

Attn: Mitra Meshgin-Poosh

With a copy to Seller’s Counsel:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attn: Neil L. Rock, Esq.

B. Receipt of Notices. Any notice, demand or request that shall be delivered to a party and its alternate addressee in the manner aforesaid shall be deemed sufficiently given to and received by such party for all purposes hereunder on the day of such hand delivery, or in the case of delivery by nationally recognized overnight courier service, the Business Day such notice, demand or request is delivered by such nationally recognized overnight courier service fully prepaid, to such party and its alternate addressee.

C. Refusal of Delivery. The inability to deliver any notice, demand or request because the party to whom it is properly addressed in accordance with this Section 9 refused delivery thereof or no longer can be located at that address shall constitute delivery thereof to such party.

D. Change of Address. Each party shall have the right from time to time to designate by written notice to the other parties hereto such other Person or Persons and such other place or places as said party may desire written notices to be delivered or sent in accordance herewith.

E. Attorney’s Signature. Notices and consents signed and given by an attorney for a party shall be effective and binding upon that party.

F. Survival. This Section 9 shall survive the Closing.

SECTION 10

EWMUA WORK

A. EWMUA Obligations. Notwithstanding anything to the contrary contained herein, Seller has disclosed to Purchaser in Sections 8.1.3, 8.1.6, and 8.1.7 of the Data Room that the Developer’s Agreements imposed certain continuing obligations upon Seller and the owner of the Real Property with respect to the required transfer of the Real Property from well water and wastewater disposal to municipal water and sewer (the “Transfer Work”). As part of the process of satisfying Seller’s obligations under the Developer’s Agreements, Seller obtained the EWMUA Resolution from the EWMUA which resolution set forth Seller’s obligations to satisfy the EWMUA Developer’s Agreement and certain provisions of the Developer’s Agreement. Purchaser has received and reviewed the Developer’s Agreements and the EWMUA Resolution and a copy of each (which with respect to the EWMUA Resolution is redacted with respect to the amount of EWMUA Payment) is in Section 11.7.3 of the Data Room. Purchaser is not assuming the Developer’s Agreements pursuant to this Agreement but will acquire the Real Property subject to the Developer’s Agreements as Permitted Exceptions.

B. Pre-Closing Work. In connection the EWMUA Resolution, the EWMUA, as applicant, obtained from the New Jersey Department of Environmental Protection (“NJDEP”) the permit referenced in the EWMUA Resolution (the “NJDEP Permit”) to connect the Property (including, without limitation, the cooling tower) to municipal water. A copy of the NJDEP Permit has been provided to Purchaser. Also in connection with the EWMUA Resolution, Seller paid the EWMUA Payment and performed the Transfer Work such that the Real Property was transferred from well water to municipal water and Seller received the Second EWMUA Resolution confirming Seller’s satisfaction of the obligations under the EWMUA Developer’s Agreement and paragraph 25 of the Developer’s Agreement. A copy of the Second EWMUA Resolution has been provided to Purchaser.

C. Easements.

(1) Purchaser acknowledges that the EWMUA Resolution requires four (4) easements be recorded against the Property in connection with the Transfer Work (the “EWMUA Easements”). A copy of three of such EWMUA Easements, each prepared by the EWMUA, has been provided to and approved by Purchaser (the missing EWMUA Easement being referred to as the “Undelivered Easement”). As of the date hereof, the EWMUA has not delivered the Undelivered Easement but it is intended to give the EWMUA the right to install additional drainage lines across such portion of the Real Property identified (approximately) in Exhibit D which location is acceptable to Purchaser. Upon the delivery by the EWMUA of the Undelivered Easement to Purchaser, Purchaser shall use commercially reasonable efforts to negotiate the Undelivered Easement with the EWMUA in good faith. Purchaser shall keep Seller reasonably informed of the status of the Undelivered Easement.

(2) To the extent any of the EWMUA Easements (including the Undelivered Easement) are not yet recorded against the Real Property, Purchaser shall cooperate to record such EWMUA Easements at Seller’s reasonable cost and expense. In the event Purchaser does not reasonably cooperate (as determined by the EWMUA), Purchaser shall indemnity Seller in connection with the Losses incurred by Seller in connection with such failure to cooperate.

D. Post Closing.

(1) Seller, in good faith, believes that at least one or more inspections of the Transfer Work will be required by the NJDEP and/or the EWMUA to close out the NJDEP Permit. Purchaser shall allow Seller and such inspectors access to the Real Property to complete such inspections and to perform such work with respect to the Transfer Work to comply with such inspections; provided that Seller shall use, and cause its inspectors to use, commercially reasonable efforts to not interfere with Purchaser’s operations on the Real Property and Seller shall give 3 days’ advance notice of the desire to make such inspections. Seller and Purchaser shall reasonably cooperate, at Seller’s cost, and at Purchaser’s written request, Seller shall use commercially reasonable efforts to obtain the Township’s acknowledgement that Seller’s obligations under the Developer’s Agreement have been satisfied (including petitioning the Township to adopt a resolution to such effect as set forth in the Developer’s Agreement).

(2) Upon close out of the NJDEP Permit and sign off of the above referenced inspections by the EWMUA (“Completion”), Seller, to the extent the same are assignable or can cause such warranties or guarantees to be assigned, shall assign or cause to be assigned to Purchaser on a non-exclusive basis, all warranties and guarantees and contracts relating to the improvements and the Property; provided, however, that Seller shall have the right to pursue any and all claims, demands, actions, losses and causes of action against the contractor, subcontractors and suppliers involved in or responsible for the Transfer, provided that Seller shall give prior written notice to Purchaser thereof, and Purchaser shall be permitted to join in any such actions. In addition, upon Completion, Seller shall deliver to Purchaser a complete set of drawings for the Transfer Work.

E. Survival. This Section 10 shall survive the Closing.

SECTION 11

ADDITIONAL REQUIREMENTS

A. Infrastructure Connections. From and after the Closing Date, Purchaser shall continue to dedicate the Infrastructure Connections and the Dedicated Conduit located on the Real Property to Seller for Seller’s exclusive use, subject to the terms of the Atos Lease. The Infrastructure Connections and the Dedicated Conduit (and any replacements thereto) shall continue to remain in their current location on the Real Property from and after the Closing Date at no additional cost to Seller or Atos for so long as Seller occupies the data center at the Real Property (either directly or indirectly through the Atos Lease, “Seller’s Occupancy”). The Atos Lease shall provide that Purchaser shall bear the sole cost and expenses of maintaining, repairing and replacing such Infrastructure Connections and the Dedicated Conduit (pursuant to Seller’s specifications) throughout Seller’s Occupancy and Purchaser shall not modify or waive the Atos Lease in an manner that would adversely affect Seller’s rights pursuant to this Section 11(A). If requested by Seller, Purchaser and Seller shall jointly execute a recordable memorandum evidencing such agreement, which either party may record in the real estate records against the Real Property.

B. Property Manager. Pursuant to the Transition Agreement, Seller shall maintain its written agreement with Property Manager with respect to the Property and at the end of the transition term under the Transition Agreement with respect the “CBRE services,” Seller shall modify its written agreement with Property Manager so as to (a) remove the Real Property from being subject to such written agreement and (b) cause Property Manager to no longer act as a property manager with respect to the Real Property and, to the extent that Purchaser in its sole discretion desires Property Manager to manage the Real Property after the end of such transition term, Purchaser may enter into a separate written agreement with Property Manager for the management therefor.

C. Mercer County Easements. The proposed easements listed on Schedule 10 (the “County Easements”) were previously delivered by Seller to the Mercer County Attorney’s office (the “County Attorney”) for approval by the Board of Freeholders of Mercer County (the “BOF”); however as of the Closing, the BOF has not approved the County Easements. After the Closing Date, Seller will withdraw the County Easements from consideration by the BOF and Seller and Purchaser will reasonably cooperate to revise the County Easements to reflect the appropriate “grantee” or “grantees” as between Purchaser and Seller as the result of the Closing and resubmit the revised County Easements to the County Attorney for resubmittal to the BOF in accordance with the County’s Attorney’s and BOF’s standard procedures. In that regard, Seller and Purchaser shall utilize the services of Seller’s attorney, at Seller’s sole cost and expense.

D. Further Assurances. Each party agrees to reasonably cooperate with the other party hereto, its respective Affiliates and their respective representatives to (i) obtain the consent of JCP&L for the Assignment of Interconnection Agreement, and (ii) obtain the consents needed, if any, for the Assignment of Forest Plan. In addition, at Purchaser’s request, Seller shall reasonably cooperate and use commercially reasonable efforts to help Purchaser locate copies of plans, books, Records, files and reports pertaining to the maintenance, design and operations of the Property Assets.

E. Survival. The rights and obligations of Seller and Purchaser contained in this Section 11 shall survive the Closing Date for the period referenced in such section.

SECTION 12

GENERAL PROVISIONS

A. Amendment. No provision of this Agreement or of any documents or instrument entered into, given or made pursuant to this Agreement may be amended, changed, waived, discharged or terminated except by an instrument in writing, signed by the party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.

B. Entire Agreement. This Agreement and the other documents delivered at the Closing as set forth in Section 3(D) and Section 3(E) hereof set forth the entire agreement and understanding of the parties in respect of the transactions contemplated by this Agreement, and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof and thereof. No representation, promise, inducement or statement of intention has been made by Seller or Purchaser which is not embodied in this Agreement, or in the attached Exhibits or the written certificates, schedules or instruments of assignment or conveyance delivered pursuant to this Agreement, and neither Purchaser nor Seller shall be bound by or liable for any alleged representations, promise, inducement or statement of intention not therein so set forth.

C. No Waiver. No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder shall constitute a waiver of any party’s right to demand strict compliance with the terms of this Agreement.

D. Counterparts. This Agreement, any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby, and any amendment or supplement thereto may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any signature page of this Agreement or of such an amendment, supplement, document or instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages. Any counterpart transmitted via email in format in portable document format (.pdf) shall be treated as originals for all purposes as to the parties so transmitting.

E. Costs and Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby or thereby (including, without limitation, the enforcement of any obligation to indemnify, defend or hold harmless provided for herein or therein), or because of an alleged dispute, default, or misrepresentation in connection with any of the provisions of this Agreement or of such document or instrument, the successful or prevailing party shall be entitled to recover actual attorneys’ fees, charges and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

F. Payments. Except as otherwise provided herein, payment of all amounts required by the terms of this Agreement shall be made in the United States and in immediately available funds of the United States of America which, at the time of payment, is accepted for the payment of all public and private obligations and debts.

G. Successors and Assigns. This Agreement shall be binding upon and insure to the benefit of the successors and permitted assigns of the respective parties hereto. No assignment of this Agreement, in whole or in part, shall be made without the prior written consent of the non-assigning parties (and shall not relieve the assigning party from liability hereunder) and any purposed assignment of this Agreement in contravention of the foregoing shall be null and void ab initio.

H. Applicable Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey without giving effect to the conflict of law rules and principles of that state. To the fullest extent permitted by law, the parties hereby unconditionally and irrevocably waive and release any claim that the law of any other jurisdiction governs this Agreement and this Agreement shall be governed and construed in accordance with the laws of the State of New Jersey. Except as provided in Section 4(E) hereof, to the maximum extent permitted by applicable law, any legal suit, action or proceeding against any of the parties hereto arising out of or relating to this Agreement shall be instituted in any federal or state court in New Jersey, and Purchaser and Seller hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. Purchaser and Seller hereby agree to venue in such courts and hereby waive, to the fullest extent permitted by law, any claim that any such action or proceeding was brought in an inconvenient forum. Each of the parties hereto irrevocably waives any trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

I. Construction of Agreement. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Headings at the beginning of sections of this Agreement are solely for the convenience of the parties and are not a part of this Agreement. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, the masculine gender shall include the feminine and neuter genders, and vice versa. As used in this Agreement, the term “Seller” shall include the respective permitted successors and assigns of Seller, and the term “Purchaser” shall include the permitted successors and assigns of Purchaser, if any. All times refer to the time in Trenton, New Jersey.

J. Severability. If any term or provision of this Agreement is determined to be illegal, unconscionable or unenforceable, all of the other terms, provisions and sections hereof will nevertheless remain effective and be in force to the fullest extent permitted by law.

K. Submission of Agreement. No agreement with respect to the purchase and sale of the Property Assets shall exist, and this writing shall have no binding force or effect, until this Agreement shall have been executed and delivered by Purchaser and by Seller.

L. Further Assurances. Purchaser and Seller agree to execute such instruments and take such further actions either before or after the Closing as may be reasonably necessary to carry out the provisions of this Agreement provided that no material additional cost or liability shall be created thereby.

M. Confidentiality. The parties each hereby agree that the provisions of this Agreement, all understandings, agreements and other arrangements between and among the parties, and all other non-public information received from or otherwise relating to, the Property Assets and this Agreement shall be confidential, and shall not be disclosed or otherwise released to any other Person (other than another party hereto, such party’s Affiliates or Atos, provided Atos shall agree to be bound by the confidentiality provisions of this Agreement), without the written consent of the other parties, as applicable. The obligations of the parties hereunder shall not apply to: (a) the extent that the disclosure of information otherwise determined to be confidential is required by applicable law, or by any regulations or securities exchange listing rules applicable to such party or its Affiliates, (b) the disclosure of confidential information to any financial advisors, other professional advisors, shareholders, investors and lenders (both actual and potential) of a party who agree to hold confidential such information substantially in accordance with this Section 11(M) or who are otherwise bound by a duty of confidentiality to such party; and (c) such disclosures as may be contained in Section 11(N) hereof.

N. Public Announcements. If the Purchaser determines that a public announcement with respect to this Agreement and the Property Assets (collectively, the “Subject Matter”) is necessary, the parties agree the Purchaser will draft the announcement for review and reasonable pre-approval by the Seller. Upon the reasonable approval by Seller the release of the public announcement regarding the Subject Matter, no further public announcement regarding the Subject Matter shall be made by the parties at any time without mutual approval, except to the extent required by law or the regulations of the United States Securities and Exchange Commission.

O. Memorandum of Contract. The parties hereto agree that this Agreement shall not be recorded.

P. No Third Party Beneficiary. It is specifically understood and agreed that no Person shall be a third party beneficiary under this Agreement, and that none of the provisions of this Agreement shall be for the benefit of or be enforceable by anyone other than the parties hereto and their assignees, and that only the parties hereto and their permitted assignees shall have rights hereunder.

Q. Binding Agreement. Subject to the foregoing limitations, this Agreement shall extend to, and shall bind, the respective heirs, executors, personal representatives, successors and assigns of Seller and Purchaser.

R. Survival. The rights and obligations of Seller and Purchaser contained in this Section 12 shall survive the Closing.

[Signatures Appear on the Following Page.]

IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed as of the day and year first above written.

SELLER:

MCGRAW HILL FINANCIAL, INC. a New York corporation

By:	/s/ Mitra Meshgin-Poosh
Name: Mitra Meshgin-Poosh
Title: Director

PURCHASER:

QTS INVESTMENT PROPERTIES EAST WINDSOR, LLC, a Delaware limited liability company

By:	/s/ Shirley E. Goza
Name: Shirley E. Goza
Title: Vice President, General
Counsel and Secretary

Contract Of Sale – McGraw Hill South Campus

EXHIBIT A

LEGAL DESCRIPTION

[SEE ATTACHED]

EXHIBIT ‘‘A”

LEGAL DESCRIPTION

Real property in the Township of East Windsor, County of Mercer, State of New Jersey, described as follows:

As to Lots 6 & 6QFarm, Block 63:

BEGINNING at a concrete monument in the Southerly line of Hightstown-Princeton Road, (60 feet wide), bearing South thirty-five degrees one minutes fifty-six seconds West (35 degrees 01 minutes 56 second West) thirty and five hundredths (30.05) feet from a point in the centerline thereof; said last mentioned point bears along said centerline the following two (2) courses from the intersection of said center line with the Southerly projection of the center line of One Mile Road (A) North fifty-seven degrees fifty-nine minutes nineteen seconds West (North 57 degrees 59 minutes 19 seconds West) seventy-six and twenty-one hundredths (76.21) feet to a point; thence (B) North fifty-eight degrees eighteen minutes fifty-nine seconds West (North 58 degrees 18 minutes 59 seconds West) eight hundred eighty-three end seventy-one hundredth (883.71) feet to the center lien point in Hightstown-Princeton Road, said beginning point having coordinates of Y 526, 054.70 and X 2,033,003.90, based on the New Jersey Plan Coordinate System and running thence;

(1) Along the Westerly line of lands now or formerly of the McGraw Hill Publishing Company South thirty-five degrees one minutes fifty-six seconds West (South 35 degrees 01 minutes 56 seconds West) one thousand twelve and forty-eight hundredths (1012.48) feet to a concrete monument having coordinates of Y 525,225.72 and X 2,032,422.75, thence;

(2) Along the Northerly lines of lands now or formerly of Francis G. Clark Et Ux and John W. Sullivan Et Ux North eighty-one degrees twenty minutes forty-seven seconds West (North 81 degrees 20 minutes 4 seconds West) seven hundred thirty-one and forty-two hundredths (731.42) feet to on iron pipe having coordinates of Y 525,335.77 and X 2,031,699.65, thence;

(3) Along the Westerly line of lands of said Sullivan South four degrees thirty-six minutes twenty-seven seconds East (South 4 degrees 36 minutes 27 seconds East) six hundred seventy-three and eleven hundredths (673.11) feet to a point having coordinates of Y 524,664.83 and X 2,031.753.72, thence;

(4) Along the Northerly line of lots fronting on Wilmore Drive North eighty-seven degrees forty minutes sixteen seconds West (North 87 degrees 40 minutes 16 seconds West) one thousand five and ten hundredths (1005.10) feet to a point being the Northwest corner of lands now or formerly of R.W. Coleman Et Ux, having coordinates of Y 524,705.68 and X 2,030,749.45, thence;

(5) Along the Westerly line of lands of said Coleman South eight degrees forty-five minutes and fifty-four seconds West (South 8 degrees 45 minutes 54 seconds West) one hundred fifty-one and twenty-seven hundredths (151.27) feet to a point, having coordinates of Y 524, 556.17 and X 2,030,726.40, thence;

(6) Along the Northerly terminus of Scott Road North eighty-one degrees fourteen minutes six seconds West (North 81 degrees 14 minutes 06 seconds West) fifty and no hundredths (50.00) feet to a point, having coordinates of Y 524,563.79 and X 2,030,676.98, thence;

(7) Along the Westerly line of Scott Road South eight degrees forty-five minutes fifty-four seconds West (South 8 degrees 45 minutes 54 seconds West) four hundred ninety-two and five hundredths (492.05) feet to a point in the Northerly line of a (16.5) feet wide strip of land now or formerly of Lewis Cotterell, having coordinates of Y 524,077.49 and X 2,030,602.00, thence;

(8) Along the Northerly line of said (16.5) feet wide strip of land North fifty-two degrees fifty-nine minutes twenty-nine seconds West (North 52 degrees 59 minutes 29 seconds West) one thousand one hundred seventy and sixty-six hundredths (1170.66) feet to a point, having coordinates of Y 524,782.15 and X 2,029,667.18, thence;

(9) Along the Easterly line of lands of Joseph E. Mount Jr., Et Ux and Victor J. Kushnerwich, Et Ux North seventeen degrees twenty minutes fifty-eight seconds East (North 17 degrees 20 minutes 58 seconds East) two thousand nine hundred eighty-six and seventy-nine hundredths (2986.79) feet to a point in the Southerly line of the aforesaid Hightstown-Princeton Road, having coordinates of Y 527,633.06 and X 2,030,557.84, thence; Along the Southerly line of the aforesaid Hightstown-Princeton Road, having coordinate of Y 527,633.06 and X 2,030,577.84, thence; Along the Southerly line of Hightstown-Princeton Road and following four(4) courses;

(10) South fifty-five degrees thirty-four minutes two seconds East (South 55 degrees 34 minutes 02 seconds East) two hundred eighty-three and and forty-four hundredths (283.44) feet to a point of curve having coordinates of Y 527,472.80 and X 2,030,791.61, thence;

(11) Along said curve bearing to the left having a radius of (34,407.47) feet a distance of one thousand three hundred one and fourteen hundredths (1301.14) feet to a point of tangency, having coordinates Y 526,757.55 and X 2,031,878.43, thence;

(12) South fifty-seven degrees forty-four minutes, two seconds East (South 57 degrees 44 minutes 02 seconds East) six hundred seventy-seven and eighty-four hundredths (677.84) feet to a point, having coordinates of Y 526,395.68 and X 2,032,451.60, thence;

(13) South fifty-eight degrees eighteen minutes fifty-nine seconds East (South 58 degrees 18 minutes 59 seconds East) six hundred forty-nine and nine hundredths (649.09) feet to the point and place of BEGINNING.

Excepting thereout an therefrom lands conveyed by Deed Book 1752, Page 771 and Deed Book 3122, Page 62.

BEING Lot 6, Block 63 on the Tax Map.

As to Lot 8, Block 63:

BEGINNING at a point in the centerline of Princeton Road, leading from Princeton to Hightstown distant therein Northwesterly measure along the same 2076.61 feet from the Northwesterly line of U.S. New Jersey Highway Number 130, formerly New Jersey State Highway Number 25, which beginning point is also in the Northwesterly line of lands belonging to Mettler Instrument Corporation; and from thence running (1) along lands of Mettler Instrument Corporation South 38 degrees 24 minutes West 1012 feet, passing through an iron pipe 30 feet from said center line of Princeton Road to an old pipe; thence along lands now or formerly of Maurice Hageman and William Mount, the following five courses and distance; (2) North 75 degrees West 318.78 feet thence (3) North 15 degrees 07 minutes East, 67.90 feet; thence (4) North 31 degrees 30 minutes East 330 feet; thence (5) North 40 degrees 15 minutes East 46.20 feet; thence (6) North 74 degrees 58 minutes West 870 feet; thence (7) along lands remaining to Mabel Scoot and William J. Scott North 41 degrees 30 minutes East 1043.43 feet, passing through an iron pipe 30.05 feet from the center line of Princeton Road to a point in the said center line; thence along said center line of Princeton Road the following two courses and distance; (8) South 51 degrees 56 minutes East 920.89 feet thence (9) South 51 degrees 36 minutes East 179.11 feet to the point and place of BEGINNING.

Excepting so much of the lands herein described conveyed to the County of Mercer by deed from William J. Scott et als, for the widening of Princeton Road leading from Hightstown to Princeton, by deed dated October 23, 1951 and recorded October 25, 1951 in Deed Book 1169 page 496 and by deed from McGraw Hill, Inc. to Township of East Windsor recorded in Book 1752, Page 771 and to any part of the bed of Hightstown-Princeton Road, conveyed.

Being Lot 8, Block 13 on the Tax Map.

As to Lot 9, Block 63:

BEGINNING at an old iron pipe bearing South 38 degrees 24 minutes West 1012 feet, along the Northwest line of lands of Mettler Instrument Corporation from a point in the center line of Princeton Road, leading from Princeton to Hightstown, which point bears 2076.61 feet Northwesterly along said center line of Princeton Road from the Northwest line along said center line of Princeton Road, from the Northwest line of U.S. New Jersey Highway Number 130, formerly New Jersey State Highway Number 25; and running thence, from said old iron pipe at the point of beginning, (1) along lands of Mettler Instrument Corporation, South 75 degrees East 45.50 feet; thence (2) along lands reaming to Maurice Hageman and William Mount, South 28 degrees 24 minutes West 575.15 feet to an old iron pipe; thence along lands of Marion Martin the following four courses and distance; (3) North 51 degrees 35 minutes West 218.66 feet to an old iron pipe; (4) North 28 degrees 24 minutes East 12 feet to a point in the middle of a ditch; (5) along said middle of ditch, South 88 degrees 02 minutes West 168 feet; thence (7) along and beyond the middle of ditch, along said lands of Marion Marin, Maurice Hageman and William Mount and Edward Bronish, North 75 degrees 02 minutes West 553.98 feet to an iron pipe; thence (8) along land of Francis O. Clark, crossing aforesaid ditch, North 28 degrees 24 minutes East, 138.40 feet to an old iron pipe; thence (9) still along lands of Frances O. Clark, North 6 degrees 19 minutes East 503.08 feet; thence along lands now or formerly of Mabel Scott and William J. Scott the following five courses and distance (10) South 74 degrees 58 minutes East 870 feet; (11) South 40 degrees 15 minutes West 46.20 feet; (12) South 31 degrees 30 minutes West 330 feet; (13) South 15 degrees 07 minutes West 57.90 feet; (14) South 75 degrees East 318.78 feet to the point and place of BEGINNING.

BEING Lot 9, Block 63 on the Tax Map.

As to Lots 10.03 and 10.04 formerly known as Lots 10, 48, and 49, Block 63:

DESCRIPTION OF PROPOSED LOT 10.03 IN BLOCK 63, TOWNSHIP OF EAST WINDSOR, MERCER COUNTY, N.J.

All that parcel of land known as a Proposed Lot 10.03 in Block 63 in the Township of East Windsor, as shown on a map entitled “Township of East Windsor, Minor Subdivision and Lot Consolidation Plan, Lots 10, 10.01, 48 and 49, Block 63, East Windsor Township, Mercer County, New Jersey” dated September 27, 2011, prepared by Richard A. Moralle, P.L.S. and P.E., T&M Associates, and being more particularly described as follows:

BEGINNING at a point on the westerly right-of-way (R.O.W.) line of One Mile Road Extension (variable R.O.W. width) where the same is intersected by the southerly line of Lot 9 in Block 63 and thence running:

a. In a general westerly direction, along the southerly line of Lot 9, North 61 degrees 36 minutes 45 seconds West a distance of 188.22 feet to the intersection of the easterly line of existing Lot 10 with northerly line of existing Lot 10.01. Which point is the TRUE POINT OF BEGINNING of that parcel of land known as a portion of Proposed Lot 10.03, Block 63 in the Township of East Windsor and from said point of beginning, running:

1. Along the southerly line of existing Lot 10 in Block 63, North 61 degrees 36 minutes 45 seconds West and a distance of 131.78 feet to a corner common to existing Lot 10.01 and existing Lot 10 in Block 63; thence

2. Along the westerly line of existing Lot 10.01 in Block 63, in part, South 28 degrees 23 minute 15 seconds West and distance of 174.37 feet to a point common to Proposed Lot 10.02 and Proposed Lot 10.03; thence

3. Passing over and through existing Lot 10, along the newly created northerly line of Lot 10.02, North 61 degrees 36 minutes 45 seconds West and a distance of 64.06 feet to a point; thence

4. Passing over and through existing Lot 10, still along the said northerly line of Lot 10.02, North 00 degrees 00 minute 00 seconds West and a distance of 74.70 feet to a point; thence

5. Passing over and through existing Lot 10, still along the said northerly line of Lot 10.02, South 89 degrees 59 minutes 59 seconds West and a distance of 144.00 feet to a point; thence

6. Passing over and through existing Lot 10, still along the said northerly line of Lot 10.02, North 00 degrees 00 minute 00 seconds West and a distance of 82.50 feet to a point; thence

7. Passing over and through existing Lot 10 and a portion of existing Lot 48, still along the said northerly line of Lot 10.02, South 89 degrees 59 minutes 59 seconds West and a distance of 138.71 feet to a point; thence

8. Passing over and through a part of existing Lot 48 and part of existing Lot 49, still along the said northerly line of Lot 10.02, North 87 degrees 06 minutes 54 seconds West and a distance of 66.15 feet to a point; thence

9. Passing over and through a part of existing Lot 49, still along the said northerly line of Lot 10.02, North 55 degrees 41 minutes 56 seconds West and a distance of 52.65 feet to a point; thence

10. Passing over and through a part of existing Lot 49, still along the said northerly line of Lot 10.02, South 89 degree 59 minutes 59 seconds West and a distance of 87.23 feet to a point on the newly created westerly line of Lot 10.02; thence

11. Passing over and through a part of existing Lot 49, along the newly created westerly line of Lot 10.02, South 00 degrees 00 minutes 00 seconds West and a distance of 142.07 feet to a point; thence

12. Passing over and through a part of existing Lot 10 and existing Lot 48 and part of existing Lot 49, along the newly created southerly line of Lot 10.02 which line is parallel to and 90.00 feet from the southerly line of existing Lot 10, South 61 degrees 36 minutes 45 seconds East and a distance of 508.78 feet to a point on the westerly line of existing Lot 10.01 in Block 63, thence

13. Passing, along the westerly line of existing Lot 10.01, in part, South 28 degrees 23 minutes 15 seconds West and a distance of 90.00 feet to a point on the Northerly line of Lot 44 in Block 63; thence

14. Along the northerly line of existing Lot 44, in part, and the northerly lines of Lots 45, 46, and 47, North 61 degrees 36 minutes 45 seconds West and a distance of 383.66 feet to a point which is the common corner of existing Lot 47 and existing Lot 48 in Block 63; thence

15. Passing over and through existing Lot 48 and existing Lot 49, along the newly created northerly line of Proposed Lot 10.04, North 58 degrees 42 minutes 32 seconds West and a distance of 167.80 feet to a point which is the common corner of Lot 49 and Lot 50 in Block 63; thence

16. Along the northerly line of existing Lot 50, North 61 degrees 36 minutes 45 seconds West and a distance of 100.00 feet to a point which is the common corner of existing Lot 49, existing Lot 50, Existing Lot 51; thence

17. In an northerly direction, along the easterly line of existing Lot 51 in Block 63, North 28 degrees 33 minutes 58 seconds East and a distance of 569.53 fact to a point which is the common corner of existing Lot 9, existing Lot 49 and existing Lot 51 in Block 63; thence

18. In a general easterly direction, along the southerly line of existing Lot 9, South 75 degrees 02 minutes 00 seconds East and a distance of 553.98 feet to a point; thence

19. In an easterly direction, still along the southerly line of existing Lot 9, North 88 degrees 02 minutes 00 seconds East and a distance of 168.00 feet to a point, which point is the common corner of existing Lot 9 and existing Lot 10; thence

20. In a southerly direction along the westerly line of existing Lot 9, South 11 degrees 55 minutes 30 seconds West and a distance of 343.80 feet to a point; thence

21. In a southerly direction, still along the westerly line of existing Lot 9, South 28 degrees 24 minutes 00 seconds West and a distance of 11.80 feet to a point on the northerly line of existing Lot 10.01, the point and place of BEGINNING.

DESCRIPTION OF PROPOSED LOT 10.04 IN BLOCK 63, TOWNSHIP OF EAST WINDSOR, MERCER COUNTY, N.J.

All that parcel of land known as a Proposed Lot 10.04 in Block 63 in the Township of East Windsor, as shown on a map entitled “Township of East Windsor, Minor Subdivision and Lot Consolidation Plan, Lots 10, 10.01, 48 and 49, Block 63, East Windsor Township, Mercer County, New Jersey” dated September 27, 2011, prepared by Richard A. Moralle, P.L.S. and P.E., T&M Associates, and being more particularly described as follows:

BEGINNING at a point on the northerly right-of-way (R.O.W.) line of Dutch Neck Road (variable width R.0.W.) where the same is intersected by the easterly line of existing Lot 47 in Block 63 and thence running:

1. Along the existing R.O.W. line of Dutch Neck Road, parallel with and 20.00 feet from the title centerline of Dutch Neck Road (being the southerly deed line of existing Lot 48 and existing Lot 49), North 61 degrees 36 minutes 45 seconds West and a distance of 167.58 feet to Southeast corner of existing Lot 50; thence

2. Along the easterly line of existing Lot 50 in Block 63, North 28 degrees 23 minutes 15 seconds East and a distance of 205.00 feet to the Northeast corner of Lot 50; thence

3. Along the southerly line of proposed Lot 10.03 in Block 63, South 58 degrees 42 minutes 32 seconds East and a distance of 167.80 feet to the Northwest corner of existing Lot 47; thence

4. Along the westerly line of existing Lot 47 in Block 63, South 28 degrees 23 minute 15 seconds West and a distance of 196.50 feet to the point and place of BEGINNING.

BEING Lots 10, 48, and 49, Block 63 on the Tax Map.

As to Lot 51, Block 63:

BEGINNING at a point at the corner of land now or formerly of Joseph Bronish, et ux, in the Northeasterly line of Dutch Neck Road, said point being distant 20 feet measured at right angles from the center line of said Ditch Neck Road, and running thence (1) North 68 degrees 02 minutes 46 seconds West 200.72 feet to a point and corner in the said Northeasterly line of Dutch Neck Road, said point and corner being distant 5.10 feet Southwesterly on a course of South 10 degrees 20 minutes 14 seconds West from the Southeast corner of lands now or formerly of George L. Everham, et ux; thence; (2) in a Northeasterly direction to said Southeast corner of lands of George L. Everham, et ux and continuing along the line of said lands of beyond, passing along line of lands of now or formerly of John W. Jazen, et ux, and lands of Leslie N. Glen et ux, North 10 degrees 20 minutes 14 seconds East a total distance of 374 feet to angle point in said line, thence (3) along lands of said Leslie N. Glen, et ux, and lands of John W. Sullivan, et ux, North 00 degrees 07 minutes 46 seconds West a distance of 336.16 feet to a point corner to lands now or formerly John W. Sullivan, et ux, thence (4) in a Westerly direction along said lands of John W. Sullivan; et ux, North 87 degrees 40 minutes 16 seconds West a distance of 208.55 feet to a point and corner common to lands of John W. Sullivan, et ux, lands now or formerly of Julius Geararm and McGraw-Hill Publishing Company, Inc; thence (5) in a Northwesterly direction North 04 degrees 36 minutes 27 seconds West a distance of 673.11 feet to a point and corner to other lands of McGraw-Hill Publish Company, Inc., thence (6) along line of said other lands of McGraw-Hill Publishing Company, Inc, in a Southeasterly direction South 81 degrees 20 minutes 47 seconds East a distance of 731.42 feet to a point corner to other lands of McGraw-Hill Publishing Company, Inc; thence (7) in a Southerly direction along line of lands of McGraw-Hill Publishing Company, Inc. South 00 degrees 00 minutes 23 seconds West a distance of 503.05 feet to angles point in said line; thence (8) in a South Westerly direction continuing along said other lands of McGraw-Hill Publishing Company, Inc. and beyond along lands of now or formerly Joseph Bronish et ux South 21 degrees 57 minutes 14 seconds West a distance of 911.51 feet to the point and place of BEGINNING.

BEING Lot 51, Block 63 on the Tax Map.

As to Lot 6.01, Block 63:

A 17 foot wide parcel of property known as Block 63, Lot 6.01 and running approximately 1170.66 feet along the common property line with Block 63, Lot 68, by Order for Final Judgment Quieting Title to Block 63, Lot 6.01, East Windsor Township, NJ in Docket No: C-80-12 and recorded 09/12/2013 in Book 6178, Page 990, Mercer County, New Jersey.

BEING Lot 6.01, Block 63 on the Township of East Windsor Tax Map.

NOTE: FOR INFORMATION ONLY: Being Lot(s) 6, 6QFarm, 6.01, 8, 9, 10QFarm, 48QFarm, 49QFarm, 51, Block(s) 63; Tax Map of the Township of East Windsor, County of Mercer, State of New Jersey.

NOTE: Lots 10QFarm, 48QFarm and 49QFarm were subdivided into Lots 10.03 and 10.04 but do not appear to have been broken out by the tax assessor.

EXHIBIT B

Reserved

EXHIBIT C

FORM OF DEED

[SEE ATTACHED]

EXHIBIT C

FORM OF DEED

RECORD AND RETURN TO:	PREPARED BY:

Stinson Leonard Street LLP	David A. Weinstein, Esquire
1201 Walnut Street, Suite 2900	Archer & Greiner
Kansas City, Missouri 64106	One Centennial Square
Attn: Catherine M. Hauber, Esq.	Haddonfield, New Jersey 08033

DEED

THIS Deed is made on the      day of                             , 2014.

BETWEEN:

MCGRAW HILL FINANCIAL, INC., a New York corporation, having an address at 1221 Avenue of the Americas, New York,

New York 10020

referred to as the Grantor.

AND:

QTS INVESTMENT PROPERTIES EAST WINDSOR, LLC, a Delaware limited liability company, having an address at 12851 Foster Street, Overland Park, Kansas 66213 referred to as the Grantee.

The words “Grantor” and “Grantee” shall mean all Grantors and all Grantees listed above.

Transfer of Ownership. The Grantor grants and conveys (transfers ownership of) the property described below to the Grantee. This transfer is made for the sum of Seventy Million Dollars ($70,000,000.00). The Grantor acknowledges receipt of this money.

Tax Map Reference. The Property is located in the Township of East Windsor, County of Mercer, State of New Jersey, being (i) Lots 6, 8, 9 and 51 (being assessed as Lots 6 and 6Qfarm); (ii) Lot 6.01; and (iii) Lots 10.03 and 10.04 (f/k/a Lots 10, 48 and 49) in Block 63 of the Tax Map.

Property. The Property consists of the land and all the buildings and structures on the land in the Township of East Windsor, County of Mercer, State of New Jersey. The legal description is:

See Schedule A attached hereto and made a part hereof, provided that the conveyance is subject to those items set forth on Schedule B attached hereto.

BEING THE SAME LAND AND PREMISES conveyed to the Grantor by the following:

AS TO LOTS 6, 8, 9 & 51 (being assessed as Lots 6 and 6Qfarm):

A. Deed from McGraw-Hill, Inc., dated December 10, 2013, recorded January 6, 2014, in the Mercer County Clerk’s Office in Deed Book 6185, Page 1463. (Lot 6).

Being the same premises conveyed to McGraw-Hill Inc., by Deed from William J. Scott and Esther R. Scott, his wife, dated August 13, 1965, recorded August 13, 1965, in the Mercer County Clerk’s Office in Deed Book 1739, Page 270. (Lot 6).

Excepting therefrom lands conveyed by Deed Book 1752, Page 771, and Deed Book 3122, Page 62.

B. Deed from McGraw-Hill Publishing Company, Inc., dated December 10, 2013, recorded January 6, 2014, in the Mercer County Clerk’s Office in Deed Book 6185, Page 1482. (Lot 8).

Being the same premises conveyed to McGraw-Hill Publishing Company, Inc., by Deed from William J. Scott and Esther R. Scott, his wife, and Mabel Scott, single, dated November 15, 1957, recorded November 19, 1957, in the Mercer County Clerk’s Office in Deed Book 1430, Page 423. (Lot 8).

C. Deed from McGraw-Hill Publishing Company, Inc., dated December 10, 2013, recorded January 6, 2014, in the Mercer County Clerk’s Office in Deed Book 6185, Page 1488. (Lot 9).

Being the same premises conveyed to McGraw-Hill Publishing Company, Inc., by Deed from Maurice H. Hageman and Lillian L. Hageman, his wife, and William A. Mount and Mildred E. Mount, his wife, dated November 15, 1957, recorded November 19, 1957, in the Mercer County Clerk’s Office in Deed Book 1430, Page 419. (Lot 9).

D. Deed from McGraw-Hill, Inc., dated December 10, 2013, recorded January 6, 2014, in the Mercer County Clerk’s Office in Deed Book 6185, Page 1470. (Lot 51).

Being the same premises conveyed to McGraw-Hill Inc., by Deed from McGraw-Hill Inc., dated May 20, 1966, recorded July 8, 1966, in the Mercer County Clerk’s Office in Deed Book 1761, Page 916. (Lot 51).

The above being the same premises conveyed to McGraw-Hill Inc., by Deed from Francis G. Clark and Jane G. Clark, husband and wife, dated February 1, 1966, recorded February 3, 1966, in the Mercer County Clerk’s Office in Deed Book 1751, Page 148, and by Deed from John W. Sullivan and Dorothy E. Sullivan, husband and wife, dated May 18, 1966, recorded May 19, 1966, in the Mercer County Clerk’s Office in Deed Book 1758, Page 1.

AS TO LOTS 10.03 & 10.04 (F/K/A LOTS 10, 48 & 49):

Deed from McGraw-Hill Companies, Inc., dated December 10, 2013, recorded January 6, 2014, in the Mercer County Clerk’s Office in Deed Book 6185, Page 1457.

Being the same premises conveyed to The McGraw Hill Companies, Inc., by Deed from McGraw-Hill Inc., and McGraw-Hill Publishing Company, Inc., dated March 15, 2013, recorded May 6, 2013, in the Mercer County Clerk’s Office in Deed Book 6169, Page 812.

The above being part of the same premises conveyed to:

McGraw-Hill Publishing Company, Inc., by Deed from Marion J. Martin, Sr. and Edwidge A. Martin, his wife, dated September 26, 1960, recorded October 5, 1960 in the Mercer County Clerk’s Office in Deed Book 1554 Page 130. Excepting therefrom lands conveyed by Deed Book 1986, Page 719. (f/k/a Lot 10).

McGraw-Hill, Inc., by Deed from Lillian L. Hageman, widow, dated June 28, 1966, recorded June 30, 1966, in the Mercer County Clerk’s Office in Deed Book 1761 Page 361. (f/k/a Lot 48).

McGraw-Hill, Inc., by Deed from Anna Bronski, widow, dated February 25, 1966, recorded February 28, 1966 in the Mercer County Clerk’s Office in Deed Book 1752 Page 578. (f/k/a Lot 49).

AS TO LOT 6.01:

McGraw-Hill Financial, Inc., as successor to McGraw-Hill, Inc. and McGraw-Hill Publishing by Order for Final Judgment Quieting Title to Block 63, Lot 6.01, East Windsor Township, NJ, McGraw-Hill, Inc. and McGraw-Hill Publishing, Plaintiffs, vs. Estate of Lewis Cottrell, Defendant, Dated August 23, 2013, recorded September 12, 2013, in the Mercer County Clerk’s Office in Deed Book 6178, Page 990.

Promises by Grantor. Except as noted in Schedule B attached hereto, the Grantor promises that the Grantor has done no act to encumber the Property. This promise is called a “covenant as to Grantor’s acts” (N.J.S.A. 46:4-6). This promise means that the Grantor has not allowed anyone else to obtain any legal rights which affect the Property (such as by making a mortgage or allowing a judgment to be entered against the Grantor).

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

Signatures. This Deed is signed and attested to by the Grantor’s proper corporate officers as of the date at the top of the first page. Its corporate seal is affixed.

Attested by:	MCGRAW HILL FINANCIAL, INC., a New York corporation

By:
Name:		Name:
Title:

STATE OF NEW YORK	:
ss	:
COUNTY OF NEW YORK	:

I CERTIFY that on                                , 2014,                                          personally came before me and acknowledged under oath, to my satisfaction, that this person:

(a)	was the maker of the attached Deed.
(b)	was authorized to and did execute this Deed as of McGraw Hill Financial, Inc., the entity named in this Deed;
(c)	made this Deed for $70,000,000.00 as the full and actual consideration paid or to be paid for the transfer of title (Such consideration is defined in N.J.S.A.46:15-5; and
(d)	executed this Deed as the act of the entity.

Notary Public

SCHEDULE A

LEGAL DESCRIPTION

Real property in the Township of East Windsor, County of Mercer, State of New Jersey, described as follows:

As to Lots 6 & 6QFarm, Block 63:

BEGINNING at a concrete monument in the Southerly line of Hightstown-Princeton Road, (60 feet wide), bearing South thirty-five degrees one minutes fifty-six seconds West (35 degrees 01 minutes 56 second West) thirty and five hundredths (30.05) feet from a point in the centerline thereof; said last mentioned point bears along said centerline the following two (2) courses from the intersection of said center line with the Southerly projection of the center line of One Mile Road (A) North fifty-seven degrees fifty-nine minutes nineteen seconds West (North 57 degrees 59 minutes 19 seconds West) seventy-six and twenty-one hundredths (76.21) feet to a point; thence (B) North fifty-eight degrees eighteen minutes fifty-nine seconds West (North 58 degrees 18 minutes 59 seconds West) eight hundred eighty-three end seventy-one hundredth (883.71) feet to the center lien point in Hightstown-Princeton Road, said beginning point having coordinates of Y 526, 054.70 and X 2,033,003.90, based on the New Jersey Plan Coordinate System and running thence;

(1) Along the Westerly line of lands now or formerly of the McGraw Hill Publishing Company South thirty-five degrees one minutes fifty-six seconds West (South 35 degrees 01 minutes 56 seconds West) one thousand twelve and forty-eight hundredths (1012.48) feet to a concrete monument having coordinates of Y 525,225.72 and X 2,032,422.75, thence;

(2) Along the Northerly lines of lands now or formerly of Francis G. Clark Et Ux and John W. Sullivan Et Ux North eighty-one degrees twenty minutes forty-seven seconds West (North 81 degrees 20 minutes 4 seconds West) seven hundred thirty-one and forty-two hundredths (731.42) feet to on iron pipe having coordinates of Y 525,335.77 and X 2,031,699.65, thence;

(3) Along the Westerly line of lands of said Sullivan South four degrees thirty-six minutes twenty-seven seconds East (South 4 degrees 36 minutes 27 seconds East) six hundred seventy-three and eleven hundredths (673.11) feet to a point having coordinates of Y 524,664.83 and X 2,031.753.72, thence;

(4) Along the Northerly line of lots fronting on Wilmore Drive North eighty-seven degrees forty minutes sixteen seconds West (North 87 degrees 40 minutes 16 seconds West) one thousand five and ten hundredths (1005.10) feet to a point being the Northwest corner of lands now or formerly of R.W. Coleman Et Ux, having coordinates of Y 524,705.68 and X 2,030,749.45, thence;

(5) Along the Westerly line of lands of said Coleman South eight degrees forty-five minutes and fifty-four seconds West (South 8 degrees 45 minutes 54 seconds West) one hundred fifty-one and twenty-seven hundredths (151.27) feet to a point, having coordinates of Y 524, 556.17 and X 2,030,726.40, thence;

(6) Along the Northerly terminus of Scott Road North eighty-one degrees fourteen minutes six seconds West (North 81 degrees 14 minutes 06 seconds West) fifty and no hundredths (50.00) feet to a point, having coordinates of Y 524,563.79 and X 2,030,676.98, thence;

(7) Along the Westerly line of Scott Road South eight degrees forty-five minutes fifty-four seconds West (South 8 degrees 45 minutes 54 seconds West) four hundred ninety-two and five hundredths (492.05) feet to a point in the Northerly line of a (16.5) feet wide strip of land now or formerly of Lewis Cotterell, having coordinates of Y 524,077.49 and X 2,030,602.00, thence;

(8) Along the Northerly line of said (16.5) feet wide strip of land North fifty-two degrees fifty-nine minutes twenty-nine seconds West (North 52 degrees 59 minutes 29 seconds West) one thousand one hundred seventy and sixty-six hundredths (1170.66) feet to a point, having coordinates of Y 524,782.15 and X 2,029,667.18, thence;

(9) Along the Easterly line of lands of Joseph E. Mount Jr., Et Ux and Victor J. Kushnerwich, Et Ux North seventeen degrees twenty minutes fifty-eight seconds East (North 17 degrees 20 minutes 58 seconds East) two thousand nine hundred eighty-six and seventy-nine hundredths (2986.79) feet to a point in the Southerly line of the aforesaid Hightstown-Princeton Road, having coordinates of Y 527,633.06 and X 2,030,557.84, thence; Along the Southerly line of the aforesaid Hightstown-Princeton Road, having coordinate of Y 527,633.06 and X 2,030,577.84, thence; Along the Southerly line of Hightstown-Princeton Road and following four(4) courses;

(10) South fifty-five degrees thirty-four minutes two seconds East (South 55 degrees 34 minutes 02 seconds East) two hundred eighty-three and and forty-four hundredths (283.44) feet to a point of curve having coordinates of Y 527,472.80 and X 2,030,791.61, thence;

(11) Along said curve bearing to the left having a radius of (34,407.47) feet a distance of one thousand three hundred one and fourteen hundredths (1301.14) feet to a point of tangency, having coordinates Y 526,757.55 and X 2,031,878.43, thence;

(12) South fifty-seven degrees forty-four minutes, two seconds East (South 57 degrees 44 minutes 02 seconds East) six hundred seventy-seven and eighty-four hundredths (677.84) feet to a point, having coordinates of Y 526,395.68 and X 2,032,451.60, thence;

(13) South fifty-eight degrees eighteen minutes fifty-nine seconds East (South 58 degrees 18 minutes 59 seconds East) six hundred forty-nine and nine hundredths (649.09) feet to the point and place of BEGINNING.

Excepting thereout an therefrom lands conveyed by Deed Book 1752, Page 771 and Deed Book 3122, Page 62.

BEING Lot 6, Block 63 on the Tax Map.

As to Lot 8, Block 63:

BEGINNING at a point in the centerline of Princeton Road, leading from Princeton to Hightstown distant therein Northwesterly measure along the same 2076.61 feet from the Northwesterly line of U.S. New Jersey Highway Number 130, formerly New Jersey State Highway Number 25, which beginning point is also in the Northwesterly line of lands belonging to Mettler Instrument Corporation; and from thence running (1) along lands of Mettler Instrument Corporation South 38 degrees 24 minutes West 1012 feet, passing through an iron pipe 30 feet from said center line of Princeton Road to an old pipe; thence along lands now or formerly of Maurice Hageman and William Mount, the following five courses and distance; (2) North 75 degrees West 318.78 feet thence (3) North 15 degrees 07 minutes East, 67.90 feet; thence (4) North 31 degrees 30 minutes East 330 feet; thence (5) North 40 degrees 15 minutes East 46.20 feet; thence (6) North 74 degrees 58 minutes West 870 feet; thence (7) along lands remaining to Mabel Scoot and William J. Scott North 41 degrees 30 minutes East 1043.43 feet, passing through an iron pipe 30.05 feet from the center line of Princeton Road to a point in the said center line; thence along said center line of Princeton Road the following two courses and distance; (8) South 51 degrees 56 minutes East 920.89 feet thence (9) South 51 degrees 36 minutes East 179.11 feet to the point and place of BEGINNING.

Excepting so much of the lands herein described conveyed to the County of Mercer by deed from William J. Scott et als, for the widening of Princeton Road leading from Hightstown to Princeton, by deed dated October 23, 1951 and recorded October 25, 1951 in Deed Book 1169 page 496 and by deed from McGraw Hill, Inc. to Township of East Windsor recorded in Book 1752, Page 771 and to any part of the bed of Hightstown-Princeton Road, conveyed.

Being Lot 8, Block 13 on the Tax Map.

As to Lot 9, Block 63:

BEGINNING at an old iron pipe bearing South 38 degrees 24 minutes West 1012 feet, along the Northwest line of lands of Mettler Instrument Corporation from a point in the center line of Princeton Road, leading from Princeton to Hightstown, which point bears 2076.61 feet Northwesterly along said center line of Princeton Road from the Northwest line along said center line of Princeton Road, from the Northwest line of U.S. New Jersey Highway Number 130, formerly New Jersey State Highway Number 25; and running thence, from said old iron pipe at the point of beginning, (1) along lands of Mettler Instrument Corporation, South 75 degrees East 45.50 feet; thence (2) along lands reaming to Maurice Hageman and William Mount, South 28 degrees 24 minutes West 575.15 feet to an old iron pipe; thence along lands of Marion Martin the following four courses and distance; (3) North 51 degrees 35 minutes West 218.66 feet to an old iron pipe; (4) North 28 degrees 24 minutes East 12 feet to a point in the middle of a ditch; (5) along said middle of ditch, South 88 degrees 02 minutes West 168 feet; thence (7) along and beyond the middle of ditch, along said lands of Marion Marin, Maurice Hageman and William Mount and Edward Bronish, North 75 degrees 02 minutes West 553.98 feet to an iron pipe; thence (8) along land of Francis O. Clark, crossing aforesaid ditch, North 28 degrees 24 minutes East, 138.40 feet to an old iron pipe; thence (9) still along lands of Frances O. Clark, North 6 degrees 19 minutes East 503.08 feet; thence along lands now or formerly of Mabel Scott and William J. Scott the following five courses and distance (10) South 74 degrees 58 minutes East 870 feet; (11) South 40 degrees 15 minutes West 46.20 feet; (12) South 31 degrees 30 minutes West 330 feet; (13) South 15 degrees 07 minutes West 57.90 feet; (14) South 75 degrees East 318.78 feet to the point and place of BEGINNING.

BEING Lot 9, Block 63 on the Tax Map.

As to Lots 10.03 and 10.04 formerly known as Lots 10, 48, and 49, Block 63:

DESCRIPTION OF PROPOSED LOT 10.03 IN BLOCK 63, TOWNSHIP OF EAST WINDSOR, MERCER COUNTY, N.J.

All that parcel of land known as a Proposed Lot 10.03 in Block 63 in the Township of East Windsor, as shown on a map entitled “Township of East Windsor, Minor Subdivision and Lot Consolidation Plan, Lots 10, 10.01, 48 and 49, Block 63, East Windsor Township, Mercer County, New Jersey” dated September 27, 2011, prepared by Richard A. Moralle, P.L.S. and P.E., T&M Associates, and being more particularly described as follows:

BEGINNING at a point on the westerly right-of-way (R.O.W.) line of One Mile Road Extension (variable R.O.W. width) where the same is intersected by the southerly line of Lot 9 in Block 63 and thence running:

a. In a general westerly direction, along the southerly line of Lot 9, North 61 degrees 36 minutes 45 seconds West a distance of 188.22 feet to the intersection of the easterly line of existing Lot 10 with northerly line of existing Lot 10.01. Which point is the TRUE POINT OF BEGINNING of that parcel of land known as a portion of Proposed Lot 10.03, Block 63 in the Township of East Windsor and from said point of beginning, running:

1. Along the southerly line of existing Lot 10 in Block 63, North 61 degrees 36 minutes 45 seconds West and a distance of 131.78 feet to a corner common to existing Lot 10.01 and existing Lot 10 in Block 63; thence

2. Along the westerly line of existing Lot 10.01 in Block 63, in part, South 28 degrees 23 minute 15 seconds West and distance of 174.37 feet to a point common to Proposed Lot 10.02 and Proposed Lot 10.03; thence

3. Passing over and through existing Lot 10, along the newly created northerly line of Lot 10.02, North 61 degrees 36 minutes 45 seconds West and a distance of 64.06 feet to a point; thence

4. Passing over and through existing Lot 10, still along the said northerly line of Lot 10.02, North 00 degrees 00 minute 00 seconds West and a distance of 74.70 feet to a point; thence

5. Passing over and through existing Lot 10, still along the said northerly line of Lot 10.02, South 89 degrees 59 minutes 59 seconds West and a distance of 144.00 feet to a point; thence

6. Passing over and through existing Lot 10, still along the said northerly line of Lot 10.02, North 00 degrees 00 minute 00 seconds West and a distance of 82.50 feet to a point; thence

7. Passing over and through existing Lot 10 and a portion of existing Lot 48, still along the said northerly line of Lot 10.02, South 89 degrees 59 minutes 59 seconds West and a distance of 138.71 feet to a point; thence

8. Passing over and through a part of existing Lot 48 and part of existing Lot 49, still along the said northerly line of Lot 10.02, North 87 degrees 06 minutes 54 seconds West and a distance of 66.15 feet to a point; thence

9. Passing over and through a part of existing Lot 49, still along the said northerly line of Lot 10.02, North 55 degrees 41 minutes 56 seconds West and a distance of 52.65 feet to a point; thence

10. Passing over and through a part of existing Lot 49, still along the said northerly line of Lot 10.02, South 89 degree 59 minutes 59 seconds West and a distance of 87.23 feet to a point on the newly created westerly line of Lot 10.02; thence

11. Passing over and through a part of existing Lot 49, along the newly created westerly line of Lot 10.02, South 00 degrees 00 minutes 00 seconds West and a distance of 142.07 feet to a point; thence

12. Passing over and through a part of existing Lot 10 and existing Lot 48 and part of existing Lot 49, along the newly created southerly line of Lot 10.02 which line is parallel to and 90.00 feet from the southerly line of existing Lot 10, South 61 degrees 36 minutes 45 seconds East and a distance of 508.78 feet to a point on the westerly line of existing Lot 10.01 in Block 63, thence

13. Passing, along the westerly line of existing Lot 10.01, in part, South 28 degrees 23 minutes 15 seconds West and a distance of 90.00 feet to a point on the Northerly line of Lot 44 in Block 63; thence

14. Along the northerly line of existing Lot 44, in part, and the northerly lines of Lots 45, 46, and 47, North 61 degrees 36 minutes 45 seconds West and a distance of 383.66 feet to a point which is the common corner of existing Lot 47 and existing Lot 48 in Block 63; thence

15. Passing over and through existing Lot 48 and existing Lot 49, along the newly created northerly line of Proposed Lot 10.04, North 58 degrees 42 minutes 32 seconds West and a distance of 167.80 feet to a point which is the common corner of Lot 49 and Lot 50 in Block 63; thence

16. Along the northerly line of existing Lot 50, North 61 degrees 36 minutes 45 seconds West and a distance of 100.00 feet to a point which is the common corner of existing Lot 49, existing Lot 50, Existing Lot 51; thence

17. In an northerly direction, along the easterly line of existing Lot 51 in Block 63, North 28 degrees 33 minutes 58 seconds East and a distance of 569.53 fact to a point which is the common corner of existing Lot 9, existing Lot 49 and existing Lot 51 in Block 63; thence

18. In a general easterly direction, along the southerly line of existing Lot 9, South 75 degrees 02 minutes 00 seconds East and a distance of 553.98 feet to a point; thence

19. In an easterly direction, still along the southerly line of existing Lot 9, North 88 degrees 02 minutes 00 seconds East and a distance of 168.00 feet to a point, which point is the common corner of existing Lot 9 and existing Lot 10; thence

20. In a southerly direction along the westerly line of existing Lot 9, South 11 degrees 55 minutes 30 seconds West and a distance of 343.80 feet to a point; thence

21. In a southerly direction, still along the westerly line of existing Lot 9, South 28 degrees 24 minutes 00 seconds West and a distance of 11.80 feet to a point on the northerly line of existing Lot 10.01, the point and place of BEGINNING.

DESCRIPTION OF PROPOSED LOT 10.04 IN BLOCK 63, TOWNSHIP OF EAST WINDSOR, MERCER COUNTY, N.J.

All that parcel of land known as a Proposed Lot 10.04 in Block 63 in the Township of East Windsor, as shown on a map entitled “Township of East Windsor, Minor Subdivision and Lot Consolidation Plan, Lots 10, 10.01, 48 and 49, Block 63, East Windsor Township, Mercer County, New Jersey” dated September 27, 2011, prepared by Richard A. Moralle, P.L.S. and P.E., T&M Associates, and being more particularly described as follows:

BEGINNING at a point on the northerly right-of-way (R.O.W.) line of Dutch Neck Road (variable width R.0.W.) where the same is intersected by the easterly line of existing Lot 47 in Block 63 and thence running:

1. Along the existing R.O.W. line of Dutch Neck Road, parallel with and 20.00 feet from the title centerline of Dutch Neck Road (being the southerly deed line of existing Lot 48 and existing Lot 49), North 61 degrees 36 minutes 45 seconds West and a distance of 167.58 feet to Southeast corner of existing Lot 50; thence

2. Along the easterly line of existing Lot 50 in Block 63, North 28 degrees 23 minutes 15 seconds East and a distance of 205.00 feet to the Northeast corner of Lot 50; thence

3. Along the southerly line of proposed Lot 10.03 in Block 63, South 58 degrees 42 minutes 32 seconds East and a distance of 167.80 feet to the Northwest corner of existing Lot 47; thence

4. Along the westerly line of existing Lot 47 in Block 63, South 28 degrees 23 minute 15 seconds West and a distance of 196.50 feet to the point and place of BEGINNING.

BEING Lots 10, 48, and 49, Block 63 on the Tax Map.

As to Lot 51, Block 63:

BEGINNING at a point at the corner of land now or formerly of Joseph Bronish, et ux, in the Northeasterly line of Dutch Neck Road, said point being distant 20 feet measured at right angles from the center line of said Ditch Neck Road, and running thence (1) North 68 degrees 02 minutes 46 seconds West 200.72 feet to a point and corner in the said Northeasterly line of Dutch Neck Road, said point and corner being distant 5.10 feet Southwesterly on a course of South 10 degrees 20 minutes 14 seconds West from the Southeast corner of lands now or formerly of George L. Everham, et ux; thence; (2) in a Northeasterly direction to said Southeast corner of lands of George L. Everham, et ux and continuing along the line of said lands of beyond, passing along line of lands of now or formerly of John W. Jazen, et ux, and lands of Leslie N. Glen et ux, North 10 degrees 20 minutes 14 seconds East a total distance of 374 feet to angle point in said line, thence (3) along lands of said Leslie N. Glen, et ux, and lands of John W. Sullivan, et ux, North 00 degrees 07 minutes 46 seconds West a distance of 336.16 feet to a point corner to lands now or formerly John W. Sullivan, et ux, thence (4) in a Westerly direction along said lands of John W. Sullivan; et ux, North 87 degrees 40 minutes 16 seconds West a distance of 208.55 feet to a point and corner common to lands of John W. Sullivan, et ux, lands now or formerly of Julius Geararm and McGraw-Hill Publishing Company, Inc; thence (5) in a Northwesterly direction North 04 degrees 36 minutes 27 seconds West a distance of 673.11 feet to a point and corner to other lands of McGraw-Hill Publish Company, Inc., thence (6) along line of said other lands of McGraw-Hill Publishing Company, Inc, in a Southeasterly direction South 81 degrees 20 minutes 47 seconds East a distance of 731.42 feet to a point corner to other lands of McGraw-Hill Publishing Company, Inc; thence (7) in a Southerly direction along line of lands of McGraw-Hill Publishing Company, Inc. South 00 degrees 00 minutes 23 seconds West a distance of 503.05 feet to angles point in said line; thence (8) in a South Westerly direction continuing along said other lands of McGraw-Hill Publishing Company, Inc. and beyond along lands of now or formerly Joseph Bronish et ux South 21 degrees 57 minutes 14 seconds West a distance of 911.51 feet to the point and place of BEGINNING.

BEING Lot 51, Block 63 on the Tax Map.

As to Lot 6.01, Block 63:

A 17 foot wide parcel of property known as Block 63, Lot 6.01 and running approximately 1170.66 feet along the common property line with Block 63, Lot 68, by Order for Final Judgment Quieting Title to Block 63, Lot 6.01, East Windsor Township, NJ in Docket No: C-80-12 and recorded 09/12/2013 in Book 6178, Page 990, Mercer County, New Jersey.

BEING Lot 6.01, Block 63 on the Township of East Windsor Tax Map.

NOTE: FOR INFORMATION ONLY: Being Lot(s) 6, 6QFarm, 6.01, 8, 9, 10QFarm, 48QFarm, 49QFarm, 51, Block(s) 63; Tax Map of the Township of East Windsor, County of Mercer, State of New Jersey.

NOTE: Lots 10QFarm, 48QFarm and 49QFarm were subdivided into Lots 10.03 and 10.04 but do not appear to have been broken out by the tax assessor.

SCHEDULE B

PERMITTED EXCEPTIONS

1.	All unpaid installments of taxes and/or assessments not due and payable as of the date hereof

2.	Flooding and drainage rights in any natural stream or water course affecting any part of insured premises.

3.	Rights in any public or private road, street, highway, or lane bounding or affecting the Real Property.

4.	Right public and private in and to that certain premises included within the lines of Princeton-Hightstown Road, a/k/a Route 571, One Mile Road, and Dutch Neck Road.

5.	All covenants, restrictions, easements, reservations and other agreements of record, including but not limited to:

a.	Slope and Drainage rights as contained in Book 1169, Page 496.

b.	Right of Way as contained in Book 1575, Page 198.

c.	Right of Way as contained in Book 1343, Page 203.

d.	Protective Covenants as contained in Book 1366, Page 421.

e.	Easement as contained in Book 1554, Page 133.

f.	Covenant as contained in Book 1986, Page 719.

g.	Protective Covenants as contained in Book 1433, Page 451.

h.	Right of Way Grant contained in Book 2321, Page 515.

i.	Right of Way Agreement contained in Book 1767, Page 74.

j.	Grant of Easement as contained in Book 2327, Page 288.

k.	Right of Way Dedication contained in Book 6170, Page 904.

l.	Deed of Easement as contained in Book 6172, Page 541.

m.	Easements and Covenants as contained in Book 1693, Page 595.

n.	Right of Way Agreement contained in Book 1721, Page 42.

o.	Easements as contained in Book 1712, Page 288; Book 1757, Page 996; and Book 1758, Page 1.

p.	Covenants and Restrictions contained in Book 1235, Page 499.

q.	Easement as contained in Book 1751, Page 143.

r.	Slope and Drainage Rights contained in Book 1445, Page 170.

s.	Right of Way Agreement contained in Book 1576, Page 593.

t.	Right of Way Agreement contained in Book 1770, Page 152.

u.	Agreement as contained in Book 1770, Page 492.

v.	Right of Way Agreement contained in Book 1791, Page 484.

w.	Easements contained in Book 1824, Page 403.

x.	Easement contained in Book 2228, Page 235.

y.	Grant of Easement contained in Book 2289, Page 904.

z.	Developer’s Agreement contained in Book 5575, Page 252.

aa.	Conservation Easement Agreement contained in Book 6112, Page 203.

bb.	Declaration of Flood Hazard Area Verification contained in Book 6124, Page 666.

cc.	Easement contained in Book 1712, Page 288.

dd.	Declaration of Flood Hazard Area Verification in Book 6142, Page 845.

ee.	Terms and conditions in Book 6170, Page 912.

ff.	Rights granted to Jersey Central Power & Light Company as set forth in Book 6192, Page 1114.

gg.	Capacity Allocation and Developer’s On-Tract and Off-Tract Agreement for Wastewater dated April 17, 2008 by and between EWMUA and the McGraw Hill Companies, Inc. as set forth in Book 5841, Page 124.

6.	Sanitary Sewer Easement dated June 19, 2014 by and between McGraw Hill Financial, Inc. and the East Windsor Municipal Utilities Authority.

7.	Sanitary Sewer Easement dated June 19, 2014 by and between McGraw Hill Financial, Inc. and the East Windsor Municipal Utilities Authority.

8.	Variable Width Waterline Maintenance Easement dated June 19, 2014 by and between McGraw Hill Financial, Inc. and the East Windsor Municipal Utilities Authority.

9.	Proposed Drainage Easement to be entered into with the East Windsor Municipal Utilities Authority.

10.	Resolution of the East Windsor Municipal Utilities Authority, dated March 20, 2014.

11.	Resolution 2014-15 of the East Windsor Municipal Utilities Authority, dated June 19, 2014.

12.	Resolution 2014-16 of the East Windsor Municipal Utilities Authority, dated June 19, 2014.

13.	Amended and Restated 35’ Wide Communications and Electric Easement dated as of June 30, 2014 between McGraw Hill Financial, Inc., as grantor, and McGraw Hill Financial, Inc., as grantee, amending that certain 35’ Wide Communications and Electric Easement recorded in Book 6194, Page 1220.

14.	Amended and Restated Variable Width Underground Electric Easement dated as of June 30, 2014 between McGraw Hill Financial, Inc., as grantor, and McGraw Hill Financial, Inc., as grantee, amending that certain Variable Width Underground Electric Easement recorded in Book 6194, Page 1229.

15.	Amended and Restated 20’ Wide Storm Drainage Easement dated as of June 30, 2014 between McGraw Hill Financial, Inc., as grantor, and McGraw Hill Financial, Inc., as grantee, amending that certain 20’ Wide Storm Drainage Easement recorded in Book 6194, Page 1239.

16.	Proposed 20’ Wide Utility Easement to be entered into with the County of Mercer.

17.	Proposed 30’ Wide Underground Electric Easement to be entered into with the County of Mercer.

18.	Proposed 30’ Wide Communications and Electric Easement to be entered into with the County of Mercer.

19.	Proposed 20’ Wide Storm Drainage Easement to be entered into with the County of Mercer.

20.	Proposed 25’ Wide Waterline Easement to be entered into with the County of Mercer.

21.	Proposed 20’ Wide Communications Easement to be entered into with the County of Mercer.

22.	Solar Land Lease dated June 9, 2011, notice of which was recorded in that certain Memorandum of Solar Lease in Book 6141, Page 585; as amended by First Amendment to Solar Land Lease dated August 16, 2012; as further amended by Second Amendment to Solar Land Lease and Grant of Easement dated June 24, 2014, including any easements created thereby.

23.	Solar Energy Power Purchase Agreement dated as of June 9, 2011 between McGraw Hill Financial, Inc. and NJR Clean Energy Ventures Corporation.

24.	McGraw-Hill Solar Project Development Agreement dated as of June 9, 2011 between McGraw Hill Financial, Inc. and NJR Clean Energy Ventures Corporation.

25.	The following matters disclosed by an ALTA/ACSM survey made by Van Note-Harvey Associated, P.C. on November 7, 2011, last revised June 18, 2014, designated Job No. 40512-100-11:

Utility lines without benefit of easement that do not constitute service lines servicing only the Land. (Sheets 1 through 7)

EXHIBIT D

DESCRIPTION OF UNDELIVERED EWMUA EASEMENT

E.W.M.U.A.
SANITARY
SEWER
20' WIDE
FUTURE
WATER MAIN
SOUTH-B
#10
APPROXIMATE
LIMITS OF
SOLAR FIELD
LEASE AREA
E.W.M.U.A.
SANITARY
SEWER
20' WIDE
FUTURE
WATER MAIN
SOUTH-A
#9
EWMUA
ONE MILE RD. EXT.
WATER MAIN
#17
E.W.M.U.A.
SANITARY
SEWER
#1
LEGEND:
EXISTING UTILITY EASEMENT
EASEMENT REQUIRED
#2
I.D. OF REQUIRED EASEMENT

vanh

EXHIBIT 6-EWMUA
UTILITY EASEMENT LOCATION PLAN
(i.e. APPROXIMATE LOCATIONS)

EXHIBIT E

FORM OF NON-FOREIGN PERSON CERTIFICATE

SUBJECT PROPERTY:	That certain tract of land (“Land”), located at Block 63 and Lots 6, 6.01, 8, 9, 10, 48, 49 and 51, East Windsor, New Jersey.

GRANTOR:	MCGRAW HILL FINANCIAL, INC. a New York corporation

GRANTEE:	QTS INVESTMENT PROPERTIES EAST WINDSOR, LLC, a Delaware limited liability company

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a United States real property interest (“USRPI”) must withhold tax if the transferor is a foreign Person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a USRPI under local law) will be the grantor of the property and not the disregarded entity. To inform Grantee that the withholding of tax is not required upon the disposition of a USRPI by Grantor, the undersigned hereby certifies to the following on behalf of Grantor:

1.	Grantor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Treasury Regulations);

2.	Grantor’s U.S. employer identification number is 01-31-2699;

3.	Grantor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii); and

4.	Grantor’s office address is:

McGraw Hill Financial, Inc.

1221 Avenue of the Americas

New York, New York 10020

Grantor understands that this certification may be disclosed to the Internal Revenue Service by Grantee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief, it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of Grantor in the capacity set forth below.

Executed as of                              , 2014

MCGRAW HILL FINANCIAL, INC. a New York corporation

By:
Name: Title:

EXHIBIT F

FORM OF TITLE AFFIDAVIT

First American Title Insurance Company National Commercial Services

7200 College Blvd.

National Commercial Services

Overland Park, Kansas 66210

(913) 451-4611

TAMMY L. STRIBLING

CORPORATE TITLE AFFIDAVIT

Premises:                 159 Princeton Hightstown Road, East Windsor, New Jersey

State of NEW YORK )

                                             ):ss

County of NEW YORK     )

The undersigned, of full age, being duly sworn according to law, deposes and says:

1. I am a Director of MCGRAW HILL FINANCIAL, INC. (“McGraw Hill”), the owner of the above described premises (the “Premises”).

2. To affiant’s knowledge, there has been no work done upon the Premises by the City of East Windsor, nor any demand made for any such work by the City of East Windsor that may result in charges assessed by the Assessor’s Office except as set forth on Schedule 1.

3. To affiant’s knowledge, there has been no work done upon the Premises by the City of East Windsor, nor any demand for any such work by the City of East Windsor that may result in charges assessed by the Health/Housing Department except as set forth on Schedule 2.

4. To affiant’s knowledge, there are no unpaid fees or charges levied by the City of East Windsor’s Building Department for inspections, re-inspections, examinations, services or permits relating to the Premises except as set forth on Schedule 3.

5. All persons in possession of all or a portion of the Premises are in possession as tenants or licensees only. There are no options to purchase or rights of first refusal with respect to the Premises either pursuant to written leases or by separate agreements.

6. That, except as noted at the end of this paragraph, within the last ninety (90) days (a) no labor, service or materials have been furnished to improve the Premises, or to rehabilitate, repair, refurbish, or remodel the building(s) situated on the Premises; (b) nor have any goods, chattels, machinery, apparatus or equipment been attached to the building(s) situated on the Premises, as fixtures; (c) nor have any contracts been let for the furnishing of labor, service, materials, machinery, apparatus or equipment with respect to the Premises which are to be completed subsequent to the date hereof; or (d) nor have any notices of lien been received with respect to the Premises, except as set forth on Schedule 4. The statements set forth in this Paragraph 6 are being made with respect to any obligations, liabilities or actions of QTS Investment Properties East Windsor, LLC.

7. That there are no unrecorded leases, easements or other servitudes to which the Premises or buildings situated thereon, or portions thereof, are subject, except as set forth on Schedule 5.

The statements set forth in paragraphs 1 through 7 (exclusive of paragraph 5) above are being made with respect to the Premises exclusive of the obligations, liabilities and actions of NJR Clean Energy Ventures Corporation (“NJRCEV”), a tenant at the Premises that will remain in possession at the Premises following the sale of the Premises by McGraw Hill to QTS Investment Properties East Windsor, LLC on the date hereof, and any and all obligations, liabilities and actions of NJRCEV are expressly excluded from the subject matter of this corporate title affidavit, provided that affiant states that McGraw Hill has not authorized NJRCEV to commence any work upon the Premises for which NJRCEV has actually commenced such work with the last ninety (90) days.

Affiant acknowledges and agrees that it is giving this corporate title affidavit in order to induce First American Title Insurance Company (the “Company”) to issue its policy of title insurance with full knowledge that the Company will rely upon the accuracy of same.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

Mitra Meshgin-Poosh

Sworn to before me this          day

of June, 2014

Notary Public

SCHEDULE 1

None.

SCHEDULE 2

None.

SCHEDULE 3

None.

SCHEDULE 4

Entity	Type of Work Performed
Eire Contracting LLC	Site Construction
HMC Associates	Site Construction
Mid-Atlantic Mechanical	Mechanical Contracting
Adco Electric Corp. d/b/a Scholes	Engineering Contracting
Nicholson Corp	Drywall Contracting
Fromkin Brothers	Painting Contracting
Jaros Baum & Bolles	Engineer Design
Structuretone	General Contractor/Construction Management
Van Note- Harvey	Civil Engineering
Jersey Central Power & Light	Utility
French Perillo	Surveying/Engineer Design

SCHEDULE 5

1.	Right of way easement in favor of Jersey Central Power & Light (“JCP&L”) to permit JCP&L a right of way over the Premises for an electric feeder from an existing substation to new overhead power lines servicing property located immediately north of the Premises

2.	Drainage easement in favor of NJRCEV to permit storm water emanating from the portion of the Premises leased by NJRCEV to discharge onto and over the Premises

3.	Right of way easement in favor of East Windsor Municipal Utilities Authority (“EWMUA”) to permit EWMUA access over a portion of the Premises to allow for the future expansion of the EWMUA’s water system

EXHIBIT G

INTENTIONALLY DELETED

EXHIBIT H

FORM OF RECOGNITION AGREEMENT

[SEE ATTACHED]

EXHIBIT H

FORM OF RECOGNITION AGREEMENT

RECOGNITION AGREEMENT

THIS RECOGNITION AGREEMENT (“Agreement”), dated as of the          day of June, 2014, between QTS INVESTMENT PROPERTIES EAST WINDSOR, LLC, a Delaware limited liability company, having an address at 12851 Foster Street, Overland Park, Kansas 66213 (“QTS”), and MCGRAW HILL FINANCIAL, INC., a New York corporation, having an address of 1221 Avenue of the Americas, New York, New York 10020 (“McGraw Hill”).

RECITALS

A. Reference is made to that certain Contact of Sale dated as of the date hereof (the “Contract”), by and between McGraw Hill, as seller, and QTS, as purchaser, of certain Land located in East Windsor, New Jersey, together with other Property Assets (as the foregoing terms are defined in the Contract).

B. By that certain Lease Agreement (the “Atos Lease”) dated as of June 30, 2014, between QTS, as landlord, and Atos IT Solutions and Services, Inc., as tenant (“Atos”), QTS leased to Atos a portion of the Land (the “Land”) more particularly described in the Atos Lease and described on Exhibit A attached hereto (the “Atos Leased Premises”).

C. Pursuant to that certain Master Services Agreement (ITO) dated as of June 29, 2012 (such agreement, as the same may be amended, modified, extended, renewed, supplemented or replaced, collectively, the “MSA”) between Atos and McGraw Hill and its affiliates, Atos is providing certain data services to McGraw Hill, a portion of such data services originate from facilities located on the Atos Leased Premises.

D. In connection with the services provided under the MSA, Atos houses certain of McGraw Hill’s data center hardware described on Exhibit B attached hereto and by this reference made a part hereof (the “Data Center Hardware”) on a portion of the Atos Leased Premises (the “DCH Premises”).

D. McGraw Hill is asking QTS (i) that in the event of a termination of the Atos Lease, by operation of law or otherwise, prior to the stated expiration of the term thereof, and provided that such termination is not disputed as hereinafter provided, to enter into a replacement lease with McGraw Hill solely with respect to the DCH Premises on and subject to the terms and conditions contained herein and (ii) to use commercially reasonable efforts to cause any current or future mortgagee of QTS’s interest in the Atos Leased Premises to provide to McGraw Hill a non-disturbance and attornment agreement on and subject to the terms and conditions set forth herein.

E. QTS has agreed to enter into this Agreement and a Replacement Lease (as defined herein) of the DCH Premises with McGraw Hill on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the sum of Ten Dollars ($10.00) by each party in hand paid to the other, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Incorporation of Recitals. The above recitals are incorporated herein by this reference.

2. Replacement Lease.

(A) Upon the expiration or earlier termination of the Atos Lease prior to the scheduled expiration date, and such termination is not subject to dispute or challenge by Atos or QTS (it being agreed, that in the event of such dispute or challenge, QTS shall not adversely affect McGraw Hill’s rights under the MSA throughout the duration of the dispute or challenge), QTS and McGraw Hill shall, prior to the stated expiration or termination date thereof, enter into a replacement lease solely with respect to the DCH Premises (the “Replacement Lease”), provided, however, that QTS shall not be obligated to provide a Replacement Lease in the event of a casualty or condemnation of a substantial portion of the DCH Premises or in the event of a casualty or condemnation that is not within the DCH Premises but is of a substantial portion of the building, and in either event, QTS elects and/or is not obligated to replace, rebuild or restore the DCH Premises or the building, respectively. The Replacement Lease shall be on and subject to the following terms and conditions:

(i) The leaseable area in the DCH Premises is segmented into three (3) “pods” and McGraw Hill shall have the right, under the Replacement Lease, to lease from QTS the DCH Premises (or such lesser portion thereof) in whole (but not partial) pod increments, up to and including all three (3) pods;

(ii) McGraw Hill shall have sole and exclusive access to the DCH Premises and the use of the Data Center Hardware seven (7) days a week, twenty-four (24) hours a day;

(iii) The term of the Replacement Lease shall be for a term of two (2) years from the date of the expiration or earlier termination of the Atos Lease;

(iv) The Replacement Lease shall be on and subject to the same terms applicable to the DCH Premises and the Data Center Hardware as are set forth in the Atos Lease, including, without limitation, maintenance, repair, insurance, condemnation, compliance with laws, and use, except that rent payable by McGraw Hill to QTS under the Replacement Lease shall be prorated based upon the square footage of the leaseable area actually leased by QTS to McGraw Hill under the Replacement Lease and the critical electrical capacity allotted to McGraw Hill under the Replacement Lease;

(v) Upon vacation of the DCH Premises by Atos, the DCH Premises and the Data Center Hardware shall be delivered in their existing condition, and shall be leased to McGraw Hill on an “AS IS, WHERE IS” basis; provided, however, that QTS shall maintain a “mission critical data center” with industry standard security during the term of the Replacement Lease;

(vii) The Replacement Lease shall include a provision whereby McGraw Hill, upon request of the holder of any mortgage given by QTS or any affiliate and secured by any or all of the DCH Premises (each, a “Future Mortgage”), will subordinate its rights under the Replacement Lease to the lien thereof and McGraw Hill will agree to execute, acknowledge and deliver an instrument reasonably acceptable to McGraw Hill effecting such subordination in recordable form; provided, however, McGraw Hill’s obligation to subordinate its rights under the Replacement Lease to the lien of any holder of a Future Mortgage and execute and deliver such instrument will be conditioned upon QTS obtaining and delivering to McGraw Hill a non-disturbance and attornment agreement meeting the requirements set forth in Section 3 below and otherwise reasonably acceptable to McGraw Hill;

(viii) The Replacement Lease shall otherwise be on terms and conditions reasonably acceptable to the parties hereto.

(B) QTS agrees that to provide prompt written notice (at least nine (9) months prior to the expiration of the Atos Lease in accordance with its terms) to McGraw Hill in the event that Atos does not elect exercise its right to renew or extend the Atos Lease. In the event that McGraw Hill desires to exercise its right to enter into the Replacement Lease, it shall provide written notice of such election three (3) months prior to the expiration of the then-existing term of the Atos Lease. In the event of a termination of the Atos Lease prior to the stated expiration date thereof, QTS agrees to give to McGraw Hill prompt written notice of such termination. McGraw Hill shall have the right to exercise its option to enter into the Replacement Lease by giving written notice of such election to QTS within ninety (90) days after delivery of the notice of termination.

(C) In the event that McGraw Hill exercises its right to enter into the Replacement Lease in accordance with the terms set forth in this Agreement, McGraw Hill and QTS shall use commercially reasonable efforts to agree upon the form of Replacement Lease on the terms and conditions set forth in this Section 2.

3. Nondisturbance; Attornment; Notice of Default.

(A) To the extent QTS obtains financing from a lender (and any successors or assigns, “Lender”) secured by a Future Mortgage, QTS shall use commercially reasonable efforts to cause any such Lender to enter into a non-disturbance agreement reasonably acceptable to McGraw Hill acknowledging the following:

(i) McGraw Hill’s right to continue to use and occupy the DCH Premises shall not be terminated or disturbed during and after an event of default by QTS that continues beyond any notice and cure period;

(ii) McGraw Hill’s right to cure any default under the Atos Lease or the Replacement Lease that would affect the use and occupancy of the Data Center Hardware;

(iii) McGraw Hill’s right to own the Data Center Hardware (and replacements thereto) free and clear of any liens or encumbrances of such Future Mortgage;

(iv) McGraw Hill’s possession of the DCH Premises under the Atos Lease or the Replacement Lease shall not be disturbed or interfered with by Lender in the exercise of any of its rights under such Future Mortgage, including any foreclosure or conveyance in lieu of foreclosure; and

(v) Lender will not join McGraw Hill as a party defendant for the purpose of terminating McGraw Hill’s interest and estate under the Atos Lease or the Replacement Lease in any proceeding for foreclosure of the applicable mortgage, provided that McGraw Hill may be made a party to such proceedings if and to the extent required under applicable law or procedure so long as the complaint therein does not seek termination of McGraw Hill’s interest and estate under the Atos Lease.

(B) Upon the request of Lender, McGraw Hill agrees to enter into a reasonable attornment agreement under which McGraw Hill covenants and agrees that if a Future Mortgage is foreclosed as to the DCH Premises, whether by power of sale or by court action, or if there is a transfer of such DCH Premises by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Lender or an affiliate, nominee or designee of Lender, if it is the purchaser or transferee, is referred to as a “New Owner”), then in such event, the Atos Lease or the Replacement Lease, shall continue in full force and effect with respect to the DCH Premises and McGraw Hill shall recognize the New Owner as landlord.

(C) During the period of time that any Future Mortgage is outstanding, QTS shall notify McGraw Hill of any default of Atos under the Atos Lease or other circumstance that would entitle QTS or Lender to cancel the Atos Lease and agrees that notwithstanding any provision of the Atos Lease, no such cancellation thereof shall be effective unless QTS shall have sent McGraw Hill a notice in the manner herein provided and McGraw Hill shall have failed to cure the default giving rise to such right to cancellation within the time period that Atos is entitled to under the Atos Lease or, if such default (which shall be a non-monetary default) cannot be cured within such time period, unless McGraw Hill shall have failed promptly to commence such cure or thereafter diligently to prosecute such cure to completion. No cure of Atos’s default by McGraw Hill shall be deemed an assumption of Atos’s other obligations under the Atos Lease and no right of McGraw Hill hereunder to receive any notice or to cure any default shall be deemed to impose any obligation on McGraw Hill to cure (or attempt to cure) any such default.

4. QTS shall not be (a) liable for any act, omission or breach of Atos as under the Atos Lease; (b) subject to any offsets or defenses which McGraw Hill may have against Atos; (c) obligated to reimburse McGraw Hill for construction of any improvements done by Atos; or (d) liable for the performance of any obligation of Atos as tenant under the Atos Lease.

5. Notices.

(A) Whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be made in writing and shall be sent by either (i) hand delivery, or (ii) a nationally recognized overnight courier service fully prepaid for next Business Day delivery addressed to the addressees (and individuals) set forth below with receipt acknowledged in writing:

As to McGraw Hill:

McGraw Hill Financial, Inc.

1221 Avenue of the Americas

New York, New York 10020

Attn: Jack F. Callahan

With a copy to the following Persons (“McGraw Hill’s Additional Addressee”):

McGraw Hill Financial, Inc.

1221 Avenue of the Americas

New York, New York 10020

Attn: Mitra Meshgin-Poosh, Esq.;

and

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036-6522

Attn: Neil Rock, Esq.

Telephone: (212) 735-3787

Email: Neil.rock@skadden.com

As to QTS:

QTS Investment Properties East Windsor, LLC

12851 Foster Street

Overland Park, Kansas 66213

Attention: Legal Department

With a copy to the following Person (“QTS’s Additional Addressee”):

Stinson Leonard Street LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106

Attn: Victoria R. Westerhaus, Esq.

(B) Receipt of Notices. Any notice, demand or request that shall be delivered to a party hereunder and its Additional Addressee in the manner aforesaid shall be deemed sufficiently given to and received by such party and its Additional Addressee for all purposes hereunder on the day of such hand delivery, or in the case of delivery by nationally recognized overnight courier service, the business day such notice, demand or request is delivered by such nationally recognized overnight courier service fully prepaid, to such party and its Additional Addressee.

(C) Refusal of Delivery. The inability to deliver any notice, demand or request because the individual to whom it is properly addressed in accordance with this Section 5 refused delivery thereof or no longer can be located at that address shall constitute delivery thereof to such individual.

(D) Change of Address. Each party shall have the right from time to time to designate by written notice to the other parties hereto such other person or persons and such other place or places as said party may desire written notices to be delivered or sent in accordance herewith.

(E) Attorney’s Signature. Notices signed and given by an attorney for a party shall be effective and binding upon that party.

6. Miscellaneous Provisions.

(A) This Agreement shall be binding upon, be enforceable by and against, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

(B) This Agreement may be executed in any number of counterparts and each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement via electronic mail transmission in .pdf format shall be as effective as delivery of a manually executed counterpart of this Agreement.

(C) Any alteration, change or modification of or to this Agreement, in order to become effective, must be made in writing and in each instance signed on behalf of each party to be charged.

(D) If any term, provision, condition or covenant of this Agreement or its application to any party or circumstances shall be held, to any extent, invalid or unenforceable, the remainder of this Agreement, or the application of the term, provision, condition or covenant to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected, and shall be valid and enforceable to the fullest extent permitted by law.

(E) This Agreement contains the entire understandings among the parties relating to the matters set forth herein. All prior or contemporaneous agreements, understandings, representations and statements with respect to the subject matters hereof, whether direct or indirect, oral or written, are merged into and superseded by this Agreement, and shall be of no further force or effect.

(F) This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New Jersey without regard to any conflict of law principles. Any action, lawsuit or other legal proceeding concerning any dispute arising under or related to this Agreement shall be brought in a state or federal court located in the State of New Jersey, and parties hereby irrevocably consent to the jurisdiction of the courts located in the State of New Jersey and irrevocably waive any defense of improper venue, forum nonconveniens or lack of personal jurisdiction in any such action, lawsuit or other legal proceeding brought in any court located in the State of New Jersey.

(G) EACH PARTY BY ITS ACCEPTANCE HEREOF, AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT OT TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

(H) QTS acknowledges and agrees that McGraw Hill shall be permitted to record this Agreement in the County Clerk’s Office of Mercer County.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MCGRAW HILL FINANCIAL, INC., a New York corporation

By:
Name: Title:

QTS INVESTMENT PROPERTIES EAST WINDSOR, LLC, a Delaware limited liability company

By:
Name: Title:

State of

County of

On this      day of June, 2014, before me, personally appeared                     , who acknowledged that          is the                      of MCGRAW HILL FINANCIAL, INC., was of sound mind, and freely executed this Second Amendment for the purposes so stated.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public in and for the State of

My Commission expires

State of

County of

On this      day of                     , 2014, before me, personally appeared                     , who acknowledged that          is the                      of QTS INVESTMENT PROPERTIES EAST WINDSOR, LLC, was of sound mind, and freely executed this Second Amendment for the purposes so stated.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public in and for the State of

My Commission expires

Exhibit A

Atos Leased Premises

Exhibit B

Data Center Hardware

Data Center Hardware shall mean: Data Center related infrastructure, components and tools used in the operation of the data center facility serving McGraw Hill located on the Atos Leased Premises, including:

•	PDU’s

•	CRAC Units

•	Branch Circuitry

•	Power related management systems

•	Generators

•	UPS

•	Water Chillers

•	Outside Storage

•	Security systems, card readers, related PC’s

•	Camera, video, recordings, intercom

EXHIBIT I

INTENTIONALLY DELETED

EXHIBIT J

FORM OF BILL OF SALE

BILL OF SALE AND ASSIGNMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, this Bill of Sale and Assignment is made and entered into effective June     , 2014, by and between MCGRAW HILL FINANCIAL, INC. a New York corporation (“Seller”), and QTS INVESTMENT PROPERTIES EAST WINDSOR, LLC, a Delaware limited liability company (“Purchaser”). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Purchase Agreement (as defined below).

WHEREAS, pursuant to, and subject to the terms and conditions of, that certain Contract for Sale dated as of the date hereof (the “Purchase Agreement”), by and among Seller and Purchaser, Seller has agreed to sell, convey, assign and transfer, and Purchaser has agreed to purchase, the Property Assets; and

WHEREAS, the assignment of the Property Assets (other than (i) the Real Property, which will be transferred by a separate deed, and (ii) the Seller’s right, title and interest in the Solar Agreements, the Development Agreement, the Interconnection Agreement and the Forest Plan, which will be transferred by separate assignments) (collectively referred to herein as the “Assigned Assets”) is taking place simultaneously with the execution and delivery of this Bill of Sale and Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and accepted, the parties hereto agree as follows:

1. Seller hereby sells, assigns, transfers, conveys and delivers unto Purchaser, its successors and assigns forever, all of its right, title and interest in and to any and all of the Assigned Assets, and Purchaser hereby accepts such assignment.

2. No representations and warranties, or indemnification agreements, are made in this Bill of Sale and Assignment, it being understood and agreed that all of the rights and obligations of the parties with respect to the Assigned Assets are governed by the Purchase Agreement.

3. Seller covenants and agrees that it will from time to time do, execute, acknowledge and deliver any and all other acts, deeds, assignments, transfers, conveyances or other instruments that Purchaser reasonably deems necessary or proper to carry out the assignment and conveyance intended to be made hereunder.

4. This Bill of Sale and Assignment shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

5. This Bill of Sale may be executed in counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale and Assignment as of the date first set forth above.

SELLER:

MCGRAW HILL FINANCIAL, INC., a New York corporation

By:
Name:
Title:

PURCHASER:

QTS INVESTMENT PROPERTIES EAST WINDSOR, LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT K

INTENTIONALLY DELETED

EXHIBIT L

FORM OF TRANSITION AGREEMENT

[SEE ATTACHED]

TRANSITION AGREEMENT

by and among

McGraw-Hill Financial, Inc.

and

QTS Investment East Windsor, LLC

Dated as of June 30, 2014

TRANSITION AGREEMENT

This TRANSITION AGREEMENT (this “Agreement”), dated as of June 30, 2014 (the “Effective Date”), by and among McGraw-Hill Financial, Inc., a New York corporation, located at 1221 Avenue of the Americas, New York, New York 10020 (“Seller”), and QTS Investment East Windsor, LLC, a Delaware limited liability company, having an address at 12851 Foster Street, Overland Park, Kansas 66213 (the “Service Recipient”). Seller and Service Recipient shall be collectively referred to herein as the “Parties,” and each individually a “Party”.

WHEREAS, pursuant to that certain Contract of Sale, dated as of June 30, 2014, by and among Seller and the Service Recipient (the “Contract of Sale”), the Service Recipient is acquiring from Seller the Property Assets (as defined in the Contract of Sale), which include a data center and office facility (the “Facility”); and

WHEREAS, for an interim period, Service Recipient will require Seller to continue to provide certain support services in relation to such Facility.

NOW THEREFORE, for good and valuable consideration provided under this Agreement as well as the Contract of Sale, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed thereto in the Contract of Sale.

ARTICLE II

SERVICES

Section 2.1. Services to be Provided to the Service Recipient.

(a) Seller shall provide, or shall cause its Affiliates or third parties to provide, to the Service Recipient all services in support of the Facility set forth on Schedule A (the “Services”). In the event that Service Recipient identifies a service that the Seller provided in support of the Facility during the six (6) month period prior to the Closing Date that the Service Recipient reasonably requires in order to operate the Facility in the manner operated by Seller prior to the Closing Date, and such service was not included in Schedule A (other than because the Parties agreed such services shall not be provided), then, subject to the Parties’ agreement on the reimbursement of Seller’s costs to provide such service, Seller shall provide, or cause to be provided, such requested services and such services shall be deemed “Services” hereunder.

(b) Anything to the contrary notwithstanding, none of the obligations of the Seller or its Affiliates under the Contract of Sale shall constitute Services under this Agreement. To the extent of any conflict between the terms of the Contract of Sale and this Agreement, the terms of the Contract of Sale shall be controlling.

Section 2.2. Service Standards; Level of Service. Seller shall provide the Services to the Service Recipient at a level of quality, responsiveness and diligence at least equal to the levels provided by Seller or its Affiliates, as applicable, as of the date of the Contract of Sale for such Services in the operation of the Facility (the “Service Standards”).

Section 2.3. Subcontracting. Seller may, upon five business days’ written notice to Service Recipient and approval in writing from Service Recipient (which shall not be unreasonably withheld or delayed), engage, or cause one of its Affiliates to engage, one or more parties (including third parties and/or Affiliates of Seller) to provide some or all of the Services. For the avoidance of doubt, no such approval is required for the engagement of any Affiliate or service provider that provides a Service as of the Closing Date. In the event Seller or its Affiliates so engage any such parties, Seller shall remain responsible for ensuring adherence to the Service Standards in the performance of the Services, compliance by such parties with the applicable terms of this Agreement and for the indemnification obligations of Seller set forth in Section 9.1.

Section 2.4. Cooperation.

(a) The Service Recipient will share information and otherwise cooperate to the extent necessary to facilitate the provision of Services pursuant to this Agreement. The Parties will cooperate in a commercially reasonable manner to facilitate the provision of Services as described herein. Each Party shall, at all reasonable times under the circumstances, make available to the other Parties properly authorized personnel for the purpose of consultation and decision.

(b) The Parties shall cooperate fully to facilitate the termination of each Service at the earliest time reasonably practicable, but in no event later than the expiration of the applicable term for such Service as set forth in Schedule A.

(c) The Service Recipient shall follow the reasonable policies, procedures and practices of Seller and its Affiliates applicable to the Services that are in effect as of the Effective Date, as may be modified from time to time subject to Section 2.5, so long as Seller has provided the Service Recipient with notice (in writing) of such policies, procedures and practices.

(d) A failure of any Service Recipient to act in accordance with this Section 2.4 that prevents Seller or its Affiliates or third parties from providing a Service hereunder shall relieve Seller of its obligation to provide such Service until such time as the failure has been cured; provided, that Seller has previously notified the applicable Service Recipient in writing of such failure.

Section 2.5. Certain Changes. In the event Seller desires to change (a) its policies and procedures, (b) any Affiliates and/or third parties that provide any Services or (c) the location from which any Service is provided at any time; Seller shall provide five (5) business days’ written notice to Service Recipient and shall not make any such change unless Service Recipient approves such change in writing (which shall not be unreasonably withheld or delayed). If Service Recipient approves such change, Seller shall remain responsible for the performance of the Services in accordance with this Agreement.

Section 2.6. Timely Transition. The Service Recipient shall use reasonable best efforts to transition the Services to its own operations and responsibility as promptly as possible after the Effective Date.

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ARTICLE III

LIMITATIONS

Section 3.1. General Limitations.

(a) Seller shall not be obligated to provide Services in support of any business or operations of the Service Recipient or its Affiliates other than the Facility.

(b) Seller shall continue to provide Services under this Agreement in accordance with the Service Standards, and will continue to use CB Richard Ellis, Inc. (“Manager”), under the terms of the United States Facilities Management Agreement dated December 28, 2010, between Seller and Manager and shall direct Manager to provide services in accordance with past practices; provided that Seller shall remain responsible for the performance of the Services in accordance with this Agreement.

(c) Seller shall not be obligated to provide, or cause to be provided, any Service to the extent that the provision of such Service would require Seller, any of its Affiliates or any of their respective officers, directors, employees, agents or representatives to violate any Applicable Law.

Section 3.2. Third Party Consents and Limitations.

(a) Seller shall obtain, with the cooperation of the Service Recipient, as reasonably requested by Seller, the third party consents, if any, necessary for provision of the Services during the Term. Any out-of-pocket expenses or fees incurred by Seller in procuring such consent shall be borne by Service Recipient

(b) The Service Recipient acknowledges and agrees that the Services provided by Seller and its Affiliates through third parties or using third party Intellectual Property are subject to the terms and conditions of any applicable agreements between Seller or its Affiliate and such third parties.

Section 3.3. Force Majeure. Seller shall not be liable for any failure or delay in the performance of its obligations under this Agreement to the extent such failure or delay (i) results from acts of God, localized fire, explosion, accident, floods, embargoes, epidemics, war, acts of terrorism, nuclear disaster, labor strikes, civil unrest and/or riots and other such events beyond the reasonable control of Seller (each, a “Force Majeure Event”) and (ii) could not have reasonably been prevented by Seller having taken commercially reasonable precautions or could not commercially reasonably be circumvented by the Seller through the use of substitute services, alternate sources, work-around plans or other means by which the requirements of a buyer of services substantively similar to the Services hereunder would be satisfied. Seller acknowledges that Force Majeure Events do not include non-performance of third parties or subcontractors relied on for the delivery of the Services, unless such failure or non-performance

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by a third party or subcontractor is itself caused by a Force Majeure Event, as defined above. Upon the occurrence of a Force Majeure Event, Seller shall be excused from any further performance or observance of the affected obligation(s) for as long as such circumstances prevail, and Seller continues to attempt to recommence performance or observance to the greatest extent possible without delay.

ARTICLE IV

PAYMENT

Section 4.1. Fees. In consideration for each Service, the Service Recipient shall pay to Seller an amount for such Service calculated as set forth in Schedule A.

Section 4.2. Billing and Payment Terms. Seller shall invoice Service Recipient for costs payable hereunder in arrears on a monthly basis and Service Recipient shall remit full payment within thirty (30) days after the date of such invoice. Any late payment of an amount under this Agreement to be paid by the Service Recipient shall bear simple interest from and including the date such payment is due under this provision until, but excluding, the date of payment, at a rate per annum equal to the rate announced by Citibank, N.A. as its “Base Rate” plus two percent (2%).

Section 4.3. Sales Taxes. All consideration under this Agreement is exclusive of any sales, transfer, value-added, goods or services tax or similar gross receipts based tax (excluding all other taxes including taxes based upon or calculated by reference to income, receipts or capital) imposed against or on the Services (“Sales Taxes”). The Service Recipient shall be responsible for, and shall indemnify and hold Seller harmless from and against, any such Sales Taxes.

Section 4.4. Record Keeping and Audit Right.

(a) Seller shall keep, and, as applicable, cause its Affiliates to keep, complete and accurate books and records relating to the costs charged to the Service Recipient hereunder, including the basis for calculating such costs (the “Transition Books and Records”) for a period of twelve (12) months following the expiration of the Term (“Audit Period”).

(b) During the Audit Period, the Service Recipient shall have the right to inspect the Transition Books and Records (upon reasonable, prior written notice, during normal business hours), for the purposes of verifying the accuracy of the invoices provided to the Service Recipient hereunder.

(c) In the event the audit produces a discrepancy between the fees and expenses invoiced to the Service Recipient and the actual Services performed by Seller, the Service Recipient shall immediately notify Seller of such difference and indicate the amount by which it believes the fees and expenses invoiced exceed the Services performed. Within fifteen (15) business days of receipt of notice of a discrepancy from the Service Recipient, Seller shall (i) reimburse the Service Recipient for the amount of the discrepancy arising out of the audit or (ii) notify the Service Recipient that it disputes the results of the audit. If Seller notifies the Service Recipient of a dispute, such dispute shall be resolved in accordance with the procedures set forth in Article XII hereof. Any Transition Books and Records that relate to any dispute under this Section 4.4 shall continue to be kept by Seller until a complete and final resolution has been reached by the Parties.

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(d) The expenses of the audit inspection shall be paid by the Service Recipient; provided, however, that if such audit reveals that Seller has inaccurately calculated the fees and expenses by more than five percent (5%) of the actual fees and expenses for the Services provided herein, the expenses of the audit inspection shall be paid by Seller.

(e) Anything to the contrary notwithstanding, Seller shall, and shall cause its Affiliates to, keep books and records relating to the performance of Services hereunder (the “Service Records”) consistent with past document and information retention policies in respect of the Property Assets prior to the Closing Date. During the Audit Period, the Service Recipient shall have the right to inspect the Service Records (upon reasonable, prior written notice, during normal business hours), for the purpose of confirming that the Services are being performed in accordance with the Services Standards, or to address any error in the product of any Services. The Service Recipient may only exercise the foregoing inspection right once during a month, except to address any matter that the Service Recipient reasonably believes represents material non-compliance by Seller or its Affiliates with any Service Standards or any material error in the product of any Services.

ARTICLE V

ACCESS AND SECURITY

Section 5.1. Access; Work Policy.

(a) At all times during the Term, the Service Recipient shall provide Seller, its Affiliates and their respective personnel reasonable ingress to and egress from their facilities and premises, and reasonable access to their equipment and personnel, for the purposes of providing the Services hereunder.

(b) Seller’s personnel shall comply with the Service Recipient’s safety and security regulations applicable to each specific site or facility while working at such site or facility so long as the Service Recipient has provided written copies of such safety and security regulations to Seller.

Section 5.2. Security Level; Additional Security Measures. Seller may take reasonable physical or information security measures that (a) affect the manner in which Services are provided to maintain its current level (or, if greater, an industry-standard level) of physical and electronic security during the Term, and (b) address any new security-related issues, including compliance with Applicable Law related to security and issues related to new technologies or threats, so long as, in each case, the substance or overall functionality of any affected Services remains reasonably comparable to such substance and overall functionality as in effect prior to the Effective Date. Seller shall provide the Service Recipient reasonable, prior written notice of any such physical or information security measures that are material to Seller’s delivery of the Services. The Service Recipient shall provide all assistance reasonably requested by Seller in connection with such security measures.

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Section 5.3. Security Breaches. In the event of a security breach that relates to the Services is known or reasonably suspected by a party hereto, Seller and the Service Recipient shall, subject to any Applicable Law, notify the other party promptly (which Seller shall use best efforts to provide within the later of 24 hours and 1 business day following discovery) and cooperate with each other regarding the timing and manner of (a) prompt notifications to their respective customers, potential customers, employees and/or agents concerning a breach or potential breach of security and (b) disclosures to appropriate Governmental Entities; and (c) cooperation with respect to any post-breach investigation or remediation efforts.

Section 5.4. Systems Security.

(a) If the Service Recipient, or any of its personnel will be given access to any of Seller’s computer systems or software (“Systems”) in connection with the receipt of the Services, Service Recipient or its personnel, as the case may be, shall comply with all of such Seller’s system security policies, procedures and requirements (as amended from time to time, the “Security Regulations”), and will not tamper with, compromise or circumvent any security or audit measures employed by Seller.

(b) Service Recipient shall ensure that only those of its personnel who are specifically authorized to have access to Seller’s Systems gain such access, and to prevent unauthorized access, use, destruction, alteration or loss of information contained therein, including notifying its personnel regarding the restrictions set forth in this Agreement.

(c) The Service Recipient and its personnel shall access and use only those Systems, and only such data and information within such Systems to which it has been granted the right to access and use. Seller shall have the right to deny the Service Recipient’s personnel access to Seller’s Systems in the event Seller reasonably believes that such personnel pose a security concern. If, at any time, Seller determines that the Service Recipient or its personnel has sought to circumvent, or has circumvented, Seller’s Security Regulations, that any unauthorized personnel of the Service Recipient has accessed Seller’s Systems or that the Service Recipient or any of its personnel has engaged in activities that may lead to the unauthorized access, use, destruction, alteration or loss of data, information or software, Seller may immediately terminate any such personnel’s access to the Systems and immediately notify the Service Recipient in writing.

(d) All user identification numbers and passwords disclosed to the Service Recipient and any information obtained from the use of Seller’s Systems, shall be deemed Seller Confidential Information.

(e) The Service Recipient will cooperate with Seller in investigating any apparent unauthorized access to Seller’s Systems or any apparent unauthorized release by the Service Recipient or its personnel of Seller Confidential Information. The Service Recipient will (i) immediately notify the Seller in writing if the Service Recipient has revoked access to its own Systems to any of its personnel if such personnel also has access to Seller’s Systems and (ii) will immediately revoke any access to Seller’s Systems.

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(f) The Seller will cooperate with Service Recipient in investigating any apparent unauthorized access to Service Recipient’s computers or systems (“SR Systems”) or any apparent unauthorized release by the Seller or its personnel of Service Recipient Confidential Information or Customer Data to the extent related to the Services. Seller shall not have access to the SR Systems, other than physical access to the equipment.

(g) Seller and its Affiliates may take any steps reasonably necessary to protect the security and integrity of their information technology and other systems against breaches of the Security Regulations by the Service Recipient or other security threats arising out of the interconnection between such systems and those of the Service Recipient, including termination of any such interconnection, provided that (i) Seller and its Affiliates shall use reasonable efforts not to adversely affect the Services, and to minimize any such adverse effect that could occur, and (ii) if such steps result in any interruption of Services received by the Service Recipient, Seller shall resume the provision of the Services as soon as reasonably practicable after such breach or other threat has been resolved and Seller has received assurances from the Service Recipient in a form reasonably acceptable to Seller that the Service Recipient is and will continue to be in compliance with all applicable Security Regulations. Any adverse impact or interruption to the Services that occurs as a result of Seller or its Affiliates exercising their rights under this Section shall not be deemed a breach of this Agreement by Seller or a failure by Seller or its Affiliates to provide the Services.

(h) In relation to the Services, Seller shall maintain its security policies and procedures consistent with those in place as of the Closing Date, which such security policies are, in the context of the services to which they apply, reasonable.

ARTICLE VI

CONFIDENTIALITY

Section 6.1. Confidential Information. As used in this Agreement, Seller Confidential Information and Service Recipient Confidential Information are defined as follows:

(a) “Seller Confidential Information” means information disclosed by Seller to the Service Recipient under the terms and for purposes of this Agreement (including information disclosed in the course of negotiation of this Agreement and the terms of this Agreement), in each case that is not generally known to the public, except for:

(i) information that is or becomes publicly available (other than through disclosure by the Service Recipient), from and after the date of public availability;

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(ii) information disclosed to the Service Recipient by a third party not known to be bound by any confidentiality agreement with Seller; provided, that (A) under the circumstances of disclosure, the Service Recipient does not owe a duty of non-disclosure to such third party, (B) to the knowledge of the Service Recipient, the third party’s disclosure does not violate a duty of non-disclosure owed to another Person, including Seller and (C) the disclosure by the third party is not otherwise unlawful;

(iii) information developed by the Service Recipient independent of any information of Seller; or

(iv) rightfully in the possession of the Service Recipient and not subject to any duty of confidentiality as of the Effective Date.

(b) “Service Recipient Confidential Information” means information disclosed by the Service Recipient to Seller, its Affiliates or third party providers of the Services under the terms and for purposes of this Agreement (including information disclosed in the course of negotiation of this Agreement and the terms of this Agreement) all data and information of customers of Service Recipient (“Customer Data”) and information constituting assets of the business and operations of the Service Recipient or that relates to the business and operations of the Service Recipient (collectively, “Service Recipient Confidential Information”), in each case, that is not generally known to the public, except for:

(i) Information, other than Customer Data, that is or becomes publicly available (other than through disclosure by Seller), from and after the date of public availability;

(ii) information disclosed to Seller by a third party not known to be bound by any confidentiality agreement with the Service Recipient; provided, that (A) under the circumstances of disclosure, Seller does not owe a duty of non-disclosure to such third party, (B) to the knowledge of Seller, the third party’s disclosure does not violate a duty of non-disclosure owed to another Person, including any Service Recipient and (C) the disclosure by the third party is not otherwise unlawful;

(iii) information developed by Seller independent of any information of the Service Recipient;

(iv) rightfully in the possession of Seller and not subject to any duty of confidentiality as of the Effective Date.

(c) Seller and each of the Service Recipient shall not, and shall cause its respective Affiliates and each of its and its Affiliates’ directors, partners, personnel, agents, accountants, counsel and other professional advisers (“Representatives”) not to, disclose to any other person or use, except for purposes of this Agreement (and only in accordance with Applicable Law), any information that is Service Recipient Confidential Information or Seller Confidential Information, respectively, provided, however, that each Party may disclose Service Recipient Confidential Information or Seller Confidential Information, as the case may be, (i) to its Representatives on a need-to-know basis in connection with the performance of such Party’s

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obligations under this Agreement, (ii) in any report, statement, testimony or other submission to any Governmental Entity having jurisdiction over the disclosing Party to the extent necessary to comply with Applicable Law, or (iii) in order to comply with any Applicable Law applicable to the disclosing Party, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the disclosing Party in the course of any litigation, investigation or administrative proceeding.

(d) In the event that Seller, the Service Recipient, or any of their respective Representatives, becomes legally compelled in any report, statement, testimony or other submission to any Governmental Entity or by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar judicial or administrative process to disclose any Service Recipient Confidential Information or Seller Confidential Information, respectively, such disclosing Party shall provide the other Party with prompt prior written notice of such requirement, and, to the extent reasonably practicable, cooperate with the other Party (at such other Party’s expense) to obtain a protective order or similar remedy to cause Service Recipient Confidential Information or Seller Confidential Information, as the case may be, not to be disclosed, including interposing all available objections thereto, such as objections based on settlement privilege. In the event that such protective order or other similar remedy is not obtained, the disclosing Party shall furnish only that portion of Service Recipient Confidential Information or Seller Confidential Information, as the case may be, that is or has been legally compelled, and shall exercise commercially reasonable efforts to obtain assurance that confidential treatment will be accorded such disclosed Service Recipient Confidential Information or Seller Confidential Information, as the case may be.

(e) Each Party shall, and shall cause its Representatives to, protect Service Recipient Confidential Information or Seller Confidential Information, as the case may be, by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of such as the Party uses to protect its own confidential information of a like nature.

(f) Each Party shall cause its Representatives to agree to be bound by the same restrictions on use and disclosure of Service Recipient Confidential Information or Seller Confidential Information, as the case may be, as bind the Party in advance of the disclosure of any such Service Recipient Confidential Information or Seller Confidential Information to them.

(g) Seller and its Affiliates may take any steps reasonably necessary to protect the confidentiality of Seller Confidential Information against breaches of this Section 6.1 by the Service Recipient, provided that (i) Seller and its Affiliates shall use reasonable efforts not to adversely affect the Services, and to minimize any such adverse effect that could occur, and (ii) if such steps result in any interruption of Services received by the Service Recipient, Seller shall resume the provision of the Services as soon as reasonably practicable after such breach has been resolved and Seller has received assurances from the Service Recipient in a form reasonably acceptable to Seller that the Service Recipient is and will continue to be in compliance with this Section 6.1. Any adverse impact or interruption to the Services that occurs as a result of Seller or its Affiliates exercising their rights under this Section 6.1(g) shall not be deemed a breach of this Agreement by Seller or a failure by Seller or its Affiliates to provide the Services.

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ARTICLE VII

INTELLECTUAL PROPERTY

Section 7.1. Ownership of Intellectual Property. Each Party acknowledges and agrees that Seller and the Service Recipient shall each retain exclusive rights to and ownership of their own Intellectual Property, and no other license or other right, express or implied (except as provided in the last sentence of this Section 7.1), is granted hereunder by either Party to its Intellectual Property. As between Seller and the Service Recipient, Seller shall exclusively own all right, title and interest throughout the world in and to all business processes and other Intellectual Property rights created by it in connection with the performance of the Services (excluding any Service Recipient Confidential Information and excluding any know how, techniques, processes, or other such intellectual property related to the business of Service Recipient and not to the provision of Services generally) (“Seller Intellectual Property”), and the Service Recipient hereby assigns any and all right, title or interest it may have in any such Intellectual Property to Sellers. The Service Recipient shall execute any documents and take any other actions reasonably requested by Seller to effectuate the purposes of the preceding sentence. Seller hereby grants to the Service Recipient a royalty-free, fully paid-up, non-exclusive license to use the Seller Intellectual Property during the Term to the extent necessary for the Service Recipient to receive the benefit of the Services.

ARTICLE VIII

DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

Section 8.1. Disclaimer of Warranties. SELLER SHALL PERFORM THE SERVICES IN A PROMPT, PROFESSIONAL AND WORKMANLIKE MANNER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, SELLER EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT, INCLUDING WARRANTIES WITH RESPECT TO MERCHANTABILITY, OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT OF ANY SOFTWARE OR HARDWARE PROVIDED HEREUNDER, AND ANY WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE.

Section 8.2. Limitation of Liability. Except in the case of an indemnification obligation of a party under Article IX, (a) in no event shall any Party hereto be liable under or in connection with this Agreement for consequential, indirect, treble or punitive Losses, Losses based on either the reduced current or future profitability or earnings of the Business or Losses based on a multiple of such profitability, earnings or other factor, or reduction therein (it being understood that all Losses shall for purposes of Article IX be determined and calculated on a direct, dollar-for-dollar basis), and (b) the liability of either Party hereunder shall not exceed the aggregate amounts actually paid hereunder from the Effective Date until the date such liability accrued. For the avoidance of doubt, rent abatement paid to tenants of Service Recipient as a direct result of Seller’s breach of this Agreement, whether asserted as legal claims, service level credits or otherwise, shall be deemed third-party claims and direct damages for purposes of Section 8.2 and Section 9.1.

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ARTICLE IX

INDEMNIFICATION

Section 9.1. Indemnification of the Service Recipient. Subject to the terms of this Article IX, Seller agrees from and after the Effective Date to indemnify, defend and hold harmless the Service Recipient from and against any and all Losses arising out of, resulting from or relating to third party claims arising out of (a) a breach by Seller of any provision of this Agreement, or (b) any breach of an agreement between Seller and a third Person in relation to the Services caused by Seller.

Section 9.2. Indemnification of Seller. Subject to the terms of this Article IX, the Service Recipient agrees from and after the Effective Date to indemnify, defend and hold harmless Seller from and against any and all Losses arising out of, resulting from or relating to third party claims arising out of (a) a breach by Service Recipient of any provision of this Agreement, or (b) any breach of an agreement between Seller and third Person in relation to the Services caused by Service Recipient.

Section 9.3. Indemnification Procedures. In the event either Seller or the Service Recipient shall have a claim for indemnity against the other Party, the Parties shall follow the procedures set forth in Section 4(E) of the Contract of Sale.

ARTICLE X

TERM AND TERMINATION

Section 10.1. Term of Agreement. The term for each Service is set forth in Schedule A. This Agreement shall remain in effect so long as any Service remains in effect, and shall terminate upon the termination of the final Service (such period, the “Term”), unless earlier terminated as provided in this Article X.

Section 10.2. Termination.

(a) Partial Termination. The Service Recipient may, on written notice to Seller, terminate any Service. Any such terminated Service shall be deleted from Schedule A. Any termination notice delivered by the Service Recipient shall identify the specific Service or Services to be terminated, and the effective date of such termination. For any terminated Services which required the software or other services of a third party (i) if Seller paid for such software or services in advance, Seller may invoice the Service Recipient any portion of such advance payments allocable on a reasonable basis to the Service Recipient, and (ii) if, as a result of such termination, Seller terminates all or part of its agreement with the third party, Seller may invoice the Service Recipient for any applicable termination fees allocable on a reasonable basis to the Service Recipient. Seller shall not enter into any new agreements with third parties for software or services that include any termination fees that would be charged to the Service Recipient without the Service Recipient’s prior written consent, which consent shall not be unreasonably withheld.

(b) Automatic Termination. This Agreement shall automatically terminate upon termination by the Service Recipient of all Services.

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(c) Termination for Material Breach. The Service Recipient may terminate this Agreement in the event that Seller materially breaches any provisions of this Agreement and fails to cure such breach within fifteen (15) days of written notice thereof from the Service Recipient.

Section 10.3. Effect of Termination. In the event that this Agreement or a Service is terminated:

(a) The Service Recipient agrees and acknowledges that the obligation of Seller to provide the terminated Services, or to cause the terminated Services to be provided, hereunder shall immediately cease. Upon cessation of Seller’s obligation to provide any Service, the Service Recipient shall stop using, directly or indirectly, such Service.

(b) Upon request, each Party shall return to the other Party all tangible personal property and books, records or files owned by such other Party and used in connection with the provision of Services that are in its possession as of the termination date.

(c) The following matters shall survive the termination of this Agreement: (i) the rights and obligations of each Party under Section 4.4 and Articles IV, V, VI, VII, VIII, IX, this Section 10.3, Article XI and Article XII and (ii) the obligations under Article IV of the Service Recipient to pay the applicable fees for Services furnished prior to the effective date of termination.

(d) Upon the termination of a Service, except to the extent required for Seller to provide another Service under this Agreement, Seller shall, or shall cause its Affiliates to, deliver and transfer to the Service Recipient all Service Recipient Confidential Information in its possession (including all financial, claims and statistical data and other information in their possession necessary for the Service Recipient to prepare and make all required regulatory, statistical and financial filings and to provide the Service for themselves) (collectively, the “Terminated Service Information”). Upon termination of a Service, in addition to the transfer and delivery requirements of the preceding sentence, the Service Recipient may require Seller and its Affiliates to promptly destroy copies of any of the Terminated Service Information in their possession and to certify in writing to the Service Recipient that all such Terminated Service Information has been destroyed; provided, however, that Seller and its Affiliates may retain copies of the Terminated Service Information to the extent required by Applicable Law.

ARTICLE XI

DISPUTE RESOLUTION

Section 11.1. Party Representatives. Each Party will appoint a representative (a “Transition Representative”) responsible for coordinating and managing the delivery and receipt of the Services, which Transition Representative will have authority to act on such Party’s behalf with respect to matters relating to this Agreement. The Transition Representatives will work in good faith to address any issues involving the Parties’ relationship under this Agreement (including, without limitation, any pricing and other Service related matters).

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Section 11.2. Escalation Procedure. The Parties shall attempt to resolve any dispute, controversy or claim arising out of, in connection with, or relating to this Agreement, whether sounding in contract or tort and whether arising during or after termination of this Agreement (each, a “Dispute”) in accordance with the following procedures: Upon the written request of either Party, the chief executive officer or the chief operating officer of the Service Recipient or a designee of either such person (or if there is no chief executive officer or chief operating officer of the Service Recipient at such time, the highest ranking corporate officer) and a senior executive officer of Seller or that person’s designee shall meet and attempt to resolve any Dispute between them. If such Dispute is not resolved by discussions between such officers within ten (10) days after a Party’s written request was made, then such Dispute shall be subject to arbitration as set forth in this Article XII and either Party may commence an arbitration proceeding relating to such Dispute in accordance with the provisions of this Article XII. No Party may commence an arbitration proceeding with respect to a Dispute unless and until the foregoing procedure has been concluded with respect to the underlying Dispute. The agreement to arbitrate set forth in this Article XII covers all Disputes; provided, however, that nothing (including, without limitation, any confidentiality restrictions contained in this Agreement) shall prohibit any Party at any time from seeking equitable relief or remedies, including an injunction, in a court of law.

Section 11.3. Arbitration. Any Dispute submitted to arbitration pursuant to this Section 12.3 shall be finally and conclusively resolved through binding arbitration administered by Judicial Arbitration and Mediation Services (“JAMS”) under its Rules of Practice and Procedure (the “Rules”) in effect at the time of such proceeding, by an arbitral tribunal composed of three (3) arbitrators (the “Board”) appointed in accordance with the Rules, as provided by Section 12.4.

Section 11.4. Arbitration Panel. One arbitrator shall be chosen by Seller and one by the Service Recipient. If a Party fails to nominate an arbitrator within ten (10) days from the date of receipt by such party of a Commencement Letter from JAMS, such appointment shall be made by JAMS. The two (2) arbitrators thus appointed shall attempt to agree upon the third arbitrator who is knowledgeable in business, financial and insurance matters and who shall not be affiliated with either Party or either arbitrator and who shall act as Chairman of the Board. If the two (2) arbitrators fail to nominate the Chairman within ten (10) days from the date of appointment of the second arbitrator, either Party may request that the Chairman be selected by JAMS.

Section 11.5. Arbitration Matters. The arbitration shall be held in New York, New York or such other place as the Parties mutually agree in writing, and the Board shall reach and render a decision in writing in respect of the Dispute. To the extent practicable, decisions of the Board shall be rendered no more than thirty (30) days following the appointment of the Chairman of the Board. The Board shall cause its written decision to be delivered promptly to the Parties. Any decision made by the Board shall be final, binding and conclusive on the Parties and entitled to be enforced to the fullest extent permitted by Applicable Law and entered in any court of competent jurisdiction; provided, however, that (i) by agreeing to arbitration, the Parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a Party to a court shall not be deemed a waiver of this agreement to

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arbitrate, and (ii) in addition to the authority conferred upon the Board by the rules specified above, the Board shall also have the authority to grant provisional remedies, including injunctive relief. The Board may award simple interest calculated from the date the Board determines that any amounts due the prevailing Party should have been paid to the prevailing Party until, but excluding, the date of payment, at a rate per annum equal to the rate announced by Citibank, N.A. as its “Base Rate” plus two percent (2%). The Board shall also have the authority to issue interim decisions or awards in the interest of fairness, full disclosure, and a prompt and orderly hearing, decision and award by the Board.

Section 11.6. Jurisdiction. Either Party may apply to the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, New York State Supreme Court in the Borough of Manhattan for an order compelling arbitration or confirming any decision and the award; a judgment of that court shall thereupon be entered on any decision or award and shall be enforceable in such court. If such an order is issued, the attorneys’ fees and the court costs incurred by the applying Party in connection with the efforts to compel arbitration or to obtain confirmation of a decision will be paid by the Party against whom confirmation is sought.

Section 11.7. Arbitration Expenses. Expenses and costs associated with the submission of any Dispute to arbitration shall be the responsibility of the Party against whom a final decision is rendered with respect to that Dispute.

ARTICLE XII

MISCELLANEOUS

Section 12.1. Notices.

(a) Whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be made in writing and shall be sent by either (i) hand delivery, or (ii) a nationally recognized overnight courier service fully prepaid for next business day delivery addressed to the addressees (and individuals) set forth below with receipt acknowledged in writing:

As to Service Recipient:

QTS Investment East Windsor, LLC

12851 Foster Street

Overland Park, Kansas 66213

Attention: Legal Department

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With a copy to Service Recipient’s Alternate Addressee:

Stinson Leonard Street LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106

Attn: Victoria R. Westerhaus, Esq.

As to Seller:

McGraw Hill Financial, Inc.

1221 Avenue of the Americas

New York, New York 10020

Attn: Jack F. Callahan

McGraw Hill Financial, Inc.

1221 Avenue of the Americas

New York, New York 10020

Attn: Mitra Meshgin-Poosh

With a copy to Seller’s Alternate Addressee:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attn: Neil L. Rock, Esq.

(b) Any notice, demand or request that shall be delivered to a party and its alternate addressee in the manner aforesaid shall be deemed sufficiently given to and received by such party for all purposes hereunder on the day of such hand delivery, or in the case of delivery by nationally recognized overnight courier service, the Business Day such notice, demand or request is delivered by such nationally recognized overnight courier service fully prepaid, to such party and its alternate addressee.

(c) The inability to deliver any notice, demand or request because the party to whom it is properly addressed in accordance with this Section 9 refused delivery thereof or no longer can be located at that address shall constitute delivery thereof to such party.

(d) Each party shall have the right from time to time to designate by written notice to the other parties hereto such other person or persons and such other place or places as said party may desire written notices to be delivered or sent in accordance herewith.

(e) Notices and consents signed and given by an attorney for a party shall be effective and binding upon that party.

Section 12.2. Amendment. No provision of this Agreement or of any documents or instrument entered into, given or made pursuant to this Agreement may be amended, changed, waived, discharged or terminated except by an instrument in writing, signed by the party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.

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Section 12.3. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated by this Agreement, and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof and thereof. No representation, promise, inducement or statement of intention has been made by Seller or Service Recipient which is not embodied in this Agreement, or in the attached Exhibits or the written certificates, schedules or instruments of assignment or conveyance delivered pursuant to this Agreement, and neither Service Recipient nor Seller shall be bound by or liable for any alleged representations, promise, inducement or statement of intention not therein so set forth.

Section 12.4. No Waiver. No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder shall constitute a waiver of any party’s right to demand strict compliance with the terms of this Agreement.

Section 12.5. Counterparts. This Agreement, any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby, and any amendment or supplement thereto may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any signature page of this Agreement or of such an amendment, supplement, document or instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages. Any counterpart transmitted via email in format in portable document format (.pdf) shall be treated as originals for all purposes as to the parties so transmitting.

Section 12.6. Costs and Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby or thereby (including, without limitation, the enforcement of any obligation to indemnify, defend or hold harmless provided for herein or therein), or because of an alleged dispute, default, or misrepresentation in connection with any of the provisions of this Agreement or of such document or instrument, the successful or prevailing party shall be entitled to recover actual attorneys’ fees, charges and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

Section 12.7. Payments. Except as otherwise provided herein, payment of all amounts required by the terms of this Agreement shall be made in the United States and in immediately available funds of the United States of America which, at the time of payment, is accepted for the payment of all public and private obligations and debts.

Section 12.8. Successors and Assigns. This Agreement shall be binding upon and insure to the benefit of the successors and permitted assigns of the respective parties hereto. No assignment of this Agreement, in whole or in part, shall be made without the prior written consent of the non-assigning parties (and shall not relieve the assigning party from liability hereunder) and any purposed assignment of this Agreement in contravention of the foregoing shall be null and void ab initio.

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Section 12.9. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey without giving effect to the conflict of law rules and principles of that state.

Section 12.10. Construction of Agreement. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Headings at the beginning of sections of this Agreement are solely for the convenience of the parties and are not a part of this Agreement. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, the masculine gender shall include the feminine and neuter genders, and vice versa. As used in this Agreement, the term “Seller” shall include the respective permitted successors and assigns of Seller, and the term “Service Recipient” shall include the permitted successors and assigns of Service Recipient, if any. All times refer to the time in Trenton, New Jersey.

Section 12.11. Severability. If any term or provision of this Agreement is determined to be illegal, unconscionable or unenforceable, all of the other terms, provisions and sections hereof will nevertheless remain effective and be in force to the fullest extent permitted by law.

Section 12.12. Submission of Agreement. No agreement with respect to the purchase and sale of the Property Assets shall exist, and this writing shall have no binding force or effect, until this Agreement shall have been executed and delivered by Service Recipient and by Seller.

Section 12.13. Further Assurances. Service Recipient and Seller agree to execute such instruments and take such further actions either before or after the Closing as may be reasonably necessary to carry out the provisions of this Agreement provided that no material additional cost or liability shall be created thereby.

Section 12.14. Public Announcements. If the Service Recipient determines that a public announcement with respect to this Agreement and the Property Assets (collectively, the “Subject Matter”) is necessary, the parties agree the Service Recipient will draft the announcement for review and reasonable pre-approval by the Seller. Upon the reasonable approval by Seller the release of the public announcement regarding the Subject Matter, no further public announcement regarding the Subject Matter shall be made by the parties at any time without mutual approval, except to the extent required by law or the regulations of the United States Securities and Exchange Commission.

Section 12.15. Memorandum of Contract. The parties hereto agree that this Agreement shall not be recorded.

Section 12.16. No Third Party Beneficiary. It is specifically understood and agreed that no person shall be a third party beneficiary under this Agreement, and that none of the provisions of this Agreement shall be for the benefit of or be enforceable by anyone other than the parties hereto and their assignees, and that only the parties hereto and their permitted assignees shall have rights hereunder.

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Section 12.17. Binding Agreement. Subject to the foregoing limitations, this Agreement shall extend to, and shall bind, the respective heirs, executors, personal representatives, successors and assigns of Seller and Service Recipient.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

QTS Investment East Windsor, LLC

By:
Name:
Title:

McGraw-Hill Financial, Inc.

By:
Name:
Title:

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Schedule A

Service	Notes	Fees	Maximum Term (Measured from Effective Date)
Network connectivity	Use of network connectivity pursuant to Seller contract with connectivity provider.	$2,000 per month, plus $25 per month, per port used.	6 months

Telephone service

Use of telephone systems pursuant to Seller contract with telephone system provider.

(Note: Mobile network repeater equipment is for use by Seller and may be upgraded, removed or replaced as determined by the third party carrier)

		$1,600 per month, plus usage charges.	6 months

Security access system	Access to Seller security system for monitoring access to facility. No administrative privileges will be available to Service Recipient	No charge for access service. Pass through of break/fix charges.	21 days

Fire alarm system monitoring	Monitoring of fire alarm system through Seller facility.	No charge for monitoring service. Pass-through of break/fix charges.	7 business days

Building management systems	Access to Seller building management systems.	No charge for access service. Pass-through of break/fix charges.	90 days

Mail services	Delivery of mail received at Seller facility to mail center in Service Recipient facility.	No charge for service.	6 months

CBRE services	Facility management and other services currently provided through Seller’s contract with CBRE. Regular scheduled services will continue in	Pass-through of charges to Seller, pro rated based on	6 months

Service	Notes	Fees	Maximum Term (Measured from Effective Date)

accordance with past practice. Any requests for additional or non-scheduled services shall be submitted through Seller, and shall be subject to Seller’s consent (which shall not be unreasonably withheld or delayed).

Service Recipient shall provide at least thirty (30) days notice before terminating the CBRE services, and may not terminate individual CBRE services without terminating all CBRE services.

respective usage.

Utility—Power	Receipt of utility services pursuant to Seller utility contract.	Pass-through of charges to Seller, pro rated based on respective usage.	14 days

Utility—Sewer	Receipt of utility services pursuant to Seller utility contract.	Pass-through of charges to Seller, pro rated based on respective usage.	14 days

Utility—Water	Receipt of utility services pursuant to Seller utility contract.	Pass-through of charges to Seller, pro rated based on respective usage.	14 days

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EXHIBIT M

INTENTIONALLY DELETED

EXHIBIT N

PRO FORMA TITLE POLICY

[SEE ATTACHED]

Form No. 1402.06
ALTA Owner's Policy (6-17-06)
NJRB 1-15
FANJ 115

Policy Page 1
Policy Number: 647023 O

OWNER'S POLICY OF TITLE INSURANCE

ISSUED BY

First American Title Insurance Company

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS, FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation (the "Company") insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1. Title being vested other than as stated in Schedule A.
2. Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from
   (a) A defect in the Title caused by
      (i) forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;
      (ii) failure of any person or Entity to have authorized a transfer or conveyance;
      (iii) a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized, or delivered;
      (iv) failure to perform those acts necessary to create a document by electronic means authorized by law;
      (v) a document executed under a falsified, expired, or otherwise invalid power of attorney;
      (vi) a document not properly filed, recorded, or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or
      (vii) a defective judicial or administrative proceeding.
   (b) The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.
   (c) Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term "encroachment" includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.
3. Unmarketable Title.
4. No right of access to and from the Land.
5. The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
   (a) the occupancy, use, or enjoyment of the Land;
   (b) the character, dimensions, or location of any improvement erected on the Land;
   (c) the subdivision of land; or
   (d) environmental protection
   if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.
6. An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.
7. The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.
8. Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.
9. Title being vested other than as stated in Schedule A or being defective
   (a) as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors' rights laws; or
   (b) because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors' rights laws by reason of the failure of its recording in the Public Records
      (i) to be timely, or
      (ii) to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.
10. Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys' fees, and expenses incurred in defense of any matter insured against by this policy, but only to the extent provided in the Conditions.

First American Title Insurance Company

BY [signature] PRESIDENT

ATTEST [signature] SECRETARY

FIRST AMERICAN TITLE INSURANCE COMPANY
INCORPORATED
SEPTEMBER 24, 1968
CALIFORNIA

Form No. 1402.06	Policy Page 2
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:

1. (a)	Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(i)	the occupancy, use, or enjoyment of the Land;

(ii)	the character, dimensions, or location of any improvement erected on the Land;

(iii)	the subdivision of land; or

(iv)	environmental protection;

or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

(b)	Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.

2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.

3.	Defects, liens, encumbrances, adverse claims, or other matters

(a)	created, suffered, assumed, or agreed to by the Insured Claimant;

(b)	not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;

(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risks 9 and 10); or

(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.

4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is

(a)	a fraudulent conveyance or fraudulent transfer; or

(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy.

5.	Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

CONDITIONS

1.	DEFINITION OF TERMS

The following terms when used in this policy mean:

(a)	“Amount of Insurance”: The amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b)	“Date of Policy”: The date designated as “Date of Policy” in Schedule A.

(c)	“Entity”: A corporation, partnership, trust, limited liability company, or other similar legal entity.

(d)	“Insured”: The Insured named in Schedule A.

(i)	The term “Insured” also includes

(A)	successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;

(B)	successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;

(C)	successors to an Insured by its conversion to another kind of Entity;

(D)	a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title

(1)	if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,

(2)	if the grantee wholly owns the named Insured,

(3)	if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or

(4)	if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.
(ii)	With regard to (A), (B), (C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.

(e)	“Insured Claimant”: An Insured claiming loss or damage.

(f)	“Knowledge” or “Known”: Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g)	“Land”: The land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h)	“Mortgage”: Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.

(i)	“Public Records”: Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), “Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j)	“Title”: The estate or interest described in Schedule A.

(k)	“Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is a contractual condition requiring the delivery of marketable title.

2.	CONTINUATION OF INSURANCE

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3.	NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) of these Conditions, (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if the Title, as insured, is rejected as Unmarketable Title. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

4.	PROOF OF LOSS

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance, or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5.	DEFENSE AND PROSECUTION OF ACTIONS

(a)	Upon written request by the Insured, and subject to the options contained in Section 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs, or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

First American Title Insurance Company

Form No. 1402.06	Policy Page 3
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

(b)	The Company shall have the right, in addition to the options contained in Section 7 of these Conditions, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c)	Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction, and it expressly reserves the right, in its sole discretion, to appeal any adverse judgment or order.

6.	DUTY OF INSURED CLAIMANT TO COOPERATE

(a)	In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b)	The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection, and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect, and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information, or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7.	OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY

In case of a claim under this policy, the Company shall have the following additional options:

(a)	To Pay or Tender Payment of the Amount of Insurance.

To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay. Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b)	To Pay or Otherwise Settle With Parties Other Than the Insured or With the Insured Claimant.

(i)	To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay; or

(ii)	To pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

8.	DETERMINATION AND EXTENT OF LIABILITY

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a)	The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of

(i)	the Amount of Insurance; or

(ii)	the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.

(b)	If the Company pursues its rights under Section 5 of these Conditions and is unsuccessful in establishing the Title, as insured,

(i)	the Amount of Insurance shall be increased by 10%, and

(ii)	the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.

(c)	In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys’ fees, and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

9.	LIMITATION OF LIABILITY

(a)	If the Company establishes the Title, or removes the alleged defect, lien, or encumbrance, or cures the lack of a right of access to or from the Land, or cures the claim of Unmarketable Title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

(b)	In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c)	The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.

10.	REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY

All payments under this policy, except payments made for costs, attorneys’ fees, and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11.	LIABILITY NONCUMULATIVE

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject, or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12.	PAYMENT OF LOSS

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13.	RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT

(a)	Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees, and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise, or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

First American Title Insurance Company

Form No. 1402.06	Policy Page 4
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

(b)	The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance, or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14.	ARBITRATION

Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association (“Rules”). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured. All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

15.	LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT

(a)	This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b)	Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim shall be restricted to this policy.

(c)	Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.
(d)	Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance.

16.	SEVERABILITY

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid, but all other provisions shall remain in full force and effect.

17.	CHOICE OF LAW; FORUM

(a)	Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefor in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies, or enforcement of policies of title insurance of the jurisdiction where the Land is located. Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured and to interpret and enforce the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of law principles to determine the applicable law.

(b)	Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18.	NOTICES, WHERE SENT

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at 1 First American Way, Santa Ana, CA 92707, Attn: Claims Department.

First American Title Insurance Company

Form No. 1402.06	Policy Page 5
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

SCHEDULE A

First American Title Insurance Company

Name and Address of the issuing Title Insurance Company:

First American Title Insurance Company

7200 College Blvd.

Overland Park, KS 66210

File No.: NCS-647023-OPKS	Policy No.: 647023 O

Address Reference: 159 Princeton Hightstown Road, East Windsor, NJ 08520

Amount of Insurance: $70,000,000.00

Date of Policy: Date and Time of Recording

1.	Name of Insured:

QTS Investment Properties East Windsor, LLC

2.	The estate or interest in the Land that is insured by this policy is:

Fee

3.	Title is vested in:

QTS Investment Properties East Windsor, LLC, by virtue of that certain _______ Deed from McGraw-Hill Financial, Inc. dated _______, filed for record __________, in Book ___________, Page ___________.

4.	The Land referred to in this policy is described as follows:

Being more particularly described in Schedule C attached hereto.

NOTICE: This is a pro-forma policy furnished to or on behalf of the party to be insured. It neither reflects the present status of title, nor is it intended to be a commitment to insure. The inclusion of endorsements as part of the pro-forma policy in no way evidences the willingness of the Company to provide any affirmative coverage shown therein.

There are requirements which must be met before a final policy can be issued in the same form as this pro-forma policy. A commitment to insure setting forth these requirements should be obtained from the Company.

First American Title Insurance Company

Form No. 1402.06	Policy Page 6
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

SCHEDULE B

File No. NCS-647023-OPKS	Policy No. 647023 O

EXCEPTIONS FROM COVERAGE

This Policy does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees, or expenses that arise by reason of:

1.	Notwithstanding any provision of the policy to the contrary, the following matters are expressly excluded from the coverage of the policy, and the Company will not pay loss or damage, costs, attorney’s fees or expenses that arise by reason of any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the land.

2.	This item has been intentionally deleted.

3.	This item has been intentionally deleted.

4.	This item has been intentionally deleted.

5.	Subject to added or omitted assessments pursuant to N.J.S.A 54:4-63.1 et seq.

6.	Taxes, charges and assessments for the 3rd quarter of 2014, a lien, not yet due and payable.

7.	Subsurface conditions and/or encroachments not disclosed by an instrument of record. (Fee Policy only)

8.	Slope and Drainage rights as contained in Book 1169, Page 496.

Note: Affects Lot 6, 6QFarm, 8.

9.	Right of Way as contained in Book 1575, Page 198.

Note: Affects Lot 6 and 6QFarm only.

10.	Right of Way as contained in Book 1343, Page 203.

Note: Affects Lots 9, 48, 49, 51.

11.	Protective Covenants as contained in Book 1366, Page 421.

Note: Affects Lot 10.

12.	Easement as contained in Book 1554, Page 133.

Note: Affects Lot 10.

First American Title Insurance Company

Form No. 1402.06	Policy Page 7
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

13.	Covenant as contained in Book 1986, Page 719.

Note: Affects Lot 10.

14.	Protective Covenants as contained in Book 1433, Page 451.

Note: Affects Lots 48, 49.

15.	Right of Way Grant contained in Book 2321, Page 515.

Note: Affects Lot 8.

16.	Right of Way Agreement contained in Book 1767, Page 74.

Note: Affects Lots 8 and 9.

17.	Grant of Easement as contained in Book 2327, Page 288.

Note: Affects Lot 8.

18.	Right of Way Dedication contained in Book 6170, Page 904.

Note: Affects Lots 48 and 49.

19.	Deed of Easement as contained in Book 6172, Page 541.

Note: Affects Lots 10, 48 and 49.

20.	This item has been intentionally deleted.

21.	Easements and Covenants as contained in Book 1693, Page 595.

Note: Affects Lot 51.

22.	Right of Way Agreement contained in Book 1721, Page 42.

Note: Affects Lot 51.

23.	Easements as contained in Book 1712, Page 288; Book 1757, Page 996; Book 1758, Page 1.

Note: Affects Lot 51.

24.	Covenants and Restrictions contained in Book 1235, Page 499.

Note: Affects Lot 51.

25.	Easement as contained in Book 1751, Page 143.

Note: Affects Lot 51.

26.	Slope and Drainage Rights contained in Book 1445, Page 170.

Note: Affects Lot 8.

First American Title Insurance Company

Form No. 1402.06	Policy Page 8
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

27.	Right of Way Agreement contained in Book 1576, Page 593.

Note: Affects Lot 9.

28.	This item has been intentionally deleted.

29.	Right of Way Agreement contained in Book 1770, Page 152.

30.	Agreement as contained in Book 1770, Page 492.

Note: Affects Lots 8 and 9.

31.	Right of Way Agreement contained in Book 1791, Page 484.

32.	Easement contained in Book 1824, Page 413.

33.	Easement contained in Book 2228, Page 235.

34.	Grant of Easement contained in Book 2289, Page 904.

35.	Developer’s Agreement contained in Book 5575, Page 252.

36.	Conservation Easement Agreement contained in Book 6112, Page 203.

37.	Declaration of Flood Hazard Area Verification contained in Book 6124, Page 666.

38.	Flooding and drainage rights in any natural stream or water course affecting any part of insured premises.

39.	Rights in any road, street, highway, or lane bounding or affecting subject premises.

40.	Liability for additional Taxes resulting from conversion of insured premises or portion thereof from agricultural or horticultural use as provided in N.J.S.A, 54: 4-23.8, et seq.

41.	Rights granted to Jersey Central Power & Light Company as set forth in Book 6192 Page 1114.

42.	This item has been intentionally deleted.

43.	This item has been intentionally deleted.

44.	35’ Wide Communications and Electric Easement as set forth in Book 6194 Page 1220.

Amended and Restated by the instrument recorded in Book _______ Page _______.

45.	Variable Width Underground Electric Easement as set forth in Book 6194 Page 1229.

Amended and Restated by the instrument recorded in Book _______ Page _______.

46.	20’ Wide Storm Drainage Easement as set forth in Book 6194 Page 1239.

Amended and Restated by the instrument recorded in Book _______ Page _______.

First American Title Insurance Company

Form No. 1402.06	Policy Page 9
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

47.	Capacity Allocation and Developer’s On-Tract and Off-Tract Agreement for Wastewater by and between East Windsor Municipal Utilities Authority and The McGraw Hill Companies, Inc. as set forth in Book 5841 Page 124.

48.	Memorandum of Solar Lease by and between McGraw Hill (Lessor) and NJR Clean Energy Ventures Corporation (Lessee) recorded in Book 6141 Page 585.

As amended by the instrument recorded in Book ______ Page _______.

As amended and assigned to _______ by the _______, disclosed to the Company.

49.	Sanitary Sewer Easement recorded in Book _______ Page _______.

50.	Variable Width Waterline Maintenance Easement recorded in Book _______ Page _______.

51.	Sanitary Sewer Easement recorded in Book _______ Page _______.

52.	The following matters disclosed by an ALTA/ACSM survey made by Van Note-Harvey Associated, P.C. on November 7, 2011, last revised June 18, 2014, designated Job No. 40512-100-11:

Utility lines without benefit of easement that do not constitute service lines servicing only the Land. (Sheets 1 through 7)

First American Title Insurance Company

Form No. 1402.06	Policy Page 10
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

SCHEDULE C

File No.: NCS-647023-OPKS	Policy No.: 647023 O

Real property in the Township of East Windsor, County of Mercer, State of New Jersey, described as follows:

As to Lots 6 & 6QFarm, Block 63:

BEGINNING at a concrete monument in the Southerly line of Hightstown-Princeton Road, (60 feet wide), bearing South thirty-five degrees one minutes fifty-six seconds West (35 degrees 01 minutes 56 second West) thirty and five hundredths (30.05) feet from a point in the centerline thereof; said last mentioned point bears along said centerline the following two (2) courses from the intersection of said center line with the Southerly projection of the center line of One Mile Road (A) North fifty-seven degrees fifty-nine minutes nineteen seconds West (North 57 degrees 59 minutes 19 seconds West) seventy-six and twenty-one hundredths (76.21) feet to a point; thence (B) North fifty-eight degrees eighteen minutes fifty-nine seconds West (North 58 degrees 18 minutes 59 seconds West) eight hundred eighty-three end seventy-one hundredth (883.71) feet to the center lien point in Hightstown-Princeton Road, said beginning point having coordinates of Y 526, 054.70 and X 2,033,003.90, based on the New Jersey Plan Coordinate System and running thence;

(1) Along the Westerly line of lands now or formerly of the McGraw Hill Publishing Company South thirty-five degrees one minutes fifty-six seconds West (South 35 degrees 01 minutes 56 seconds West) one thousand twelve and forty-eight hundredths (1012.48) feet to a concrete monument having coordinates of Y 525,225.72 and X 2,032,422.75, thence;

(2) Along the Northerly lines of lands now or formerly of Francis G. Clark Et Ux and John W. Sullivan Et Ux North eighty-one degrees twenty minutes forty-seven seconds West (North 81 degrees 20 minutes 4 seconds West) seven hundred thirty-one and forty-two hundredths (731.42) feet to on iron pipe having coordinates of Y 525,335.77 and X 2,031,699.65, thence;

(3) Along the Westerly line of lands of said Sullivan South four degrees thirty-six minutes twenty-seven seconds East (South 4 degrees 36 minutes 27 seconds East) six hundred seventy-three and eleven hundredths (673.11) feet to a point having coordinates of Y 524,664.83 and X 2,031.753.72, thence;

(4) Along the Northerly line of lots fronting on Wilmore Drive North eighty-seven degrees forty minutes sixteen seconds West (North 87 degrees 40 minutes 16 seconds West) one thousand five and ten hundredths (1005.10) feet to a point being the Northwest corner of lands now or formerly of R.W. Coleman Et Ux, having coordinates of Y 524,705.68 and X 2,030,749.45, thence;

(5) Along the Westerly line of lands of said Coleman South eight degrees forty-five minutes and fifty-four seconds West (South 8 degrees 45 minutes 54 seconds West) one hundred fifty-one and twenty-seven hundredths (151.27) feet to a point, having coordinates of Y 524, 556.17 and X 2,030,726.40, thence;

(6) Along the Northerly terminus of Scott Road North eighty-one degrees fourteen minutes six seconds West (North 81 degrees 14 minutes 06 seconds West) fifty and no hundredths (50.00) feet to a point, having coordinates of Y 524,563.79 and X 2,030,676.98, thence;

(7) Along the Westerly line of Scott Road South eight degrees forty-five minutes fifty-four seconds West (South 8 degrees 45 minutes 54 seconds West) four hundred ninety-two and five hundredths (492.05) feet to a point in the Northerly line of a (16.5) feet wide strip of land now or formerly of Lewis Cotterell, having coordinates of Y 524,077.49 and X 2,030,602.00, thence;

First American Title Insurance Company

Form No. 1402.06	Policy Page 11
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

(8) Along the Northerly line of said (16.5) feet wide strip of land North fifty-two degrees fifty-nine minutes twenty-nine seconds West (North 52 degrees 59 minutes 29 seconds West) one thousand one hundred seventy and sixty-six hundredths (1170.66) feet to a point, having coordinates of Y 524,782.15 and X 2,029,667.18, thence;

(9) Along the Easterly line of lands of Joseph E. Mount Jr., Et Ux and Victor J. Kushnerwich, Et Ux North seventeen degrees twenty minutes fifty-eight seconds East (North 17 degrees 20 minutes 58 seconds East) two thousand nine hundred eighty-six and seventy-nine hundredths (2986.79) feet to a point in the Southerly line of the aforesaid Hightstown-Princeton Road, having coordinates of Y 527,633.06 and X 2,030,557.84, thence; Along the Southerly line of the aforesaid Hightstown-Princeton Road, having coordinate of Y 527,633.06 and X 2,030,577.84, thence; Along the Southerly line of Hightstown-Princeton Road and following four(4) courses;

(10) South fifty-five degrees thirty-four minutes two seconds East (South 55 degrees 34 minutes 02 seconds East) two hundred eighty-three and forty-four hundredths (283.44) feet to a point of curve having coordinates of Y 527,472.80 and X 2,030,791.61, thence;

(11) Along said curve bearing to the left having a radius of (34,407.47) feet a distance of one thousand three hundred one and fourteen hundredths (1301.14) feet to a point of tangency, having coordinates Y 526,757.55 and X 2,031,878.43, thence;

(12) South fifty-seven degrees forty-four minutes, two seconds East (South 57 degrees 44 minutes 02 seconds East) six hundred seventy-seven and eighty-four hundredths (677.84) feet to a point, having coordinates of Y 526,395.68 and X 2,032,451.60, thence;

(13) South fifty-eight degrees eighteen minutes fifty-nine seconds East (South 58 degrees 18 minutes 59 seconds East) six hundred forty-nine and nine hundredths (649.09) feet to the point and place of BEGINNING.

Excepting thereout an therefrom lands conveyed by Deed Book 1752, Page 771 and Deed Book 3122, Page 62.

BEING Lot 6, Block 63 on the Tax Map.

As to Lot 8, Block 63:

BEGINNING at a point in the centerline of Princeton Road, leading from Princeton to Hightstown distant therein Northwesterly measure along the same 2076.61 feet from the Northwesterly line of U.S. New Jersey Highway Number 130, formerly New Jersey State Highway Number 25, which beginning point is also in the Northwesterly line of lands belonging to Mettler Instrument Corporation; and from thence running (1) along lands of Mettler Instrument Corporation South 38 degrees 24 minutes West 1012 feet, passing through an iron pipe 30 feet from said center line of Princeton Road to an old pipe; thence along lands now or formerly of Maurice Hageman and William Mount, the following five courses and distance; (2) North 75 degrees West 318.78 feet thence (3) North 15 degrees 07 minutes East, 67.90 feet; thence (4) North 31 degrees 30 minutes East 330 feet; thence (5) North 40 degrees 15 minutes East 46.20 feet; thence (6) North 74 degrees 58 minutes West 870 feet; thence (7) along lands remaining to Mabel Scoot and William J. Scott North 41 degrees 30 minutes East 1043.43 feet, passing through an iron pipe 30.05 feet from the center line of Princeton Road to a point in the said center line; thence along said center line of Princeton Road the following two courses and distance; (8) South 51 degrees 56 minutes East 920.89 feet thence (9) South 51 degrees 36 minutes East 179.11 feet to the point and place of BEGINNING.

Excepting so much of the lands herein described conveyed to the County of Mercer by deed from William J. Scott et als, for the widening of Princeton Road leading from Hightstown to Princeton, by deed dated October 23, 1951 and recorded October 25, 1951 in Deed Book 1169 page 496 and by deed from McGraw Hill, Inc. to Township of East Windsor recorded in Book 1752, Page 771 and to any part of the bed of Hightstown-Princeton Road, conveyed.

Being Lot 8, Block 13 on the Tax Map.

First American Title Insurance Company

Form No. 1402.06	Policy Page 12
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

As to Lot 9, Block 63:

BEGINNING at an old iron pipe bearing South 38 degrees 24 minutes West 1012 feet, along the Northwest line of lands of Mettler Instrument Corporation from a point in the center line of Princeton Road, leading from Princeton to Hightstown, which point bears 2076.61 feet Northwesterly along said center line of Princeton Road from the Northwest line along said center line of Princeton Road, from the Northwest line of U.S. New Jersey Highway Number 130, formerly New Jersey State Highway Number 25; and running thence, from said old iron pipe at the point of beginning, (1) along lands of Mettler Instrument Corporation, South 75 degrees East 45.50 feet; thence (2) along lands reaming to Maurice Hageman and William Mount, South 28 degrees 24 minutes West 575.15 feet to an old iron pipe; thence along lands of Marion Martin the following four courses and distance; (3) North 51 degrees 35 minutes West 218.66 feet to an old iron pipe; (4) North 28 degrees 24 feet East 12 feet to a point in the middle of a ditch; (5) along said middle of ditch, North 11 degrees 55 minutes 30 seconds East 343.80 feet; (6) still along said middle of ditch, South 88 degrees 02 minutes West 168 feet; thence (7) along and beyond the middle of ditch, along said lands of Marion Marin, Maurice Hageman and William Mount and Edward Bronish, North 75 degrees 02 minutes West 553.98 feet to an iron pipe; thence (8) along land of Francis O. Clark, crossing aforesaid ditch, North 28 degrees 24 minutes East, 138.40 feet to an old iron pipe; thence (9) still along lands of Frances O. Clark, North 6 degrees 19 minutes East 503.08 feet; thence along lands now or formerly of Mabel Scott and William J. Scott the following five courses and distance (10) South 74 degrees 58 minutes East 870 feet; (11) South 40 degrees 15 minutes West 46.20 feet; (12) South 31 degrees 30 minutes West 330 feet; (13) South 15 degrees 07 minutes West 57.90 feet; (14) South 75 degrees East 318.78 feet to the point and place of BEGINNING.

BEING Lot 9, Block 63 on the Tax Map.

As to Lots 10.03 and 10.04 formerly known as Lots 10, 48, and 49, Block 63:

DESCRIPTION OF PROPOSED LOT 10.03 IN BLOCK 63, TOWNSHIP OF EAST WINDSOR, MERCER COUNTY, N. J.

All that parcel of land known as a Proposed Lot 10.03 in Block 63 in the Township of East Windsor, as shown on a map entitled “Township of East Windsor, Minor Subdivision and Lot Consolidation Plan, Lots 10, 10.01, 48 and 49, Block 63, East Windsor Township, Mercer County, New Jersey” dated September 27, 2011, prepared by Richard A. Moralle, P.L.S. and P.E., T&M Associates, and being more particularly described as follows:

BEGINNING at a point on the westerly right-of-way (R.O.W.) line of One Mile Road Extension (variable R.O.W. width) where the same is intersected by the southerly line of Lot 9 in Block 63 and thence running:

a. In a general westerly direction, along the southerly line of Lot 9, North 61 degrees 36 minutes 45 seconds West a distance of 188.22 feet to the intersection of the easterly line of existing Lot 10 with northerly line of existing Lot 10.01. Which point is the TRUE POINT OF BEGINNING of that parcel of land known as a portion of Proposed Lot 10.03, Block 63 in the Township of East Windsor and from said point of beginning, running:

1. Along the southerly line of existing Lot 10 in Block 63, North 61 degrees 36 minutes 45 seconds West and a distance of 131.78 feet to a corner common to existing Lot 10.01 and existing Lot 10 in Block 63; thence

2. Along the westerly line of existing Lot 10.01 in Block 63, in part, South 28 degrees 23 minute 15 seconds West and distance of 174.37 feet to a point common to Proposed Lot 10.02 and Proposed Lot 10.03; thence

3. Passing over and through existing Lot 10, along the newly created northerly line of Lot 10.02, North 61 degrees 36 minutes 45 seconds West and a distance of 64.06 feet to a point; thence

4. Passing over and through existing Lot 10, still along the said northerly line of Lot 10.02, North 00 degrees 00 minute 00 seconds West and a distance of 74.70 feet to a point; thence

5. Passing over and through existing Lot 10, still along the said northerly line of Lot 10.02, South 89 degrees 59 minutes 59 seconds West and a distance of 144.00 feet to a point; thence

6. Passing over and through existing Lot 10, still along the said northerly line of Lot 10.02, North 00 degrees 00 minute 00 seconds West and a distance of 82.50 feet to a point; thence

First American Title Insurance Company

Form No. 1402.06	Policy Page 13
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

7. Passing over and through existing Lot 10 and a portion of existing Lot 48, still along the said northerly line of Lot 10.02, South 89 degrees 59 minutes 59 seconds West and a distance of 138.71 feet to a point; thence

8. Passing over and through a part of existing Lot 48 and part of existing Lot 49, still along the said northerly line of Lot 10.02, North 87 degrees 06 minutes 54 seconds West and a distance of 66.15 feet to a point; thence

9. Passing over and through a part of existing Lot 49, still along the said northerly line of Lot 10.02, North 55 degrees 41 minutes 56 seconds West and a distance of 52.65 feet to a point; thence

10. Passing over and through a part of existing Lot 49, still along the said northerly line of Lot 10.02, South 89 degree 59 minutes 59 seconds West and a distance of 87.23 feet to a point on the newly created westerly line of Lot 10.02; thence

11. Passing over and through a part of existing Lot 49, along the newly created westerly line of Lot 10.02, South 00 degrees 00 minutes 00 seconds West and a distance of 142.07 feet to a point; thence

12. Passing over and through a part of existing Lot 10 and existing Lot 48 and part of existing Lot 49, along the newly created southerly line of Lot 10.02 which line is parallel to and 90.00 feet from the southerly line of existing Lot 10, South 61 degrees 36 minutes 45 seconds East and a distance of 508.78 feet to a point on the westerly line of existing Lot 10.01 in Block 63, thence

13. Passing, along the westerly line of existing Lot 10.01, in part, South 28 degrees 23 minutes 15 seconds West and a distance of 90.00 feet to a point on the Northerly line of Lot 44 in Block 63; thence

14. Along the northerly line of existing Lot 44, in part, and the northerly lines of Lots 45, 46, and 47, North 61 degrees 36 minutes 45 seconds West and a distance of 383.66 feet to a point which is the common corner of existing Lot 47 and existing Lot 48 in Block 63; thence

15. Passing over and through existing Lot 48 and existing Lot 49, along the newly created northerly line of Proposed Lot 10.04, North 58 degrees 42 minutes 32 seconds West and a distance of 167.80 feet to a point which is the common corner of Lot 49 and Lot 50 in Block 63; thence

16. Along the northerly line of existing Lot 50, North 61 degrees 36 minutes 45 seconds West and a distance of 100.00 feet to a point which is the common corner of existing Lot 49, existing Lot 50, Existing Lot 51; thence

17. In an northerly direction, along the easterly line of existing Lot 51 in Block 63, North 28 degrees 33 minutes 58 seconds East and a distance of 569.53 fact to a point which is the common corner of existing Lot 9, existing Lot 49 and existing Lot 51 in Block 63; thence

18. In a general easterly direction, along the southerly line of existing Lot 9, South 75 degrees 02 minutes 00 seconds East and a distance of 553.98 feet to a point; thence

19. In an easterly direction, still along the southerly line of existing Lot 9, North 88 degrees 02 minutes 00 seconds East and a distance of 168.00 feet to a point, which point is the common corner of existing Lot 9 and existing Lot 10; thence

20. In a southerly direction along the westerly line of existing Lot 9, South 11 degrees 55 minutes 30 seconds West and a distance of 343.80 feet to a point; thence

21. In a southerly direction, still along the westerly line of existing Lot 9, South 28 degrees 24 minutes 00 seconds West and a distance of 11.80 feet to a point on the northerly line of existing Lot 10.01, the point and place of BEGINNING.

DESCRIPTION OF PROPOSED LOT 10.04 IN BLOCK 63, TOWNSHIP OF EAST WINDSOR, MERCER COUNTY, N.J.

All that parcel of land known as a Proposed Lot 10.04 in Block 63 in the Township of East Windsor, as shown on a map entitled “Township of East Windsor, Minor Subdivision and Lot Consolidation Plan, Lots 10, 10.01, 48 and 49, Block 63, East Windsor Township, Mercer County, New Jersey” dated September 27, 2011, prepared by Richard A. Moralle, P.L.S. and P.E., T&M Associates, and being more particularly described as follows:

BEGINNING at a point on the northerly right-of-way (R.O.W.) line of Dutch Neck Road (variable width R.O.W.) where the same is intersected by the easterly line of existing Lot 47 in Block 63 and thence running:

1. Along the existing R.O.W. line of Dutch Neck Road, parallel with and 20.00 feet from the title centerline of Dutch Neck Road (being the southerly deed line of existing Lot 48 and existing Lot 49), North 61 degrees 36 minutes 45 seconds West and a distance of 167.58 feet to Southeast corner of existing Lot 50; thence

First American Title Insurance Company

Form No. 1402.06	Policy Page 14
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

2. Along the easterly line of existing Lot 50 in Block 63, North 28 degrees 23 minutes 15 seconds East and a distance of 205.00 feet to the Northeast corner of Lot 50; thence

3. Along the southerly line of proposed Lot 10.03 in Block 63, South 58 degrees 42 minutes 32 seconds East and a distance of 167.80 feet to the Northwest corner of existing Lot 47; thence

4. Along the westerly line of existing Lot 47 in Block 63, South 28 degrees 23 minute 15 seconds West and a distance of 196.50 feet to the point and place of BEGINNING.

BEING Lots 10, 48, and 49, Block 63 on the Tax Map.

As to Lot 51, Block 63:

BEGINNING at a point at the corner of land now or formerly of Joseph Bronish, et ux, in the Northeasterly line of Dutch Neck Road, said point being distant 20 feet measured at right angles from the center line of said Ditch Neck Road, and running thence (1) North 68 degrees 02 minutes 46 seconds West 200.72 feet to a point and corner in the said Northeasterly line of Dutch Neck Road, said point and corner being distant 5.10 feet Southwesterly on a course of South 10 degrees 20 minutes 14 seconds West from the Southeast corner of lands now or formerly of George L. Everham, et ux; thence; (2) in a Northeasterly direction to said Southeast corner of lands of George L. Everham, et ux and continuing along the line of said lands of beyond, passing along line of lands of now or formerly of John W. Jazen, et ux, and lands of Leslie N. Glen et ux, North 10 degrees 20 minutes 14 seconds East a total distance of 374 feet to angle point in said line, thence (3) along lands of said Leslie N. Glen, et ux, and lands of John W. Sullivan, et ux, North 00 degrees 07 minutes 46 seconds West a distance of 336.16 feet to a point corner to lands now or formerly John W. Sullivan, et ux, thence (4) in a Westerly direction along said lands of John W. Sullivan; et ux, North 87 degrees 40 minutes 16 seconds West a distance of 208.55 feet to a point and corner common to lands of John W. Sullivan, et ux, lands now or formerly of Julius Geararm and McGraw-Hill Publishing Company, Inc; thence (5) in a Northwesterly direction North 04 degrees 36 minutes 27 seconds West a distance of 673.11 feet to a point and corner to other lands of McGraw-Hill Publish Company, Inc., thence (6) along line of said other lands of McGraw-Hill Publishing Company, Inc, in a Southeasterly direction South 81 degrees 20 minutes 47 seconds East a distance of 731.42 feet to a point corner to other lands of McGraw-Hill Publishing Company, Inc; thence (7) in a Southerly direction along line of lands of McGraw-Hill Publishing Company, Inc. South 00 degrees 00 minutes 23 seconds West a distance of 503.05 feet to angles point in said line; thence (8) in a South Westerly direction continuing along said other lands of McGraw-Hill Publishing Company, Inc. and beyond along lands of now or formerly Joseph Bronish et ux South 21 degrees 57 minutes 14 seconds West a distance of 911.51 feet to the point and place of BEGINNING.

BEING Lot 51, Block 63 on the Tax Map.

As to Lot 6.01, Block 63:

A 17 foot wide parcel of property known as Block 63, Lot 6.01 and running approximately 1170.66 feet along the common property line with Block 63, Lot 68, by Order for Final Judgment Quieting Title to Block 63, Lot 6.01, East Windsor Township, NJ in Docket No: C-80-12 and recorded 09/12/2013 in Book 6178, Page 990, Mercer County, New Jersey.

BEING Lot 6.01, Block 63 on the Township of East Windsor Tax Map.

NOTE: FOR INFORMATION ONLY: Being Lot(s) 6, 6QFarm, 6.01, 8, 9, lOQFarm, 48QFarm, 49QFarm, 51, Block(s) 63; Tax Map of the Township of East Windsor, County of Mercer, State of New Jersey.

NOTE: Lots lOQFarm, 48QFarm and 49QFarm were subdivided into Lots 10.03 and 10.04 but do not appear to have been broken out by the tax assessor.

First American Title Insurance Company

Form No. 1402.06	Policy Page 15
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

COVENANTS, CONDITIONS AND RESTRICTIONS IMPROVED LAND—OWNER’S POLICY

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 647023 O

File No.: NCS-647023-OPKS

1.	The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.	For the purposes of this endorsement only,

a.	“Covenant” means a covenant, condition, limitation or restriction in a document or instrument in effect at Date of Policy.

b.	“Improvement” means a building, structure located on the surface of the Land, road, walkway, driveway, or curb, affixed to the Land at Date of Policy and that by law constitutes real property, but excluding any crops, landscaping, lawn, shrubbery, or trees.

3.	The Company insures against loss or damage sustained by the Insured by reason of:

a.	A violation on the Land at Date of Policy of an enforceable Covenant, unless an exception in Schedule B of the policy identifies the violation;

b.	Enforced removal of an Improvement as a result of a violation, at Date of Policy, of a building setback line shown on a plat of subdivision recorded or filed in the Public Records, unless an exception in Schedule B of the policy identifies the violation; or

c.	A notice of a violation, recorded in the Public Records at Date of Policy, of an enforceable Covenant relating to environmental protection describing any part of the Land and referring to that Covenant, but only to the extent of the violation of the Covenant referred to in that notice, unless an exception in Schedule B of the policy identifies the notice of the violation.

4.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:

a.	any Covenant contained in an instrument creating a lease;

b.	any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land; or

c.	except as provided in Section 3.c, any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances.

As used in this endorsement, the words “covenant, condition, limitation or restriction” do not include any recorded covenants, conditions or restrictions excepted in Schedule B for rules, or regulations or covenants, conditions or restrictions promulgated by the Department of Community Affairs (“DCA”) or Council on Affordable Housing (“COAH”) or any other federal, state or local governmental body or agency or any federal or state laws with regard to affordable housing or matters related thereto.

First American Title Insurance Company

Form No. 1402.06	Policy Page 16
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

Dennis J. Gilmore
President

Jeffrey S. Robinson
Secretary

By:
Authorized Countersignature

Form 50-NJ597 (1-1-13)	Page 16 of 24	NJRB 5-97 (ALTA 9.2-06) Covenants, Conditions and Restrictions—Improved Land—Owner’s Policy (Rev. 11-16-12)

First American Title Insurance Company

Form No. 1402.06	Policy Page 17
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

ALTA ENDORSEMENT FORM 3.1-06

ZONING—COMPLETED STRUCTURE

Issued by

First American Title Insurance Company

Attached to and forming a part of Policy No. 647023 O

File Number: NCS-647023-OPKS

1.	The Company insures against loss or damage sustained by the Insured in the event that, at Date of Policy,

a.	according to applicable zoning ordinances and amendments, the Land is not classified Zone R-O (Research Office) and Q-Farm;

b.	the following use or uses are not allowed under that classification: Computer centers

c.	There shall be no liability under paragraph 1.b. if the use or uses are not allowed as the result of any lack of compliance with any conditions, restrictions, or requirements contained in the zoning ordinances and amendments, including but not limited to the failure to secure necessary consents or authorizations as a perquisite to the use or uses. This paragraph 1.c. does not modify or limit the coverage provided in Covered Risk 5.

2.	The Company further insures against loss or damage sustained by the Insured by reason of a final decree of a court of competent jurisdiction

a.	prohibiting the use of the Land, with any existing structure, as insured in paragraph 1.b.; or

b.	requiring the removal or alteration of the structure on the basis that, at Date of Policy, the zoning ordinances and amendments have been violated with respect to any of the following matters:

i.	Area, width, or depth of the Land as a building site for the structure

ii.	Floor space area of the structure

iii.	Setback of the structure from the property lines of the Land

iv.	Height of the structure, or

v.	Number of parking spaces.

3.	There shall be no liability under this endorsement based on

a.	the invalidity of the zoning ordinances and amendments until after a final decree of a court of competent jurisdiction adjudicating the invalidity, the effect of which is to prohibit the use or uses;

b.	the refusal of any person to purchase, lease or lend money on the Title covered by this policy.

First American Title Insurance Company

Form No. 1402.06	Policy Page 18
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:	First American Title Insurance Company

By:
Authorized Signature

New Jersey Land Title Insurance Rating Bureau ALTA ENDORSEMENT—Form 3.1-06 (Zoning—Completed Structure) (6/17/06)	NJRB 5-88 Effective 2/15/2007 FANJ-588

First American Title Insurance Company

Form No. 1402.06	Policy Page 19
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

ALTA ENDORSEMENT FORM 18.1-06

MULTIPLE TAX PARCEL

Issued by

First American Title Insurance Company

Attached to and forming a part of Policy No. 647023 O

File Number: NCS-647023-OPKS

The Company insures against loss or damage sustained by the Insured by reason of:

1.	those portions of the Land identified below not being assessed for real estate taxes under the listed tax identification numbers or those tax identification numbers including any additional land:

Tax Identification Numbers:

Block 63, Lot 6

Block 63, Lot 6QFARM

Block 63, Lot 6.01

Block 63, Lot 8

Block 63, Lot 9

Block 63, Lot 10QFARM

Block 63, Lot 48QFARM

Block 63, Lot 49QFARM

Block 63, Lot 51

2.	the easements, if any, described in Schedule A being cut off or disturbed by the nonpayment of real estate taxes assessed against the servient estate.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:	First American Title Insurance Company

By:
Authorized Signature

New Jersey Land Title Insurance Rating Bureau ALTA ENDORSEMENT—Form 18.1-06 (Multiple Tax Parcel) (6/17/06)	NJRB 5-118 Effective 2/15/2007 FANJ-5118

First American Title Insurance Company

Form No. 1402.06	Policy Page 20
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

First American Title Insurance Company

WAIVER OF ARBITRATION ENDORSEMENT

(OWNER’S OR LOAN POLICY)

Attached to and made a part of Policy No. 647023 O

File No. NCS-647023-OPKS

The policy is amended by deleting therefrom:

(a)	Condition 13 (if this endorsement is attached to an ALTA Loan Policy or ALTA Expanded Coverage Residential Loan Policy);

(b)	Condition 14 (if this endorsement is attached to an ALTA Owner’s Policy);

(c)	Condition 8 (if this endorsement is attached to an ALTA Residential Owner’s Title Insurance Policy); or

(d)	Condition 11 (if this endorsement is attached to an ALTA Homeowner’s Policy).

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the fact amount thereof.

Dated:	First American Title Insurance Company

By:
Authorized Signature

New Jersey Land Title Insurance Rating Bureau	NJRB 5-128 Effective 4/15/2010 FANJ-5-128

First American Title Insurance Company

Form No. 1402.06	Policy Page 21
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

First American Title Insurance Company

SUBDIVISION ENDORSEMENT

Attached to and made a part of Policy No.

File No. NCS-647023-OPKS

The Company hereby insures the insured against loss or damage sustained by reason of the entry of a final and unappealable judgment or order by a court of competent jurisdiction setting aside or invalidating the estate or interest insured for failure to obtain final subdivision approval.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:	First American Title Insurance Company

By:
Authorized Signature

First American Title Insurance Company

Form No. 1402.06	Policy Page 22
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

ALTA ENDORSEMENT FORM 19

CONTIGUITY—MULTIPLE PARCELS

Issued by

First American Title Insurance Company

Attached to and forming a part of Policy No. 647023 O

File Number: NCS-647023-OPKS

The Company insures against loss or damage sustained by the Insured by reason of:

1.	the failure of Lot 6, Block 63 of the Land to be contiguous to Lot 8, Block 63 and Lot 51, Block 63 of the Land; or

2.	the failure of Lot 8, Block 63 of the Land to be contiguous to Lot 6, Block 63 and Lot 9, Block 63 of the Land; or

3.	the failure of Lot 9, Block 63 of the Land to be contiguous to Lot 8, Block 63, Lot 10.03, Block 63 and Lot 51, Block 63 of the Land; or

4.	the failure of Lot 10.03, Block 63 of the Land to be contiguous to Lot 9, Block 63, Lot 10.04, Block 63 and Lot 51, Block 63 of the Land; or

5.	the failure of Lot 10.04, Block 63 of the Land to be contiguous to Lot 10.03, Block 63 of the Land; or

6.	the failure of Lot 51, Block 63 of the Land to be contiguous to Lot 6, Block 63, Lot 9, Block 63, and Lot 10.03, Block 63 of the Land; or

7.	the presence of any gaps, strips, or gores separating any of the contiguous boundary lines described above.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:	First American Title Insurance Company

By:
Authorized Signature

New Jersey Land Title Insurance Rating Bureau ALTA ENDORSEMENT—Form 19-06 (Contiguity-Multiple Parcels) (6/17/06)	NJRB 5-119 Effective 2/15/2007 FANJ-5119

First American Title Insurance Company

Form No. 1402.06	Policy Page 23
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

SURVEY ENDORSEMENT

(for Commitment or Policy)

Issued by

First American Title Insurance Company

Attached to and forming a part of Policy No. 647023 O

File Number: NCS-647023-OPKS

Exception No. 1 is removed. Unless an exception is taken in Schedule B, the policy insures against loss arising from any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title. The following matters shown on a survey made by Raymond B. Dawber, NJ PLS 36235, of LMS Surveying LTD for First American Title Commercial Due Diligence Services, dated April 1, 2014, last revised _________, designated Job No. McGraw-Hill CDS 14-03-13879,  , are added to Schedule B:

none

This policy does not insure against errors or inaccuracies in the survey with respect to matters which do not affect title.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:	First American Titie Insurance Company

By:
Authorized Signature

New Jersey Land Title Insurance Rating Bureau Survey Endorsement	NJRB 5-01 Effective 2/15/2007 FANJ-501

First American Title Insurance Company

Form No. 1402.06	Policy Page 24
ALTA Owner’s Policy (6-17-06)	Policy Number: 647023 O

Privacy Information

We Are Committed to Safeguarding Customer Information

In order to better serve your needs now and in the future, we may ask you to provide us with certain information. We understand that you may be concerned about what we will do with such information - particularly any personal or financial information. We agree that you have a right to know how we will utilize the personal information you provide to us. Therefore, together with our subsidiaries we have adopted this Privacy Policy to govern the use and handling of your personal information.

Applicability

This Privacy Policy governs our use of the information that you provide to us. It does not govern the manner in which we may use information we have obtained from any other source, such as information obtained from a public record or from another person or entity. First American has also adopted broader guidelines that govern our use of personal information regardless of its source. First American calls these guidelines its Fair Information Values.

Types of Information

Depending upon which of our services you are utilizing, the types of nonpublic personal information that we may collect include:

•	Information we receive from you on applications, forms and in other communications to us, whether in writing, in person, by telephone or any other means;

•	Information about your transactions with us, our affiliated companies, or others; and

•	Information we receive from a consumer reporting agency.

Use of Information

We request information from you for our own legitimate business purposes and not for the benefit of any nonaffiliated party. Therefore, we will not release your information to nonaffiliated parties except: (1) as necessary for us to provide the product or service you have requested of us; or (2) as permitted by law. We may, however, store such information indefinitely, including the period after which any customer relationship has ceased. Such information may be used for any internal purpose, such as quality control efforts or customer analysis. We may also provide all of the types of nonpublic personal information listed above to one or more of our affiliated companies. Such affiliated companies include financial service providers, such as title insurers, property and casualty insurers, and trust and investment advisory companies, or companies involved in real estate services, such as appraisal companies, home warranty companies and escrow companies. Furthermore, we may also provide all the information we collect, as described above, to companies that perform marketing services on our behalf, on behalf of our affiliated companies or to other financial institutions with whom we or our affiliated companies have joint marketing agreements.

Former Customers

Even if you are no longer our customer, our Privacy Policy will continue to apply to you.

Confidentiality and Security

We will use our best efforts to ensure that no unauthorized parties have access to any of your information. We restrict access to nonpublic personal information about you to those individuals and entities who need to know that information to provide products or services to you. We will use our best efforts to train and oversee our employees and agents to ensure that your information will be handled responsibly and in accordance with this Privacy Policy and First American’s Fair Information Values. We currently maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

Information Obtained Through Our Web Site

First American Financial Corporation is sensitive to privacy issues on the Internet. We believe it is important you know how we treat the information about you we receive on the Internet. In general, you can visit First American or its affiliates’ Web sites on the World Wide Web without telling us who you are or revealing any information about yourself. Our Web servers collect the domain names, not the e-mail addresses, of visitors. This information is aggregated to measure the number of visits, average time spent on the site, pages viewed and similar information. First American uses this information to measure the use of our site and to develop ideas to improve the content of our site.

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Fair Information Values

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Public Record We believe that an open public record creates significant value for society, enhances consumer choice and creates consumer opportunity. We actively support an open public record and emphasize its importance and contribution to our economy.

Use We believe we should behave responsibly when we use information about a consumer in our business. We will obey the laws governing the collection, use and dissemination of data.

Accuracy We will take reasonable steps to help assure the accuracy of the data we collect, use and disseminate. Where possible, we will take reasonable steps to correct inaccurate information. When, as with the public record, we cannot correct inaccurate information, we will take all reasonable steps to assist consumers in identifying the source of the erroneous data so that the consumer can secure the required corrections.

Education We endeavor to educate the users of our products and services, our employees and others in our industry about the importance of consumer privacy. We will instruct our employees on our fair information values and on the responsible collection and use of data. We will encourage others in our industry to collect and use information in a responsible manner.

Security We will maintain appropriate facilities and systems to protect against unauthorized access to and corruption of the data we maintain.

Form 50-PRIVACY (9/1/10)	Page 1 of 1	Privacy Information (2001-2010 First American Financial Corporation)

First American Title Insurance Company

EXHIBIT O

ASSIGNMENT AND ASSUMPTION OF INTERCONNECTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made this          day of June, 2014, by and between MCGRAW-HILL FINANCIAL, INC., a New York corporation (“Assignor”) and QTS INVESTMENT PROPERTIES EAST WINDSOR, LLC, a Delaware limited liability company (the “Assignee”).

WHEREAS, Jersey Central Power & Light Company (the “Company”) and Assignor entered into that certain Interconnection Agreement, dated October 31, 2013 (the “Interconnection Agreement”), with respect to that certain generating facility of the Assignor, a copy of which is attached hereto as Exhibit “A”; and

WHEREAS, in accordance with the terms and provisions of Section 13 of the Interconnection Agreement, the Assignor may assign it’s rights and obligations under the Interconnection Agreement to a non-affiliated entity; and

WHEREAS, pursuant to that certain Contract of Sale, dated as of the date hereof, by and between the Assignor and the Assignee (the “PSA”), the Assignor has agreed to sell to the Assignee, certain property of the Assignor, including the rights under the generating facility requiring the assignment of the Interconnection Agreement; and

WHEREAS, the Assignor desires to assign its rights and obligations under the Interconnection Agreement to the Assignee upon the Closing Date under the PSA; and

WHEREAS, the Assignee desires to assume the rights and obligations of the Assignor under the Interconnection Agreement upon the Closing Date under the PSA;

NOW, THEREFORE, in accordance with the terms of the Interconnection Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, Assignor and the Assignee hereby agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Interconnection Agreement.

2. Assignment and Assumption of Interconnection Agreement. Effective as of the Closing Date under the PSA, the Assignor hereby assigns, and the Assignee hereby assumes and agrees to fully assume and undertake all of the rights and obligations of the Assignor under the Interconnection Agreement.

3. Further Assurances. Each of the parties hereto covenants and agrees upon the request of the other, to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to give full effect to this Agreement.

4. Interconnection Agreement Controls. It is expressly understood that this Agreement is intended solely to effectuate the assignment and assumption hereunder, and not in any manner to amend, modify, enlarge or limit any warranties or agreements contained in, the Interconnection Agreement.

5. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

6. Section Headings. The section headings of this Agreement are inserted as a matter of convenience and for reference purposes only and shall not affect the interpretation of any provision of this Agreement.

7. Governing Law. This Agreement shall be governed by and interpreted in all respects in accordance with the laws of the State of New Jersey.

8. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the parties hereto had signed the same document. All counterparts will be construed together and shall constitute one document. Signatures transmitted by facsimile or by electronic delivery, including, but not limited to, .pdf format, shall have the same effect as original signatures.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Assignment and Assumption Agreement on the day and year first above written.

Assignor:	MCGRAW-HILL FINANCIAL, INC., a New York Corporation

By:
Name:
Title:

Assignee:	QTS INVESTMENT PROPERTIES EAST WINDSOR, LLC, a Delaware limited liability company

By:
Name:
Title:

CONSENT

JERSEY CENTRAL POWER & LIGHT COMPANY, (a FirstEnergy Company), a New Jersey corporation (the “Company”), pursuant to Section 13 of the Interconnection Agreement, dated October 31, 2013, by and between the Company and McGraw-Hill International, Inc., hereby consents to Assignment and Assumption Agreement, by and between the Assignor and Assignee, as of this          day of June, 2014, and releases Assignor of all future obligations under the Interconnection Agreement.

The Company further recognizes, pursuant to Section 11 of the Interconnection Agreement all notices for the Customer shall be given as follows:

QTS Investment Properties East Windsor, LLC

c/o QTS Realty Trust, Inc.

12851 Foster Street

Overland Park, KS 66213

JERSEY CENTRAL POWER & LIGHT COMPANY, (a FirstEnergy Company)

By:
Name:
Title:

EXHIBIT P

ASSIGNMENT OF FOREST PLAN

ASSIGNMENT AND ASSUMPTION OF FOREST PLAN

FOR VALUE RECEIVED, this Assignment and Assumption of Forest Plan (this “Assignment”) is made as of June 30, 2014, by and between QTS Investment Properties East Windsor, LLC, a Delaware limited liability company (“Assignee”), and McGraw Hill Financial, Inc., a New York corporation (“Assignor”).

WHEREAS, Assignor and Consulting Forestry Services LLC (“CFS”) entered into that certain Forest Stewardship Plan dated December 19, 2010 (“Forest Plan”);

WHEREAS, on June 30, 2014, Assignor and Assignee entered into that certain Contract of Sale of even date herewith (the “Purchase Agreement”), pursuant to which Assignor sold the Property Assets (as defined in the Purchase Agreement), including all of Assignor’s right, title and interest in the Forest Plan;

WHEREAS, in accordance with the terms of the Purchase Agreement, Assignor desires to assign, and Assignee desires to accept, all of Assignor’s right, title and interest in and to the Forest Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Assignment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignor does hereby sell, convey, transfer and assign to Assignee all of Assignor’s right, title and interest in, to and under the Forest Plan.

2. Assignee hereby assumes all of Assignor’s obligations under the Forest Plan.

3. This Assignment shall bind and inure to the benefit of the parties hereto and their successors and assigns.

4. This Assignment constitutes the full and complete agreement of the parties with respect to the subject matter hereof, and may be modified or amended only by a subsequent written document executed by each of them.

5. This Assignment shall be governed by and construed in accordance with the laws of the State of New Jersey.

6. This Assignment may be executed in counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment as of the day and year first above written.

ASSIGNOR: MCGRAW HILL FINANCIAL, INC.

By:
Name:
Title:

ASSIGNEE: QTS INVESTMENT PROPERTIES EAST WINDSOR, LLC

By:
Name:
Title:

2

SCHEDULE 1

PERMITTED EXCEPTIONS

1.	All unpaid installments of taxes and/or assessments not due and payable as of the date hereof

2.	Flooding and drainage rights in any natural stream or water course affecting any part of insured premises.

3.	Rights in any public or private road, street, highway, or lane bounding or affecting the Real Property.

4.	Right public and private in and to that certain premises included within the lines of Princeton-Hightstown Road, a/k/a Route 571, One Mile Road, and Dutch Neck Road.

5.	All covenants, restrictions, easements, reservations and other agreements of record, including but not limited to:

a.	Slope and Drainage rights as contained in Book 1169, Page 496.

b.	Right of Way as contained in Book 1575, Page 198.

c.	Right of Way as contained in Book 1343, Page 203.

d.	Protective Covenants as contained in Book 1366, Page 421.

e.	Easement as contained in Book 1554, Page 133.

f.	Covenant as contained in Book 1986, Page 719.

g.	Protective Covenants as contained in Book 1433, Page 451.

h.	Right of Way Grant contained in Book 2321, Page 515.

i.	Right of Way Agreement contained in Book 1767, Page 74.

j.	Grant of Easement as contained in Book 2327, Page 288.

k.	Right of Way Dedication contained in Book 6170, Page 904.

l.	Deed of Easement as contained in Book 6172, Page 541.

m.	Easements and Covenants as contained in Book 1693, Page 595.

n.	Right of Way Agreement contained in Book 1721, Page 42.

o.	Easements as contained in Book 1712, Page 288; Book 1757, Page 996; and Book 1758, Page 1.

p.	Covenants and Restrictions contained in Book 1235, Page 499.

q.	Easement as contained in Book 1751, Page 143.

r.	Slope and Drainage Rights contained in Book 1445, Page 170.

s.	Right of Way Agreement contained in Book 1576, Page 593.

t.	Right of Way Agreement contained in Book 1770, Page 152.

u.	Agreement as contained in Book 1770, Page 492.

v.	Right of Way Agreement contained in Book 1791, Page 484.

w.	Easements contained in Book 1824, Page 403.

x.	Easement contained in Book 2228, Page 235.

y.	Grant of Easement contained in Book 2289, Page 904.

z.	Developer’s Agreement contained in Book 5575, Page 252.

aa.	Conservation Easement Agreement contained in Book 6112, Page 203.

bb.	Declaration of Flood Hazard Area Verification contained in Book 6124, Page 666.

cc.	Easement contained in Book 1712, Page 288.

dd.	Declaration of Flood Hazard Area Verification in Book 6142, Page 845.

ee.	Terms and conditions in Book 6170, Page 912.

ff.	Rights granted to Jersey Central Power & Light Company as set forth in Book 6192, Page 1114.

gg.	Capacity Allocation and Developer’s On-Tract and Off-Tract Agreement for Wastewater dated April 17, 2008 by and between EWMUA and the McGraw Hill Companies, Inc. as set forth in Book 5841, Page 124.

6.	Sanitary Sewer Easement dated June 19, 2014 by and between McGraw Hill Financial, Inc. and the East Windsor Municipal Utilities Authority.

7.	Sanitary Sewer Easement dated June 19, 2014 by and between McGraw Hill Financial, Inc. and the East Windsor Municipal Utilities Authority.

8.	Variable Width Waterline Maintenance Easement dated June 19, 2014 by and between McGraw Hill Financial, Inc. and the East Windsor Municipal Utilities Authority.

9.	Proposed Drainage Easement to be entered into with the East Windsor Municipal Utilities Authority.

10.	Resolution of the East Windsor Municipal Utilities Authority, dated March 20, 2014.

11.	Resolution 2014-15 of the East Windsor Municipal Utilities Authority, dated June 19, 2014.

12.	Resolution 2014-16 of the East Windsor Municipal Utilities Authority, dated June 19, 2014.

13.	Amended and Restated 35’ Wide Communications and Electric Easement dated as of June 30, 2014 between McGraw Hill Financial, Inc., as grantor, and McGraw Hill Financial, Inc., as grantee, amending that certain 35’ Wide Communications and Electric Easement recorded in Book 6194, Page 1220.

14.	Amended and Restated Variable Width Underground Electric Easement dated as of June 30, 2014 between McGraw Hill Financial, Inc., as grantor, and McGraw Hill Financial, Inc., as grantee, amending that certain Variable Width Underground Electric Easement recorded in Book 6194, Page 1229.

15.	Amended and Restated 20’ Wide Storm Drainage Easement dated as of June 30, 2014 between McGraw Hill Financial, Inc., as grantor, and McGraw Hill Financial, Inc., as grantee, amending that certain 20’ Wide Storm Drainage Easement recorded in Book 6194, Page 1239.

16.	Proposed 20’ Wide Utility Easement to be entered into with the County of Mercer.]

17.	Proposed 30’ Wide Underground Electric Easement to be entered into with the County of Mercer.

18.	Proposed 30’ Wide Communications and Electric Easement to be entered into with the County of Mercer.

19.	Proposed 20’ Wide Storm Drainage Easement to be entered into with the County of Mercer.

20.	Proposed 25’ Wide Waterline Easement to be entered into with the County of Mercer.

21.	Proposed 20’ Wide Communications Easement to be entered into with the County of Mercer.

22.	Solar Land Lease dated June 9, 2011, notice of which was recorded in that certain Memorandum of Solar Lease in Book 6141, Page 585; as amended by First Amendment to Solar Land Lease dated August 16, 2012; as further amended by Second Amendment to Solar Land Lease and Grant of Easement dated June 24, 2014, including any easements created thereby.

23.	Solar Energy Power Purchase Agreement dated as of June 9, 2011 between McGraw Hill Financial, Inc. and NJR Clean Energy Ventures Corporation.

24.	McGraw-Hill Solar Project Development Agreement dated as of June 9, 2011 between McGraw Hill Financial, Inc. and NJR Clean Energy Ventures Corporation.

25.	The following matters disclosed by an ALTA/ACSM survey made by Van Note-Harvey Associated, P.C. on November 7, 2011, last revised June 18, 2014, designated Job No. 40512-100-11:

Utility lines without benefit of easement that do not constitute service lines servicing only the Land. (Sheets 1 through 7)

SCHEDULE 2

[INTENTIONALLY DELETED]

SCHEDULE 3

CONTRACT AND UTILITY DEPOSITS

None

SCHEDULE 4

LITIGATION

Linda Pickens v McGraw Hill Companies, Inc., et al.

SCHEDULE 5

AGREEMENTS

JCP&L Interconnection Agreement

SCHEDULE 6

INTENTIONALLY DELETED

SCHEDULE 7

VIOLATIONS –June 25, 2009 to Closing Date

None

SCHEDULE 8

CERTAIN EXCLUDED FF&E1

•	existing telecommunication facilities and terminations (voice, data, video) services such as MDR in CER1&2

•	All existing cabling utilizing ladder racks, raceways, cable trays, conduits and/or pathways

•	All existing telecommunication facilities and terminations (voice, data, video) services such as MDR in CER1&2

•	Phones (handsets)

•	All CER1, CER2 and CER3 Cabinets including power strips

•	All static cabling infrastructure including fibers from Street through POEs’

•	All Patch Cabling Copper and Fiber in CER & MDR, storage areas, IDF and labs

•	Server Lifts

•	Orion Dollies

•	Baker racks

•	Plan tables

•	Plotter, printers, PC inventory in Orion office area

•	Stock – cable, shelving, ATS

•	Orion Pallet Jacks

•	All Cabling Test Equipment

•	All Walkie-Talkies and frequently inclusive of Antenna on South Building

•	All server power cables

•	PBX System

Data Center Hardware shall mean: Data Center related infrastructure, components and tools used in the operation of the data center facility, including:

•	PDU’s

•	CRAC Units

•	Branch Circuitry

•	Power related management systems

•	Generators

•	UPS

•	Water Chillers

•	Outside Storage

•	Security systems, card readers, related PC’s

•	Camera, video, recordings, intercom

[1]	Notwithstanding the foregoing, the parties agree that: (a) Purchaser will require access to the I-Star panels that are located in CER2 and the IDF room Door 39; (b) Purchaser requires access to the ladder racks and cable trays that are located in the common areas (hallways, etc.) and Purchaser will use them to run its internal system fiber, etc.; and (c) Purchaser will retain ownership of all conduits from street to POE’s and through building.

SCHEDULE 9

INTENTIONALLY DELETED

SCHEDULE 10

MERCER COUNTY EASEMENTS

1.	20’ Wide Utility Easement (formerly titled “Utility Crossing Easement”);

2.	30’ Wide Underground Electric Easement (formerly titled “Electric Duct Bank Easement”);

3.	30’ Wide Communications and Electric Easement (formerly titled “Electric, Telephone and Fiber Optic Duct Bank Easement”);

4.	20’ Wide Storm Drainage Easement (formerly titled “Drainage Easement”);

5.	25’ Wide Waterline Easement (formerly titled “Water Main Easement”); and

6.	20’ Wide Communications Easement

SCHEDULE 11

PURCHASE PRICE ALLOCATION

Land and Improvements:	$47,451,000
FF&E:	$49,000
Intangible Property:	$22,500,000

SCHEDULE 12

HAZARDOUS WASTE AT THE REAL PROPERTY ON THE CLOSING DATE

None

SCHEDULE 13

LOCATION OF DEDICATED CONDUIT

[see attached]

SCHEDULE 13

LOCATION OF DEDICATED CONDUIT

McGRAW HILL FINANCIAL, INC. "NORTH CAMPUS"
PRINCETON - HIGHTSTOWN ROAD (60' ROW) MERCER COUNTY ROUTE 571
McGRAW HILL FINANCIAL, INC. "SOUTH CAMPUS"
P.O.B. COMMUNICATIONS EASEMENT
PROPOSED 20' WIDE COMMUNICATIONS EASEMENT TO McGRAW HILL FINANCIAL, INC. CONTAINING 12,108 SF OR 0.280 AC.
PROPOSED VARIABLE WIDTH ELECTRIC EASEMENT TO McGRAW HILL FINANCIAL, INC.
LOT 6, BLOCK 63
LOT 8, BLOCK 63
EXISTING LOT LINE (TYP) PER REF PLAN #2
ONE MILE ROAD EXTENSION
(VARIABLE WIDTH R.O.W.)

NOTES:

1.) SURVEY INFORMATION SHOWN HEREON IS BASED ON THE NEW JERSEY STATE PLANE COORDINATE SYSTEM NAD 1983 HORIZONTAL DATUM (GEOID 09).

2.) IF THIS DOCUMENT DOES NOT CONTAIN A RAISED IMPRESSION SEAL OF THE PROFESSIONAL, IT IS NOT AN AUTHORIZED ORIGINAL DOCUMENT AND MAY HAVE BEEN ALTERED.

3.) THE INFORMATION SHOWN HEREON REPRESENTS CONDITIONS FOUND AT, AND AS OF THE DATE OF THE FIELD SURVEY AS PER REF. PLAN #1, EXCEPT SUCH IMPROVEMENTS OR EASEMENTS IF ANY, BELOW THE SURFACE AND NOT VISIBLE.

4.) EXISTING UTILITY INFORMATION SHOWN HEREON HAS BEEN COMPILED FROM VARIOUS SOURCES AND IS NOT GUARANTEED AS TO ACCURACY OR COMPLETENESS. IT IS THE CONTRACTOR'S RESPONSIBILITY TO VERIFY ALL UTILITY INFORMATION PRIOR TO ANY EXCAVATION.

5.) PLANIMETRIC INFORMATION SHOWN HEREON WAS PREPARED BY ROBINSON AERIAL SURVEYS, INC. 1 EDGEVIEW DRIVE HACKETTSTOWN, NJ 07840, FLIGHT DATE MARCH 26, 2011, JOB #11016 AND FIELD AUGMENTED BY VNHA IN JUNE AND JULY OF 2011, PER REF. PLAN #1.

GRAPHIC SCALE

(IN FEET)
1 inch = 100 ft.

REFERENCE PLAN:

1.) "PLAN SHOWING EXISTING CONDITIONS OF BLOCK 63, LOTS 6, 6.01, 8, 9, 10, 48, 49 & 51 SOUTH CAMPUS, PREPARED FOR McGRAW HILL, INC., SITUATED IN EAST WINDSOR TWP., MERCER CO., NJ, DATED NOV 7, 2011, LAST REVISED 8/18/13" PREPARED BY VAN NOTE-HARVEY ASSOCIATES, PC

2.) "PLAN OF SURVEY FOR McGRAW HILL, INC. LOTS 6, 6.01, 8, 9, 10, 48, 49 & 51 BLOCK 63", SITUATE IN TOWNSHIP OF EAST WINDSOR MERCER COUNTY NEW JERSEY, DATED APRIL 4, 2007, PREPARED BY MASER CONSULTING, P.A., SCALE: 1"= 100', JOB No. 06000271A, INDEX No.RBS10024.70, SHEETS 1 THRU 5.

3.) "TOWNSHIP OF EAST WINDSOR, MINOR SUBDIVISION AND LOT CONSOLIDATION PLAN, LOTS 10, 10.01, 48 AND 49, BLOCK 63, EAST WINDSOR TOWNSHIP, MERCER CO. NJ DATED SEPT 27, 2001" PREPARED BY T&M ASSOCIATES.

OWNER INFORMATION

McGRAW HILL FINANCIAL, INC

LOT 8, BLOCK 63: DEED BOOK 6183 PAGE 1482

EAST WINDSOR TOWNSHIP
TAX MAP REFERENCE
SHEET No. 9
BLOCK No. 63
P. O. LOTS No. 8

REV	DESCRIPTION	DATE	DFT.BY	CHK.BY

5/5/2014
DATE OF SIGN.

KENNETH R. RAIKE
NEW JERSEY PROFESSIONAL LAND SURVEYOR NO. 34573

van note-harvey associates, p.c
consulting engineers, planners & land surveyors

vnh

PLAN SHOWING
PROPOSED 20 FOOT WIDE
COMMUNICATIONS EASEMENT
OVER A PORTION OF
LOT 8 BLOCK 63
PREPARED FOR
McGRAW HILL FINANCIAL, INC
SITUATED IN
EAST WINDSOR TWP. — MERCER CO., N.J.
SCALE 1"= 100' — MAY 5, 2014

DRAWN BY CLP / DATE	FIELD BK	ORDER No.	FILE No.	DWG. No.
CHECKED BY KTS / DATE	PAGE	41644-300-11	EAST WINDSOR	20

CAD DRAWING NO. H:\P\40510-2013\DWG\41644 EMAIL ESMTS\41644-SEWER ESMT NORTH-SOUTH.DWG

McGRAW HILL FINANCIAL, INC. "NORTH CAMPUS"
PRINCETON - HIGHTSTOWN ROAD (80' ROW) MERCER COUNTY ROUTE 571
McGRAW HILL FINANCIAL, INC. "SOUTH CAMPUS"
ONE MILE ROAD EXTENSION
(VARIABLE WIDTH R.O.W.)
LOT 8, BLOCK 63
LOT 9, BLOCK 63
EXISTING LOT LINE (TYP) PER REF PLAN #2
PROPOSED 20' WIDE COMMUNICATIONS EASEMENT TO McGRAW HILL FINANCIAL, INC.
P.O.B. COMMUNICATIONS EASEMENT

REFERENCE PLAN:

1.) "PLAN SHOWING EXISTING CONDITIONS OF BLOCK 63, LOTS 6, 6.01, 8, 9, 10, 48, 49 & 51 SOUTH CAMPUS, PREPARED FOR McGRAW HILL, INC., SITUATED IN EAST WINDSOR TWP., MERCER CO., N.J. DATED NOV 7, 2011, LAST REVISED 8/18/13" PREPARED BY VAN NOTE-HARVEY ASSOCIATES, PC

2.) "PLAN OF SURVEY FOR McGRAW HILL INC. LOTS 6, 6.01, 8, 9, 10, 48, 49 & 51 BLOCK 63", SITUATE IN TOWNSHIP OF EAST WINDSOR MERCER COUNTY NEW JERSEY, DATED APRIL 4, 2007, PREPARED BY MASER CONSULTING, P.A., SCALE: 1"= 100', JOB No. 06000271A, INDEX No.RBS10024770, SHEETS 1 THRU 5.

3.) "TOWNSHIP OF EAST WINDSOR, MINOR SUBDIVISION AND LOT CONSOLIDATION PLAN, LOTS 10, 10.01, 48 AND 49, BLOCK 63, EAST WINDSOR TOWNSHIP, MERCER CO, NJ. DATED SEPT 27, 2001" PREPARED BY T&M ASSOCIATES.

OWNER INFORMATION

McGRAW HILL FINANCIAL, INC.

LOT 8, BLOCK 63: DEED BOOK 6185 PAGE 1482

LOT 9, BLOCK 63: DEED BOOK 6185 PAGE 1488

EAST WINDSOR TOWNSHIP
TAX MAP REFERENCE
SHEET No. 9
BLOCK No. 63
P. O. LOTS No. 8 & 9

NOTES:

1.) SURVEY INFORMATION SHOWN HEREON IS BASED ON THE NEW JERSEY STATE PLANE COORDINATE SYSTEM NAD 1983 HORIZONTAL DATUM (GEOID 09).

2.) IF THIS DOCUMENT DOES NOT CONTAIN A RAISED IMPRESSION SEAL OF THE PROFESSIONAL, IT IS NOT AN AUTHORIZED ORIGINAL DOCUMENT AND MAY HAVE BEEN ALTERED.

3.) THE INFORMATION SHOWN HEREON REPRESENTS CONDITIONS FOUND AT, AND AS OF THE DATE OF THE FIELD SURVEY AS PER REF. PLAN #1, EXCEPT SUCH IMPROVEMENTS OR EASEMENTS IF ANY, BELOW THE SURFACE AND NOT VISIBLE.

4.) EXISTING UTILITY INFORMATION SHOWN HEREON HAS BEEN COMPILED FROM VARIOUS SOURCES AND IS NOT GUARANTEED AS TO ACCURACY OR COMPLETENESS. IT IS THE CONTRACTOR'S RESPONSIBILITY TO VERIFY ALL UTILITY INFORMATION PRIOR TO ANY EXCAVATION.

5.) PLANIMETRIC INFORMATION SHOWN HEREON WAS PREPARED BY ROBINSON AERIAL SURVEYS, INC. 1 EDGEVIEW DRIVE HACKETTSTOWN, NJ 07840, FLIGHT DATE MARCH 28, 2011, JOB #11016 AND FIELD AUGMENTED BY VNHA IN JUNE AND JULY OF 2011, PER REF. PLAN #1.

GRAPHIC SCALE
(IN FEET)
1 inch = 120 ft.

REV.	DESCRIPTION	DATE	APP. BY	CHKD. BY

5/5/2014

KENNETH R. RAIKE
NEW JERSEY PROFESSIONAL LAND SURVEYOR NO. 36573

van note-harvey associates, p.c.
consulting engineers, planners & land surveyors

PLAN SHOWING
PROPOSED 20 FOOT WIDE COMMUNICATIONS EASEMENT
OVER A PORTION OF
LOTS 8 & 9 BLOCK 63
PREPARED FOR
McGRAW HILL FINANCIAL, INC
SITUATED IN
EAST WINDSOR TWP. MERCER CO., N.J.
SCALE 1"= 120' MAY 5, 2014

DRAWN BY	FIELD BK	ORDER No.	FILE No.	Cont. No.
CHECKED BY KTS	PAGE		EAST WINDSOR	19